Product Supplement No. 1B To the Prospectus dated December 20, 2023 and the Prospectus Supplement dated December 20, 2023	Registration Statement No. 333-275898 Rule 424(b)(2)

Royal Bank of Canada

Senior Global Medium-Term Notes, Series J

Fixed Rate Notes and Notes Linked to One or More Floating Interest Rates, Reference Stocks, Exchange-Traded Funds, Indices, Commodities or Commodity Futures Contracts

•	Royal Bank of Canada may, from time to time, offer and sell fixed rate notes and notes linked to one or more floating interest rates, common equity securities or American depositary shares (“ADSs”) of an unaffiliated company, exchange-traded funds, indices, commodities, commodity futures contracts (each, an “Underlier”) or any combination thereof.

•	The notes are senior unsecured debt obligations of Royal Bank of Canada. All payments on the notes are subject to our credit risk.

•	This product supplement describes terms that will apply generally to the notes and supplements the terms described in the accompanying prospectus supplement and prospectus. A separate term sheet or pricing supplement will describe terms that apply to specific issuances of the notes, including any changes to the terms specified in this product supplement or in the accompanying prospectus supplement or prospectus. We refer to those term sheets and pricing supplements generally as pricing supplements. The relevant pricing supplement or a separate underlying supplement will describe any Underlier to which the notes are linked. If the terms described in the relevant pricing supplement are inconsistent with those described in this product supplement or the accompanying prospectus supplement or prospectus, the terms described in the relevant pricing supplement will govern your notes.

•	Unless otherwise specified in the relevant pricing supplement, the notes will not be listed on any securities exchange.

Your investment in the notes involves risks. The notes may differ from ordinary debt securities in that the full repayment of principal and payment of interest may not be guaranteed. Any payment on the notes, including any repayment of principal, is subject to our creditworthiness. See “Risk Factors” beginning on page PS-4 to read about investment risks relating to the notes, as well as the risks described under “Risk Factors” in the prospectus and the prospectus supplement and any risk factors described in the relevant pricing supplement.

We may use this product supplement in the initial sale of the notes. In addition, RBC Capital Markets, LLC or one of our other affiliates may use this product supplement in a market-making transaction in the notes after their initial sale. Unless we or our agent informs the purchaser otherwise in the confirmation of sale, this product supplement is being used in a market-making transaction.

None of the Securities and Exchange Commission (the “SEC”), any state securities commission or any other regulatory body has approved or disapproved of the notes or passed upon the accuracy of this product supplement. Any representation to the contrary is a criminal offense.

The notes will not constitute deposits insured by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

RBC Capital Markets, LLC

Product Supplement dated July 22, 2025

We have not authorized anyone to provide any information other than that contained or incorporated by reference in the relevant pricing supplement, this product supplement, any underlying supplement, the prospectus supplement or the prospectus with respect to the notes offered by the relevant pricing supplement and with respect to us. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information in each of the relevant pricing supplement, this product supplement, any underlying supplement, the prospectus supplement and the prospectus may be accurate only as of the date of that document.

As used in this product supplement, “we,” “us” and “our” refer only to Royal Bank of Canada. References to “$” are to U.S. dollars.

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Summary

The information in this “Summary” section is qualified by the more detailed information set forth in this product supplement and the relevant pricing supplement. The relevant pricing supplement may use another term to describe the same feature, some of which are identified below.

Key Definitions

Underlier:

We refer to any fixed or floating interest rate (each, a “Reference Rate”), common equity security or ADS (each, a “Reference Stock”) of an unaffiliated company, exchange-traded fund (each, a “Fund”), index (each, an “Index”), commodity (each, a “Commodity”) or commodity futures contract (each, a “Commodity Futures Contract”) referenced in the determination of any payment on the notes as an “Underlier.” The relevant pricing supplement may also refer to an Underlier as a “Reference Asset,” a “Market Measure” or an “Underlying” or, when included in a basket, as a “Basket Component.”

An Index includes, but is not limited to, any index that is designed to track equity securities (each, an “Equity Index”), any index that is designed to track futures contracts deriving their value from an equity index (each, an “Equity Futures Index”), any index that is designed to track commodity futures contracts (each, a “Commodity Index”) and any index that is designed to track, directly or indirectly, a combination of equity securities and/or futures contracts on (1) equity indices, (2) fixed income debt securities or (3) commodities (each, a “Hybrid Index”).

The term “issuer” with respect to ADSs refers to the issuer of the common equity securities underlying the ADSs (the “ADS underlying stock”).  The term “Underlying Index” refers to the index tracked by a Fund or the equity index referenced by a futures contract referenced by an Equity Futures Index or referenced directly or indirectly by a Hybrid Index.  The term “Index Sponsor” refers to the sponsor of an Index or an Underlying Index.

Initial Underlier Value:	The relevant pricing supplement will specify the manner in which the initial value of any Underlier (the “Initial Underlier Value”) will be determined. For example, the relevant pricing supplement may specify that the Initial Underlier Value of an Underlier will be determined by reference to the closing value of that Underlier on one or more dates near the beginning of the term of the notes or that the Initial Underlier Value of an Underlier will be equal to a specified value. The Initial Underlier Value of an Underlier may be subject to adjustment under certain circumstances. See “General Terms of the Notes” below.

Final Underlier Value:	The relevant pricing supplement will specify the manner in which the final value of any Underlier (the “Final Underlier Value”) will be determined. For example, the relevant pricing supplement may specify that the Final Underlier Value of an Underlier will be determined by reference to the closing value of that Underlier on one or more dates during the term of the notes. The Final Underlier Value of an Underlier may be subject to adjustment under certain circumstances. See “General Terms of the Notes” below.

Determination Dates:	The relevant pricing supplement will specify each date on which the value of any Underlier is to be referenced in the determination of any payment on the notes (each, a “Determination Date”). Unless otherwise specified in the relevant pricing supplement, each Determination Date is subject to postponement as described under “General Terms of the Notes—Postponement of a Determination Date” below.

Payment Dates:	The relevant pricing supplement will specify the maturity date and any other date on which amounts will or may be payable on the notes (each, a “Payment Date”). Unless otherwise specified in the relevant pricing supplement, each Payment Date is subject to postponement as described under “General Terms of the Notes—Postponement of a Payment Date” below.

Business Day:	A “business day” is, unless otherwise specified in the relevant pricing supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in U.S. dollars are not conducted.

Calculation Agent:	Unless otherwise specified in the relevant pricing supplement, the agent appointed by us to make certain calculations with respect to the notes (the “calculation agent”) is RBC Capital Markets, LLC (“RBCCM”). See “General Terms of the Notes—Calculation Agent” below. RBCCM is an affiliate of ours and may have interests adverse to yours. See “Risk Factors—Risks Relating to Conflicts of Interest—RBCCM’s role as calculation agent may create conflicts of interest” below.

Clearance and Settlement:	The Depository Trust Company (“DTC”) global, including through its indirect participants Euroclear and Clearstream, Luxembourg, as described under “Ownership and Book-Entry Issuance” in the accompanying prospectus.

Risk Factor Summary

Risks Relating to the Notes Generally

•	The notes may differ from conventional debt securities and may not pay interest and you may lose some or all of your principal amount.

•	Payments on the notes are subject to our credit risk, and market perceptions about our creditworthiness may adversely affect the market value of the notes.

•	The appreciation potential of the notes may be limited.

•	The notes may be redeemed early and are subject to reinvestment risk.

•	If we have the right to redeem the notes prior to their scheduled maturity, market factors are expected to influence whether we exercise that right.

•	The amounts payable on your notes will be determined based on the values of the Underlier(s) on the dates specified in the relevant pricing supplement.

•	The notes do not provide any ownership interest or rights in any Underlier or the components of any Underlier.

•	Regulatory developments and investigations may result in changes to the rules or methodology used to determine the value of an Underlier, which may adversely affect any payment on the notes.

•	Governmental legislative or regulatory actions, including sanctions, could adversely affect your investment in the notes.

•	If the relevant pricing supplement specifies that the notes will be offered for resale at varying prices, the price you pay for the notes may be higher than the prices paid by other investors.

•	We may sell additional notes at prices are that differ from their original issue price.

•	If you purchase your notes at a premium to the principal amount, the return on your investment will be lower than the return on notes purchased at the principal amount or at a discount to the principal amount.

Risks Relating to the Market Value and the Secondary Market for the Notes

•	There may not be an active trading market for the notes; sales in the secondary market may result in significant losses.

•	The market value of the notes may be less than their original issue price, which may adversely affect the value of the notes prior to maturity.

•	Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

•	If the value of an Underlier changes, the market value of your notes may not change in the same manner.

Risks Relating to Conflicts of Interest

•	You must rely on your own evaluation of the merits of an investment linked to any Underlier.

•	We, our affiliates and any agent or dealer may have economic interests that are adverse to those of the holders of the notes as a result of our and their hedging and other trading activities.

•	We, our affiliates and any agent or dealer may have economic interests that are adverse to those of the holders of the notes as a result of our and their business activities.

•	Agents and dealers may have economic interests that are adverse to those of the holders of the notes as a result of their roles as agents or dealers.

•	RBCCM’s role as calculation agent may create conflicts of interest.

Risks Relating to an Underlier

•	The notes will be subject to risks associated with any Underlier to which they are linked.

Risks Relating to Tax and Related Matters

•	The U.S. federal income tax consequences of an investment in the notes may be uncertain.

•	The Canadian federal income tax consequences of an investment in the notes may be uncertain.

•	Non-U.S. investors may be subject to U.S. federal withholding tax under Section 871(m) of the Internal Revenue Code of 1986, as amended, in respect of certain notes.

•	You may be required to recognize taxable income on the notes prior to maturity.

•	Possible taxable event for U.S. federal income tax purposes.

•	A 30% U.S. federal withholding tax may be withheld on coupon payments to non-U.S. investors with respect to certain notes.

•	Insurance companies and employee benefit plans should consult counsel regarding the notes.

Risk Factors

An investment in your notes is subject to the risks described below, as well as the risks described under “Risk Factors” in the prospectus and the prospectus supplement and any risk factors described in the relevant pricing supplement. Your notes are not secured debt and are riskier than ordinary unsecured debt securities. Also, investing in your notes is not equivalent to investing directly in any Underlier. You should carefully consider whether the notes are suited to your particular circumstances. This product supplement should be read together with the prospectus, the prospectus supplement, any applicable underlying supplement and the relevant pricing supplement. The information in the prospectus and prospectus supplement is supplemented by, and to the extent inconsistent therewith replaced and superseded by, the information in this product supplement and the relevant pricing supplement. This section describes significant risks relating to the terms of the notes. We urge you to read the following information about these risks, together with the other information in this product supplement and the prospectus, the prospectus supplement, any underlying supplement and the relevant pricing supplement, before investing in the notes.

Risks Relating to the Notes Generally

The notes may differ from conventional debt securities and may not pay interest and you may lose some or all of your principal amount.

Any amounts payable on the notes will be determined pursuant to the terms set forth in the relevant pricing supplement. The notes will not pay interest unless specified in the relevant pricing supplement, and any interest payments may be contingent on the performance of the Underlier(s). The relevant pricing supplement may specify that you may lose some or all of your principal amount at maturity. Even if the relevant pricing supplement provides for payment of at least your principal amount at maturity (subject to our credit risk), you may receive no return on your investment at maturity or the return on your investment at maturity may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity. Under these circumstances, you will not be compensated or fully compensated for any loss in value due to inflation and other factors relating to the value of money over time.

Payments on the notes are subject to our credit risk, and market perceptions about our creditworthiness may adversely affect the market value of the notes.

The notes are our senior unsecured debt securities, and your receipt of any amounts due on the notes is dependent upon our ability to pay our obligations as they come due. If we were to default on our payment obligations, you may not receive any amounts owed to you under the notes and you could lose your entire investment. In addition, any negative changes in market perceptions about our creditworthiness may adversely affect the market value of the notes.

The appreciation potential of the notes may be limited.

The relevant pricing supplement may specify that the return on the notes in excess of the principal amount will not exceed a specified rate or value. Under these circumstances, the appreciation potential of the notes will be limited to that specified rate or value, regardless of the performance of the Underlier(s). In addition, if the relevant pricing supplement specifies that the notes will or may pay interest, the appreciation potential of the notes may be limited to any interest payments, regardless of the performance of the Underlier(s). As a result, the return on an investment in the notes could be less than the return on a direct investment in the Underlier(s).

The notes may be redeemed early and are subject to reinvestment risk.

The term of the notes may be limited by any optional or automatic redemption feature set forth in the relevant pricing supplement. If your notes are redeemed early, the term of the notes will be reduced, and no further payments will be made on the notes after they have been redeemed. There is no guarantee that you would be able to reinvest the proceeds from an automatic redemption or an optional redemption of the notes at a comparable rate of return for a similar level of risk. To the extent you are able to reinvest such proceeds in an investment comparable to the notes, you may incur transaction costs such as dealer discounts and hedging costs built into the price of the new notes.

If we have the right to redeem the notes prior to their scheduled maturity, market factors are expected to influence whether we exercise that right.

It is more likely that we will redeem the notes at our sole discretion to the extent that the expected amounts payable on the notes are greater than the amounts that would be payable on other instruments issued by us of comparable maturity, terms and credit rating trading in the market. We are less likely to redeem the notes when the expected amounts payable on the notes are less than the amounts that would be payable on other comparable instruments issued by us. Therefore, the notes are more likely to remain outstanding when the expected amounts payable on the notes are less than what would be payable on other comparable instruments.

The amounts payable on your notes will be determined based on the values of the Underlier(s) on the dates specified in the relevant pricing supplement.

The value of an Underlier referenced for purposes of determining any payment on the notes may be based on the closing value of that Underlier on the dates specified in the relevant pricing supplement. You will not benefit from any more favorable value of any Underlier determined at any other time.

The notes do not provide any ownership interest or rights in any Underlier or the components of any Underlier.

Investing in the notes is not equivalent to investing (or taking a short position) directly in any Underlier, its components or exchange-traded or over-the-counter instruments based on any of the foregoing. As an investor in the notes, you will not have any ownership interests or rights in any of the foregoing.

Regulatory developments and investigations may result in changes to the rules or methodology used to determine the value of an Underlier, which may adversely affect any payment on the notes.

The methodologies used to determine the value of certain “benchmarks,” which may include one or more Underliers, are the subject of recent national, international and other regulatory guidance, proposals for reform and investigations. These reforms or changes made in response to these regulatory developments and investigations may cause those benchmarks to perform differently than in the past and may have other consequences that cannot be predicted. In addition, market participants may elect not to continue to participate in the administration of certain benchmarks if these developments and investigations increase the costs and risks associated with those activities, which could cause changes in the rules or methodologies used in certain benchmarks or lead to the disappearance of certain benchmarks. Any of these changes could adversely affect the value of the notes and any payment on the notes.

Governmental legislative or regulatory actions, including sanctions, could adversely affect your investment in the notes.

Governmental legislative or regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the notes, an Underlier or its components, or engaging in transactions in them, and any such action could adversely affect the value of that Underlier. These legislative or regulatory actions could result in restrictions on the notes or the delisting of a Reference Stock, a Fund, a Commodity or a Commodity Futures Contract or the components of an Index or a Fund. You may lose a significant portion or all of your initial investment in the notes if an Underlier or its components are delisted or if you are forced to divest the notes due to government mandates, especially if such delisting occurs or such divestment must be made at a time when the value of the notes has declined. In addition, for notes linked in whole or in part to any Underlier that provides direct or indirect exposure to non-U.S. equity securities as determined by the calculation agent in its sole discretion, upon the occurrence of a legal or regulatory change that constitutes a change-in-law-event, or for notes linked in whole or in part to any Commodity, Commodity Futures Contract or Commodity Index, upon the occurrence of a legal or regulatory change that constitutes a commodity hedging disruption event, the calculation agent may accelerate the maturity date for a payment determined by the calculation agent in its sole discretion. Any amount payable upon acceleration could be significantly less than any amount that would be due on the notes if they were not accelerated. See “General Terms of the Notes—Change-in-Law Events” and “General Terms of the Notes—Commodity Hedging Disruption Events” below.

If the relevant pricing supplement specifies that the notes will be offered for resale at varying prices, the price you pay for the notes may be higher than the prices paid by other investors.

If the relevant pricing supplement specifies that the notes will be offered for resale at varying prices, each agent may propose to offer the notes from time to time for sale to investors in one or more negotiated transactions, or otherwise, at market prices prevailing at the time of sale, at prices related to then-prevailing prices, at negotiated prices, or otherwise. Accordingly, there is a risk that the price you pay for the notes will be higher than the prices paid by other investors based on the date and time you make your purchase, from whom you purchase the notes (e.g., directly from an agent or through a broker or dealer), any related transaction cost (e.g., any brokerage commission), whether you hold your notes in a brokerage account, a fiduciary or fee-based account or another type of account and other market factors beyond the our control.

We may sell additional notes at prices are that differ from their original issue price.

At our sole option, we may decide to sell an additional amount of the notes offered by any pricing supplement subsequent to the date of that pricing supplement. The issue price of the notes in the subsequent sale may differ substantially (higher or lower) from the original issue price.

If you purchase your notes at a premium to the principal amount, the return on your investment will be lower than the return on notes purchased at the principal amount or at a discount to the principal amount.

Amounts payable on the notes will not be adjusted based on the price you pay for the notes. If you purchase notes at a price that differs from the principal amount of the notes, then the return on your investment in those notes held to the maturity date will differ from, and may be substantially less than, the return on notes purchased at the principal amount. In addition, the impact of certain terms of the notes on the return on your investment will depend upon the price you pay for your notes relative to the principal amount.

Risks Relating to the Market Value and the Secondary Market for the Notes

There may not be an active trading market for the notes; sales in the secondary market may result in significant losses.

There may be little or no secondary market for the notes. The notes will not be listed on any securities exchange. RBCCM and our other affiliates may make a market for the notes; however, they are not required to do so and, if they choose to do so, may stop any market-making activities at any time. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which RBCCM or any of our other affiliates is willing to buy the notes. Even if a secondary market for the notes develops, it may not provide enough liquidity to allow you to easily trade or sell the notes. We expect that transaction costs in any secondary market would be high. As a result, the difference between bid and ask prices for your notes in any secondary market could be substantial. If you sell your notes before maturity, you may have to do so at a substantial discount from the price that you paid for them, and as a result, you may suffer significant losses. The notes are not designed to be short-term trading instruments. Accordingly, you should be able and willing to hold your notes to maturity.

The market value of the notes may be less than their original issue price, which may adversely affect the value of the notes prior to maturity.

We and our affiliates establish the offering price of the notes for initial sale to the public, and the offering price is not based upon any independent verification or valuation. If you attempt to sell the notes prior to maturity, their market value may be lower than the price you paid for them. This is due to, among other things, changes in the value of any Underlier, the borrowing rate we pay to issue securities of this kind (an internal funding rate that is lower than the rate at which we borrow funds by issuing conventional fixed rate debt) and the inclusion in the original issue price of each agent’s commission, our estimated profit and the estimated costs relating to our hedging of the notes. These factors, together with various credit, market and economic factors over the term of the notes, are expected to reduce the price at which you may be able to sell the notes in any secondary market and will affect the value of the notes in complex and unpredictable ways. Assuming no change in market conditions or any other relevant factors, the price, if any, at which you may be able to sell your notes prior to maturity may be less than your original purchase price, as any such sale price would not be expected to include each agent’s commission and our estimated profit or the hedging costs relating to the notes. In addition, any price at which you may sell the notes is likely to reflect customary bid-ask spreads for similar trades. In addition to bid-ask spreads, the value of the notes determined for any secondary market price is expected to be based on a secondary market rate rather than the initial internal funding rate used to price the notes and determine the initial estimated value. As a result, the secondary market price may be less than if the initial internal funding rate were used.

Prior to maturity, the value of the notes will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the notes. We expect that, generally, the closing values of the Underlier(s) on any day will affect the value of the notes more than any other single factor. However, you should not expect the value of the notes in the secondary market to vary in proportion to changes in the closing value of any Underlier. The value of the notes will be affected by a number of other factors that may either offset or magnify each other, including:

•	any actual or potential change in our creditworthiness or credit spreads;

•	customary bid-ask spreads for similarly sized trades;

•	our internal funding rates for structured debt issuances;

•	the actual and expected frequency and magnitude of changes in the value of any Underlier (i.e., volatility);

•	for notes linked to two or more Underliers, changes in correlation (the extent to which the values of the Underliers increase or decrease to the same degree at the same time) between or among the Underliers;

•	the time to maturity of the notes;

•	the dividend rate on a Reference Stock or Fund or on the equity securities underlying an Equity Index or an Underlying Index;

•	supply and demand trends and market prices at any time for any Underlier or its components;

•	interest and yield rates in the market generally, as well as in the markets of a Reference Stock and the markets of the securities or other assets underlying an Index or a Fund;

•	supply and demand for the notes;

•	if a Reference Stock, an ADS underlying stock or the securities or other assets underlying an Index or a Fund are denominated in a non-U.S. currency, the exchange rate between the U.S. dollar and any such non-U.S. currency; and

•	economic, financial, political, regulatory, geographical, agricultural, meteorological and judicial events that affect any Underlier, the securities or other assets underlying an Underlier or stock or commodity markets generally, as applicable.

Some or all of these factors will influence the price you will receive if you choose to sell your notes prior to maturity. The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors. If you sell your notes before maturity, you may have to do so at a substantial discount from the price that you paid for them, and as a result, you may suffer significant losses.

If the value of an Underlier changes, the market value of your notes may not change in the same manner.

Owning the notes is not the same as owning direct exposure to an Underlier. Accordingly, changes in the value of an Underlier may not result in a comparable change of the market value of the notes. If the value of an Underlier increases, the value of the notes may not increase in a comparable manner, if at all. The value of an Underlier might increase while the value of the notes declines.

Risks Relating to Conflicts of Interest

You must rely on your own evaluation of the merits of an investment linked to any Underlier.

In the ordinary course of business, we, our affiliates and any agent or dealer may express research or investment views on expected movement in any Underlier or its components, including in acting as a research provider, investment advisor, market maker, principal investor or distributor, and may do so in the future. These views or reports may be communicated to our clients, and may be inconsistent with, or adverse to, the objectives of investors in the notes, and may adversely affect the value of the notes. However, these views are subject to change from time to time. Moreover, other professionals who transact business in markets relating to any Underlier or its components may at any time have significantly different views. You should not take the offering or sale of the notes as an expression of our views about how any Underlier or its components will perform in the future or as a recommendation to invest (directly or indirectly, by taking a long or short position) in any Underlier, including through an investment in the notes. We may, and often do, have positions (long, short or both) in an Underlier that conflict with an investment in the notes. You should make your own independent investigation of the merits of investing in the notes and any Underlier.

We, our affiliates and any agent or dealer may have economic interests that are adverse to those of the holders of the notes as a result of our and their hedging and other trading activities.

We expect to enter into hedging transactions relating to any Underlier, its components and related instruments as described under “Use of Proceeds and Hedging” below. In addition, we, our affiliates and any agent or dealer also trade in the foregoing on a regular basis (taking long or short positions or both), for their accounts, for other accounts under their management and to facilitate transactions, including block transactions, on behalf of customers. While we cannot predict an outcome, any of these hedging or other trading activities could potentially affect the value of any Underlier and may adversely affect the value of the notes or any payment on the notes.

This hedging and trading activity may present a conflict of interest between your interests as a holder of the notes and the interests of us, our affiliates and any agent or dealer in hedging and other trading activities. These hedging and trading activities could also affect the price at which RBBCM is willing to purchase your notes in the secondary market, if at all. In addition, our hedging counterparties expect to make a profit. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss. It is possible that such hedging could result in substantial returns for us or our affiliates while the value of the notes declines.

We, our affiliates and any agent or dealer may have economic interests that are adverse to those of the holders of the notes as a result of our and their business activities.

We, our affiliates and any agent or dealer may currently or from time to time engage in business with the issuer of a Reference Stock, a Fund or companies the securities of which are included in an Equity Index, held by a Fund or included in a relevant Underlying Index (the “underlying companies”), including extending loans to, making equity investments in or providing advisory services to the underlying companies, including merger and acquisition advisory services. We, our affiliates and any agent or dealer do not make any representation or warranty to any purchaser of notes with respect to any matters whatsoever relating to business with underlying companies.

In addition, in the course of our business, we, our affiliates and any agent or dealer may acquire nonpublic information about one or more Underliers, their components or currency exchange rates relating to any of the foregoing, and we will not disclose any such information to you.

Furthermore, we, our affiliates and any agent or dealer may serve as issuer, agent or underwriter for issuances of other securities or financial instruments with returns linked or related to an Underlier or its components. Under these circumstances, our interests or the interests of our affiliates and any agent or dealer with respect to these securities or financial instruments may be adverse to those of the holders of the notes. By introducing competing products into the marketplace in this manner, we, our affiliates and any agent or dealer could adversely affect the value of the notes.

Some benchmark rates and values of certain commodities are established based on quotes, prices, values or other data provided by market participants, including, in some cases, us, our affiliates, an agent or a dealer. In addition, we, our affiliates and any agent or dealer may take part in, or have a supervisory role in connection with, the administration of certain benchmarks. We, our affiliates and any agent or dealer will have no obligation to consider your interests as a holder of the notes in taking any actions that might affect the value of any Underlier or the notes.

Agents and dealers may have economic interests that are adverse to those of the holders of the notes as a result of their roles as agents or dealers.

The role played by any agent or dealer for the notes could present conflicts of interest. For example, an agent, a dealer or their respective representatives may derive compensation or financial benefit from the distribution of the notes and such compensation or financial benefit may serve as an incentive to sell the notes instead of other investments. Furthermore, if any other agent or dealer participating in the distribution of the notes or any of its affiliates conducts hedging activities for us in connection with the notes, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities, and this projected profit will be in addition to any selling concession that the participating agent or dealer realizes for the sale of the notes to you. This additional projected profit may create a further incentive for the participating agent or dealer to sell the notes to you.

RBCCM’s role as calculation agent may create conflicts of interest.

As calculation agent, our affiliate, RBCCM, will determine any values of any Underlier and make any other determinations necessary to calculate any payments on the notes. In making these determinations, the calculation agent may be required to make discretionary judgments, including those described under “General Terms of the Notes—Reference Stocks and Funds,” “General Terms of the Notes—Commodities,” “General Terms of the Notes—Commodity Futures Contracts” and “General Terms of the Notes—Indices” below. In making these discretionary judgments, the economic interests of the calculation agent are potentially adverse to your interests as an investor in the notes, and any of these determinations may adversely affect any payments on the notes. The calculation agent will have no obligation to consider your interests as an investor in the notes in making any determinations with respect to the notes.

Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any determinations made by the calculation agent with respect to the notes.

Risks Relating to a Reference Rate

Notes linked to a Reference Rate are subject to certain risks.

Notes linked to a Reference Rate are subject to significant risks not associated with conventional fixed-rate debt securities. These risks include fluctuation of the Reference Rate and the possibility that, in the future, you will receive a lesser amount of interest or no interest at all. We have no control over a number of factors that may affect interest rates, including economic, financial and political events that are important in determining the existence, magnitude and longevity of these risks and their results. Interest rates have been volatile in recent years and could remain volatile in the future. You may receive a rate of interest that is less than the rate of interest on other debt securities with the same maturity issued by us or an issuer with the same credit rating. In addition, the notes may be subject to a maximum interest rate.

Changes in the method pursuant to which any Reference Rate is determined may adversely affect the value of your notes.

The method by which any Reference Rate is calculated may change in the future, as a result of governmental actions, actions by the publisher of that Reference Rate or otherwise. We cannot predict whether the method by which a Reference Rate is calculated will change or what the impact of any change might be. Any of these changes could adversely affect a Reference Rate, the market value of the notes and any amounts payable on the notes.

A Reference Rate may be replaced by a successor or alternative reference rate.

The terms of the notes governing the determination of a Reference Rate may provide that such Reference Rate will be replaced by a successor or alternative reference rate in certain circumstances. Those circumstances may, for example, include that Reference Rate being permanently discontinued or that Reference Rate becoming no longer representative of the underlying market and economic reality that such Reference Rate was intended to measure. If a Reference Rate is replaced by a successor or alternative rate, the terms of the notes may permit the calculation agent to apply an adjustment spread or an adjustment formula in calculating that successor or alternative rate and/or the calculation agent may be authorized to specify other changes to the terms of the notes, including but not limited to the relevant spread, day count convention and screen page, definition of business day and the method for determining the fallback rate in relation to that successor or alternative rate. The circumstances that can lead to the replacement of a Reference Rate with a successor or alternative reference rate are beyond our control. The use of a successor or alterative reference rate may adversely affect the market value of the notes and any amounts payable on the notes.

Risks Relating to an Underlier (Other Than a Reference Rate) Generally

Actions by a sponsor, issuer or an investment adviser of any Underlier or its components may adversely affect the value of the notes.

Unless otherwise specified in the relevant pricing supplement, we will not be affiliated with any sponsor, issuer or investment adviser of an Underlier or its components, no such sponsor, issuer or investment adviser will have involvement in the offer and sale of the notes and no such sponsor, issuer or investment adviser will owe any obligation to you. We have no ability to control or predict the actions of any such sponsor, issuer or investment adviser. The issuer of a Reference Stock or the underlying companies of a Fund, an Equity Index or an Underlying Index can engage in a variety of corporate actions, including mergers, asset sales, tender offers, delisting or the commencement of bankruptcy proceedings, that could affect the value of that Reference Stock, Fund, Equity Index or the relevant Equity Futures Index. The investment adviser of a Fund may add, delete or substitute the component securities held by that Fund or make changes to its investment strategy. The sponsor of an Index or an Underlying Index may add, delete, substitute or adjust the components of that Index or Underlying Index, as applicable, may make other methodological changes to that Index or Underlying Index, as applicable, that could affect its performance or may discontinue or suspend calculation and publication of that Index or Underlying Index, as applicable.

If the sponsor of an Index discontinues or suspends calculation or publication of that Index at any time, the calculation agent may select a successor index that the calculation agent determines to be comparable to the discontinued Index or, if no successor index is available, the calculation agent will determine the value to be used as the closing value of that Index. See “General Terms of the Notes—Indices—Discontinuation of, or Adjustments to, an Index” below. A replacement or substitute Index may perform significantly worse than the Index it replaces.

In addition, if the relevant pricing supplement specifies that the provisions set forth under “General Terms of the Notes—Material Index Amendment Events” below apply to the notes, and if a modification to an Index or one of its direct or indirect component indices constitutes a Material Index Amendment Event, the calculation agent may accelerate the maturity date for a payment determined by the calculation agent. Any amount payable upon acceleration could be significantly less than any amount that would be due on the notes if they were not accelerated. However, if the calculation agent elects not to accelerate the notes, the value of, and any amount payable on, the notes could be adversely affected, perhaps significantly.

Any of these actions could adversely affect the value of an Underlier and, consequently, the value of the notes. You have no recourse to the sponsor or issuer of any Underlier or any of its components.

We and our affiliates have no affiliation with the issuer of any Reference Stock, any Index Sponsor or any Fund and are not responsible for its public disclosure of information.

Unless otherwise specified in the relevant pricing supplement, we derive the information about any Reference Stock issuer, Index, Underlying Index or Fund from publicly available information, without independent verification. We have not participated, and will not participate, in the preparation of any of that publicly available information, nor have we made, nor will we make, any due diligence investigation or any inquiry with respect to any Reference Stock issuer, Index, Underlying Index or Fund in connection with the offering of the notes. Neither we nor any of our affiliates assume any responsibility for the adequacy or accuracy of the information about any Reference Stock issuer, Index, Underlying Index or Fund. You, as an investor in the notes, should make your own investigation into any Reference Stock issuer, Index, Underlying Index or Fund. We urge you to review financial and other information filed periodically by any Reference Stock issuer, Index Sponsor or Fund with the SEC.

The historical performance of an Underlier should not be taken as an indication of their future performance.

The value of an Underlier may determine the amount of any payment on the notes. The historical performance of an Underlier does not give an indication of its future performance. As a result, it is impossible to predict whether the value of an Underlier will rise or fall during the term of the notes. The value of an Underlier will be influenced by complex and interrelated political, economic, financial and other factors. The value of an Underlier may decrease such that the value of, and payments on, the notes may be adversely affected. There can be no assurance that the value of an Underlier will not decrease.

Time differences between U.S. and international markets may create discrepancies in the market value of the securities if any Underlier or the components of any Underlier trade wholly or partly on international markets.

In the event that an Underlier or the components of an Underlier trade wholly or partly on an international market, time differences between U.S. and international markets may result in discrepancies between the value of that Underlier or the components of that Underlier. To the extent that U.S. markets are closed while markets for an Underlier or the components of an Underlier remain open, significant price or rate movements may take place in that Underlier or the components of that Underlier that will not be reflected immediately in the market value of the notes. In addition, there may be periods when the relevant international markets are closed for trading (e.g., during holidays in a foreign country), causing the values of an Underlier or the components of an Underlier to remain unchanged for multiple trading days.

Any payment on the notes may be postponed and adversely affected by the occurrence of a market disruption event.

The timing and amount of any payment on the notes is subject to adjustment upon the occurrence of a market disruption event affecting an Underlier. If a market disruption event persists for a sustained period in respect of an Underlier, the calculation agent may make a determination of the closing value of that Underlier. See “General Terms of the Notes—Postponement of a Payment Date,” “General Terms of the Notes—Postponement of a Determination Date,” “General Terms of the Notes—Reference Stocks and Funds—Market Disruption Events,” “General Terms of the Notes—Commodities—Market Disruption Events,” “General Terms of the Notes—Commodity Futures Contracts—Market Disruption Events,” “General Terms of the Notes—Indices—Market Disruption Events for an Equity Index,” “General Terms of the Notes—Indices—Market Disruption Events for an Equity Futures Index,” “General Terms of the Notes—Indices—Market Disruption Events for a Commodity Index” and “General Terms of the Notes—Indices—Market Disruption Events for a Hybrid Index” below. You will not be entitled to compensation from us or the calculation agent for any loss suffered as a result of the postponement of any Determination Date, any resulting delay in payment, any change in the value of any affected Underlier after the originally scheduled Determination Date or any value of the affected Underlier determined by the calculation agent.

As a result of the foregoing, or in the event that a scheduled Payment Date (including the maturity date) is not a business day, such Payment Date for the notes may be postponed, as described under “General Terms of the Notes—Postponement of a Payment Date” below. If a Payment Date is postponed, we will not be obligated to pay, and you may not receive, any amounts payable on the relevant Payment Date until several days after the originally scheduled Payment Date.

Risks Relating to a Reference Stock, a Fund, an Equity Index or an Equity Futures Index

The market value of the notes and any amounts payable on the notes will be affected by equity market risks.

We expect that changes in the financial condition of a Reference Stock issuer, a Fund or underlying companies of a Fund, an Equity Index or an Underlying Index will cause the value of the relevant Underlier to fluctuate. The financial condition of the issuer of an equity security may become impaired or the general condition of the equity market may deteriorate, either of which may cause a decrease in the value of an Underlier and thus in the market value of the notes and any amounts payable on the notes. Equity securities are susceptible to general equity market fluctuations, to speculative trading by third parties and to volatile increases and decreases in value as market confidence in and perceptions regarding those equity securities, or equity markets more generally, change. Investor perceptions regarding the issuer of an equity security are based on various factors, which may be unpredictable, including expectations regarding government, economic, monetary and fiscal policies, inflation and interest rates, economic expansion or contraction and global or regional political, economic and banking crises.

If you receive shares of a Reference Stock or Fund at maturity, the value of those shares may be less on the maturity date than on the final Determination Date.

For notes linked to one or more References Stocks or Funds, the relevant pricing supplement may specify that the payment at maturity will consist of the delivery of a predetermined number of shares. The market value on the final Determination Date of any such shares to be delivered at maturity may be less than your principal amount and could decrease further during the period between the final Determination Date and the maturity date. We will make no adjustments to the number of shares delivered to account for any fluctuations in the value of the shares to be delivered at maturity, and you will bear the risk of any decrease in the value of those shares between the final Determination Date and the maturity date.

A Fund and its Underlying Index are different.

The performance of a Fund will not exactly replicate the performance of its Underlying Index. A Fund is subject to management risk, which is the risk that the investment strategy for that Fund, the implementation of which is subject to a number of constraints, may not produce the intended results. A Fund’s investment adviser may have the right to use a portion of that Fund’s assets to invest in securities or other assets or instruments, including derivatives, that are not included in its Underlying Index. In addition, unlike an Underlying Index, a Fund will reflect transaction costs and fees that will reduce its performance relative to its Underlying Index.

The performance of a Fund may diverge significantly from the performance of its Underlying Index due to differences in trading hours between that Fund and the securities composing its Underlying Index or other circumstances. During periods of market volatility, the component securities held by a Fund may be unavailable in the secondary market, market participants may be unable to calculate accurately the intraday net asset value per share of that Fund and the liquidity of that Fund may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares in a Fund. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of a Fund. As a result, under these circumstances, the market value of a Fund may vary substantially from the net asset value per share of that Fund.

For notes linked to an Equity Index of non-U.S. equity securities, if the prices of those non-U.S. equity securities are converted into U.S. dollars for purposes of calculating the value of that Equity Index, the notes will be subject to currency exchange risk.

If the notes are linked to an Equity Index of non-U.S. equity securities and the prices of those non-U.S. equity securities are converted into U.S. dollars for purposes of calculating the value of that Equity Index, then investors in those notes will be exposed to the currency exchange rate risk with respect to each of the currencies in which the non-U.S. equity securities underlying that Equity Index trade. Exchange rate movements for a particular currency can often be volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as the relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the

non-U.S. equity securities underlying the applicable Equity Index strengthen or weaken against the U.S. dollar and the relative weight of the non-U.S. equity securities denominated in those currencies. If, taking into account that weighting, the U.S. dollar strengthens against the currencies of the securities underlying that Equity Index, the value of that Equity Index will be adversely affected and any amounts payable on the notes may be reduced.

Of particular importance to potential currency exchange risk are: existing and expected rates of inflation; existing and expected interest rate levels; the balance of payments in the relevant countries and the United States and between each relevant country and its major trading partners; the extent of governmental surplus or deficit in the relevant countries and the United States; and intervention by the relevant countries or the United States in currency exchange rates, including through the imposition of currency controls. All of these factors are, in turn, sensitive to the monetary, fiscal and trade policies pursued by the relevant countries, the United States and those of other countries important to international trade and finance.

For notes linked to an Equity Index of non-U.S. equity securities, if the prices of those non-U.S. equity securities are not converted into U.S. dollars for purposes of calculating the value of that Equity Index, any amounts payable on the notes will not be adjusted for fluctuations in exchange rates.

If the notes are linked to an Equity Index of non-U.S. equity securities and the prices of those non-U.S. equity securities are not converted into U.S. dollars for purposes of calculating the value of that Equity Index, then the value of the notes will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the non-U.S. equity securities underlying that Equity Index are denominated, although any currency fluctuations could affect the performance of that Equity Index. If any applicable currency appreciates relative to the U.S. dollar over the term of the notes, investors will not receive the benefit of that increase, which they would have had they owned the non-U.S. equity securities underlying that Equity Index directly.

Notes linked to a Fund holding non-U.S. equity securities will be subject to currency exchange risk.

Because the value of a Fund that holds non-U.S. equity securities is related to the U.S. dollar value of those non-U.S. equity securities, investors in notes linked to such a Fund will be exposed to the currency exchange rate risk with respect to each of the currencies in which the non-U.S. equity securities held by that Fund trade. Currency exchange rates may be subject to a high degree of fluctuation, as described above under “—For notes linked to an Equity Index of non-U.S. equity securities, if the prices of those non-U.S. equity securities are converted into U.S. dollars for purposes of calculating the value of that Equity Index, the notes will be subject to currency exchange risk” above. An investor’s net exposure will depend on the extent to which the currencies of the non-U.S. equity securities held by a Fund strengthen or weaken against the U.S. dollar and the relative weight of the non-U.S. equity securities denominated in those currencies. If, taking into account that weighting, the U.S. dollar strengthens against the currencies of the securities held by a Fund, the value of that Fund’s portfolio will be adversely affected, which is expected to have an adverse effect on the price per share of that Fund, and any amounts payable on the notes may be reduced.

Notes linked to a Reference Stock that is a non-U.S. equity security, an Equity Index of non-U.S. equity securities and/or a Fund that holds non-U.S. equity securities will be subject to risks associated with non-U.S. securities markets and to the risk that the notes will be accelerated upon the occurrence of a change-in-law event.

Non-U.S. equity securities are issued by non-U.S. companies in non-U.S. securities markets. Investments in notes linked to the value of a Reference Stock that is a non-U.S. equity security, an Equity Index of non-U.S. equity securities and/or a Fund that holds non-U.S. equity securities will be subject to risks associated with non-U.S. securities markets in the home countries of the issuers of those non-U.S. equity securities. Non-U.S. securities markets may have less liquidity and may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a non-U.S. securities market, as well as cross-shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. In addition, governments may seek to regulate not only the Underliers or the equity securities composing or held by the Underliers to which your notes are linked but also derivative instruments based on the equity securities, which can affect the value of the equity securities and your notes. Also, there is generally less publicly available information about companies in some of these jurisdictions than there is about U.S. companies that are subject to the reporting requirements of the SEC, and generally non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies. The prices of securities in non-U.S. markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws.

Further, non-U.S. equity securities may be issued by companies in countries based in emerging markets. Emerging markets pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable financial markets and governments; may present the risks of nationalization of businesses; may impose restrictions on currency conversion, exports or foreign ownership and prohibitions on the repatriation of assets; may pose a greater likelihood of regulation by the national, provincial and local governments of the emerging market countries, including the imposition of currency exchange laws and taxes; and may have less protection of property rights, less access to legal recourse and less comprehensive financial reporting and auditing requirements than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions. The currencies of emerging markets may also be less liquid and more volatile than those of developed markets and may be affected by political and economic developments in different ways than developed markets. The foregoing factors may adversely affect the performance of companies based in emerging markets.

Some or all of these factors may adversely affect the performance of the applicable non-U.S. equity securities and, as a result, the market value of the notes and any amounts payable on the notes.

In addition, for notes linked in whole or in part to any Underlier that provides direct or indirect exposure to non-U.S. equity securities as determined by the calculation agent in its sole discretion, upon the occurrence of legal or regulatory changes that may, among other things, prohibit or otherwise materially restrict persons from holding the notes or an Underlier or its components, or engaging in transactions in them, the calculation agent may determine that a change-in-law-event has occurred and accelerate the maturity date for a payment determined by the calculation agent in its sole discretion. Any amount payable upon acceleration could be significantly less than any amount that would be due on the notes if they were not accelerated. However, if we elect not to accelerate the notes, the value of, and any amount payable on, the notes could be adversely affected, perhaps significantly, by the occurrence of such legal or regulatory changes. See “General Terms of the Notes—Change-in-Law Events” below.

For notes linked in whole or in part to an Equity Futures Index, the notes will be subject to risks associated with the Underlying Index referenced by the futures contracts included in that Equity Futures Index and with those futures contracts.

For notes linked in whole or in part to an Equity Futures Index, the notes will be subject to risks associated with the Underlying Index referenced by the futures contracts included in that Equity Futures Index. In addition, the notes will be subject to risks associated with those futures contracts and with rolling those futures contracts. See “—Risks Relating to a Commodity, a Commodity Futures Contract or a Commodity Index” below for additional information about risks relating to futures contracts and indices that track futures contracts. For notes linked in whole or in part to an Equity Futures Index, the relevant pricing supplement will describe additional risks applicable to that Equity Futures Index.

Notes linked to ADSs carry exchange rate risk.

Because ADSs are denominated in U.S. dollars but represent non-U.S. equity securities that are denominated in a non-U.S. currency, changes in currency exchange rates may adversely impact the value of the ADSs. The value of the non-U.S. currency may be subject to a high degree of fluctuation, as described above under “—For notes linked to an Equity Index of non-U.S. equity securities, if the prices of those non-U.S. equity securities are converted into U.S. dollars for purposes of calculating the value of that Equity Index, the notes will be subject to currency exchange risk” above. Therefore, exposure to exchange rate risk may result in reduced returns for notes linked to ADSs.

Notes linked to an ADS may become linked to the ADS underlying stock.

If the Reference Stock is an ADS and the ADS is no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADS facility between the issuer of the ADS underlying stock and the ADS depositary is terminated for any reason, the determination as to the payments on the notes will be based on the common equity security represented by the ADS. Such delisting of the ADS or termination of the ADS facility and the consequent adjustments may materially and adversely affect the value of the notes. See “General Terms of the Notes—Reference Stocks and Funds—Delisting of ADSs or Termination of ADS Facility” below.

Additional risks relating to notes linked to ADSs.

There are important differences between the rights of holders of ADSs and the rights of holders of the shares of equity securities underlying the ADSs. Each ADS is a security evidenced by American depositary receipts that represent a certain number of shares of the issuing company. The ADSs are issued pursuant to a deposit agreement which sets forth the rights and responsibilities of the depositary, the company and holders of the ADSs, which may be different from the rights of holders of the underlying shares. For example, a company may make distributions in respect of the underlying shares that are not passed on to the holders of its ADSs. Any differences between the rights of holders of the ADSs and the rights of holders of the underlying shares of the company may be significant and may materially and adversely affect the value of the ADSs and, as a result, the value of notes that are linked to ADSs.

The trading patterns of the ADSs will generally reflect the characteristics and valuations of the ADS underlying stock; however, the value of the ADSs may not completely track the value of those shares. Trading volume and pricing on the applicable non-U.S. exchange may, but will not necessarily, have similar characteristics as the ADSs. For example, certain factors may increase or decrease the public float of the ADSs, and, as a result, the ADSs may have less liquidity or lower market value than the ADS underlying stock.

Holders of the underlying company’s ADSs may surrender the ADSs in order to receive and trade the ADS underlying stock. This provision permits investors in the ADSs to take advantage of price differentials between markets. However, this provision may also cause the market prices of the ADSs to more closely correspond with the values of the common shares in the applicable non-U.S. markets. As a result, a market outside of the U.S. for the ADS underlying stock that is not liquid may also result in an illiquid market for the ADSs.

Anti-dilution protection is limited, and the calculation agent has discretion to make anti-dilution adjustments.

The calculation agent may in its sole discretion make adjustments affecting any amounts payable on the notes upon the occurrence of certain corporate events (such as stock splits or extraordinary or special dividends) that the calculation agent determines have a diluting or concentrative effect on the theoretical value of a Reference Stock or a Fund. However, the calculation agent might not make adjustments in response to all such events that could affect a Reference Stock or a Fund. The occurrence of any such event and any adjustment made by the calculation agent (or a determination by the calculation agent not to make any adjustment) may adversely affect the market price of, and any amounts payable on, the notes. See “General Terms of the Notes—Reference Stocks and Funds—Anti-dilution Adjustments” below.

Reorganization or other events relating to a Reference Stock or a Fund could adversely affect the value of the notes or result in the notes being accelerated.

Upon the occurrence of certain reorganization or other events affecting a Reference Stock or a Fund, the calculation agent may make adjustments to that Reference Stock or Fund, as applicable, that result in payments on the notes being based on (1) the performance of other property, such as cash, securities of another issuer and/or other property distributed to holders of that Reference Stock or Fund, as applicable, upon the occurrence of that event, (2) in the case of a reorganization event affecting a Reference Stock in which only cash is distributed to holders of that Reference Stock, the performance of a substitute security if the calculation agent elects to select a substitute security or (3) in the case of a Fund that is delisted or terminated, the performance of a successor fund selected by the calculation agent. Alternatively, the calculation agent may accelerate the maturity date for a payment determined by the calculation agent in its sole discretion. Any of these actions could adversely affect the value of the affected

Reference Stock or Fund and, consequently, the value of the notes. Any amount payable upon acceleration could be significantly less than any amount that would be due on the notes if they were not accelerated. However, if we elect not to accelerate the notes, the value of, and any amount payable on, the notes could be adversely affected, perhaps significantly. See “General Terms of the Notes —Reference Stocks and Funds—Anti-dilution Adjustments—Reorganization Events” and “General Terms of the Notes —Reference Stocks and Funds—Discontinuation of, or Adjustments to, a Fund” below.

Risks Relating to a Commodity, a Commodity Futures Contract or a Commodity Index

Notes linked to a Commodity, a Commodity Futures Contract or a Commodity Index will be subject to the risk that the notes will be accelerated upon the occurrence of a commodity hedging disruption event.

For notes linked in whole or in part to a Commodity, a Commodity Futures Contract or a Commodity Index, upon the occurrence of legal or regulatory changes that the calculation agent determines have interfered with our or our affiliates’ ability to hedge our obligations under the notes, or if for any other reason we or our affiliates are unable to enter into or maintain hedge positions that the calculation agent deems necessary to hedge our obligations under the notes, the calculation agent may determine that a commodity hedging disruption event has occurred and accelerate the maturity date for a payment determined by the calculation agent in its sole discretion. Any amount payable upon acceleration could be significantly less than any amount that would be due on the notes if they were not accelerated. However, if we elect not to accelerate the notes, the value of, and any amount payable on, the notes could be adversely affected, perhaps significantly, by the occurrence of such legal or regulatory changes. See “General Terms of the Notes—Commodity Hedging Disruption Events” below.

Commodity Futures Contracts and the commodity futures contracts underlying a Commodity Index are subject to legal and regulatory regimes that may change in ways that could have a substantial adverse effect on the value of the notes and, for notes linked to a Commodity Index, could affect the timing and amount of any payment on the notes.

Futures contracts and options on futures contracts markets, including Commodity Futures Contracts and the futures contracts underlying a Commodity Index, are subject to extensive regulation and margin requirements. The CFTC and the exchanges on which those futures contracts trade are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Furthermore, certain exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur. These limits could adversely affect the market prices of relevant futures contracts and forward contracts. The regulation of commodity transactions in the United States is subject to ongoing modification by governmental and judicial action. In addition, various non-U.S. governments have expressed concern regarding the disruptive effects of speculative trading in the commodity markets and the need to regulate the derivative markets in general. The effect on the value of the notes of any future regulatory change is impossible to predict but could be substantial and adverse to the interests of noteholders.

Notably, with respect to agricultural and exempt commodities as defined in the Commodity Exchange Act (generally, physical commodities such as agricultural commodities, energy commodities and metals), the CFTC has authority to establish limits on the number of positions, other than bona fide hedge positions, that may be held by any person in a commodity through futures contracts, options on futures contracts and other related derivatives, such as swaps, that are economically equivalent to those contracts. In addition, designated contract markets and swap execution facilities, as defined in the Commodity Exchange Act, are authorized to establish and enforce position limits or position accountability requirements on their own markets or facilities, which must be at least as stringent as the CFTC’s where CFTC limits also apply.

In October 2020, the CFTC adopted rules to establish revised or new position limits on 25 agricultural, metals and energy commodity derivatives contracts.  The limits apply to a number of Commodity Futures Contracts and commodity futures contracts that may be included in a Commodity Index, such as CBOT soybeans, soybean meal and wheat futures; ICE Futures US cotton No. 2, sugar No. 11 and sugar No. 16 futures; NYMEX light sweet crude oil, NYMEX NY Harbor ULSD heating oil, NY Harbor gasoline blendstock and Henry Hub natural gas futures; and COMEX gold, silver and copper futures and NYMEX palladium futures. The limits apply to a person’s combined position in the specified 25 futures contracts and options on futures (the “core referenced futures contracts”), futures and options on futures directly or indirectly linked to the core referenced futures contracts and economically equivalent swaps. These rules came into effect on January 1, 2022 for covered futures and options on futures contracts and on January 1, 2023 for covered swaps. The rules may reduce liquidity in the exchange-traded market for those commodity-based futures contracts, which may, in turn, have an adverse effect on any payments on the notes.

For notes linked in whole or in part to a Commodity, a Commodity Futures Contract or a Commodity Index, upon the occurrence of legal or regulatory changes that the calculation agent determines have interfered with our or our affiliates’ ability to hedge our obligations under the notes, including under the CFTC position limit rules mentioned above, or if for any other reason we or our affiliates are unable to enter into or maintain hedge positions the calculation agent deems necessary to hedge our obligations under the notes, the calculation agent may determine that a commodity hedging disruption event has occurred and accelerate the maturity date for a payment determined by the calculation agent in its sole discretion. Any amount payable upon acceleration could be significantly less than any amount that would be due on the notes if they were not accelerated. However, if we elect not to accelerate the notes, the value of, and any amount payable on, the notes could be adversely affected, perhaps significantly, by the occurrence of such legal or regulatory changes. See “General Terms of the Notes—Commodity Hedging Disruption Events” below.

Prices for the commodities, commodity futures contracts or commodity futures contracts referenced by a Commodity Index may change unpredictably, and commodity futures contract prices may be near zero, zero or negative, in each case affecting the value of the notes in unanticipated ways.

Market prices of commodities tend to be highly volatile and may fluctuate rapidly based on numerous factors, including: changes in supply and demand relationships, governmental programs and policies, national and international monetary, trade, political, geopolitical and economic events, wars and acts of terror, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, weather, agricultural, trade, fiscal and exchange control policies and market confidence in relevant markets, exchanges and custodians. The price volatility of each commodity also affects the value of the futures and forward contracts related to that commodity and therefore its price at any such time. The price of any one commodity may be correlated to a greater or lesser degree with any other commodity and factors affecting the general supply and demand as well as the prices of other commodities may affect the particular commodity in question. The commodities markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. Many commodities are also highly cyclical. These factors, some of which are specific to the nature of each such commodity, may affect the value of an Underlier in varying ways, and different factors may cause the values of different commodities or commodity futures contracts referenced by one or more Underliers to move in inconsistent directions at inconsistent rates. This, in turn, will affect the value of the notes. It is not possible to predict the aggregate effect of all or any combination of these factors.

In addition, prices of commodity futures contracts may be near zero, zero or negative, which can occur rapidly and unexpectedly. For example, in April 2020, the collapse of demand for fuel following government restrictions on travel contributed to an oversupply of crude oil that rapidly filled most available oil storage facilities. Storage shortages meant that market participants who had contracted to buy and take delivery of crude oil were therefore at risk of default under the terms of the May 2020 NYMEX West Texas Intermediate (“WTI”) crude oil futures contract. The critical scarcity of storage forced some market participants to sell their futures contracts at a negative price (effectively paying another market participant to accept delivery of the crude oil referenced by the relevant contracts). As a result, for the first time in history, crude oil futures contracts traded below zero. On April 20, 2020, the last trading day before expiration of the May 2020 WTI crude oil futures contract, prices of that contract fell to negative $37.63. If any Commodity Futures Contract or any commodity futures contract referenced by a Commodity Index reaches a near-zero, zero or negative price, the market value of and return on the notes could be adversely affected, potentially severely and in unanticipated ways, and you may lose a significant portion, perhaps all, of your investment in the notes.

Each Commodity, Commodity Futures Contract or Commodity Index provides one avenue for exposure to commodities. The high volatility and cyclical nature of commodity markets may render these investments inappropriate as the focus of an investment portfolio. See “—The prices of commodities are volatile and are affected by numerous factors, certain of which are specific to the commodity sector for each commodity” and “—The prices of commodities are volatile and are affected by numerous factors, certain of which are specific to the market for each commodity” below for additional information about factors affecting the value of specific commodity sectors and commodities.

The relevant exchange or market has no obligation to consider your interests.

The relevant exchange or market is responsible for determining the official settlement price, offer price or fixing price, as applicable, for a commodity or commodity futures contract reference by an Underlier. The relevant exchange or market may alter, discontinue or suspend calculation or dissemination of the official settlement price, offer price or fixing price, as applicable, for the commodity or commodity futures contract reference by that Underlier. Any of these actions could adversely affect the value of the notes. The relevant exchange or market has no obligation to consider your interests in calculating or revising the official settlement price, offer price or fixing price, as applicable, for that commodity or commodity futures contract.

An investment in the notes may be subject to risks associated with non-U.S. exchanges or markets.

The notes may be linked in whole or in part to a commodity whose price is determined by the London Metal Exchange (the “LME”) (aluminum, copper and zinc), the London Bullion Market Association (the “LBMA”) or an independent service provider appointed by the LBMA (gold and silver) or the London Platinum and Palladium Market Association (the “LPPM”) or an independent service provider appointed by the LPPM (palladium and platinum) or to a commodity futures contract that is traded on ICE Futures Europe (Brent crude oil). Investments in securities linked to the value of commodities whose prices are determined by non-U.S. markets or commodity futures contracts that are traded on non-U.S. exchanges involve risks associated with the markets in those countries, including risks of volatility in those markets and governmental intervention in those markets.

An investment in the notes linked to a Commodity Futures Contract or a Commodity Index may not offer direct exposure to physical commodities.

If the notes are linked to a Commodity Futures Contract or a Commodity Index composed of futures contracts on a commodity, the notes will reflect, in whole or in part, the return on those commodity futures contracts, not the return on the physical commodities underlying those commodity futures contracts. The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price of that commodity at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the reference commodity, but the correlation is generally imperfect, and price movements in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the notes may underperform a similar investment that reflects the return on physical commodities.

Suspension or disruptions of market trading in relevant commodity and related futures markets may adversely affect the value of the notes.

The commodity markets are subject to temporary distortions or other disruptions due to various factors, including the lack of liquidity in the markets, the participation of speculators and government regulation and intervention. In addition, U.S. futures exchanges and some foreign exchanges have regulations that limit the amount of fluctuation in futures contract prices that may occur during a single day. These limits are generally referred to as “daily price fluctuation limits,” and the maximum or minimum price of a contract on any given day as a result of these limits is referred to as a “limit price.” Once the limit price has been reached for a particular contract, no trades may be made at a different price. Limit prices have the effect of precluding trading in a particular contract or forcing the liquidation of contracts at disadvantageous times or prices. These circumstances could affect the value of any Commodity Futures Contract or Commodity Index, which may adversely affect the value of your notes.

Changes in the margin requirements for any Commodity Futures Contract or commodity futures contracts underlying any Commodity Index may adversely affect the value of the notes.

Futures exchanges require market participants to post collateral in order to open and keep open positions in futures contracts. If an exchange changes the amount of collateral required to be posted to hold positions in any Commodity Futures Contract or any commodity futures contract underlying any Commodity Index, market participants may adjust their positions, which may affect prices of the relevant commodity futures contracts. As a result, the value of any Commodity Futures Contract or Commodity Index may be affected, which may adversely affect the value of the notes.

A Commodity Futures Contract or a Commodity Index may be subject to pronounced risks of pricing volatility.

As a general matter, the risk of low liquidity or volatile pricing around the maturity date of a commodity futures contract is greater than in the case of other futures contracts because (among other factors) a number of market participants take physical delivery of the underlying commodities. Many commodities, like those in the energy and industrial metals sectors, have liquid futures contracts that expire every month. Therefore, these contracts are rolled forward every month. Contracts based on certain other commodities, most notably agricultural products, tend to have only a few contract months each year that trade with substantial liquidity. Thus, these commodities, with related futures contracts that expire infrequently, roll forward less frequently than every month and can have further pronounced pricing volatility during extended periods of low liquidity. In respect of a Commodity Futures Contract or a Commodity Index that represents energy, it should be noted that due to the significant level of continuous consumption, limited reserves and oil cartel controls, energy commodities are subject to rapid price increases in the event of perceived or actual shortages. These factors (when combined or in isolation) may affect the price of futures contracts and, as a consequence, the value of a Commodity Futures Contract or a Commodity Index and any payment on the notes.

Changes in future prices of commodity futures contracts included in a Commodity Index relative to their current prices may lead to a decrease in any payment on the notes.

A Commodity Index is composed of futures contracts on physical commodities. As the contracts underlying a Commodity Index come to expiration, they are replaced by contracts that have a later expiration. For example, a contract purchased and held in August may specify an October expiration. As time passes, the contract expiring in October is replaced by a contract for delivery in November. This is accomplished by selling the October contract and purchasing the November contract. This process is referred to as “rolling.” Excluding other considerations, if the market for the underlying futures contracts is in “contango,” where the prices are higher in the distant delivery months than in the nearer delivery months, the purchase of the November contract would take place at a price that is higher than the price of the October contract, thereby creating a negative “roll yield.” In addition, excluding other considerations, if the market for the underlying futures contracts is in “backwardation,” where the prices are lower in the distant delivery months than in the nearer delivery months, the purchase of the November contract would take place at a price that is lower than the price of the October contract, thereby creating a positive “roll yield.”

For notes that provide long (or bullish) exposure to a Commodity Index, the presence of contango in the commodity markets could adversely affect the value of that Commodity Index and, accordingly, any payment on the notes. In addition, for notes that provide short (or bearish) exposure to a Commodity Index, the presence of backwardation in the commodity markets could adversely affect the value of that Commodity Index and, accordingly, any payment on the notes.

The notes may be linked to an excess return Commodity Index and not to a total return Commodity Index.

The notes may be linked to an excess return Commodity Index and not to a total return Commodity Index. The return from investing in futures contracts derives from three sources: (1) changes in the price of the relevant futures contracts (which is known as the “price return”); (2) any profit or loss realized when rolling the relevant futures contracts (which is known as the “roll return”); and (3) any interest earned on the cash deposited as collateral for the purchase of the relevant futures contracts (which is known as the “collateral return”).

Some commodity indices are excess return indices that measure the returns accrued from investing in uncollateralized futures contracts (i.e., the sum of the price return and the roll return associated with an investment in futures contracts). By contrast, a total return index, in addition to reflecting those returns, also reflects interest that could be earned on funds committed to the trading of the underlying futures contracts (i.e., the collateral return associated with an investment in futures contracts). If the notes provide long (or bullish) exposure to a Commodity Index that is an excess return index, then investing in the notes will be subject to an implicit financing cost and will not generate the same return as would be generated from investing directly in the relevant futures contracts or in a total return index related to the relevant futures contracts.

For notes that provide short (or bearish) exposure to a Commodity Index that is a total return index, your return on the notes will be adversely affected by any interest earned on the cash deposited as collateral for the purchase of the relevant futures contracts.

The notes may provide short (or bearish) exposure to a Commodity Index that is a total return index. The return from investing in futures contracts derives from three sources: (1) changes in the price of the relevant futures contracts (which is known as the “price return”); (2) any profit or loss realized when rolling the relevant futures contracts (which is known as the “roll return”); and (3) any interest earned on the cash deposited as collateral for the purchase of the relevant futures contracts (which is known as the “collateral return”).

Some commodity indices are excess return indices that measure the returns accrued from investing in uncollateralized futures contracts (i.e., the sum of the price return and the roll return associated with an investment in futures contracts). By contrast, a total return index, in addition to reflecting those returns, also reflects interest that could be earned on funds committed to the trading of the underlying futures contracts (i.e., the collateral return associated with an investment in futures contracts). If the notes provide short (or bearish) exposure to a Commodity Index that is a total return index, any interest earned on the cash deposited as collateral for the purchase of the relevant futures contracts will have a positive effect on the value of that Commodity Index, which will adversely affect the value of the notes.

For notes linked in whole or in part to a Commodity Futures Contract, the notes will be subject to risks associated with the commodity referenced by that Commodity Futures Contract.

For notes linked in whole or in part to a Commodity Futures Contract, the notes will be subject to risks associated with the commodity referenced by that Commodity Futures Contract.

For notes linked in whole or in part to a Commodity Index, the notes will be subject to risks associated with the underlying commodity futures contracts and the commodities referenced by those commodity futures contracts.

For notes linked in whole or in part to a Commodity Index, the notes will be subject to risks associated with the underlying commodity futures contracts and the commodities referenced by those commodity futures contracts.

The prices of commodities are volatile and are affected by numerous factors, certain of which are specific to the commodity sector for each commodity.

A change in the price of any Commodity, Commodity Futures Contract or Commodity Index, the commodity underlying any Commodity Futures Contract or any of the commodity futures contracts underlying any Commodity Index may have a material adverse effect on the value of the notes and your return on an investment in the notes. Commodities and commodity futures contracts are subject to the effect of numerous factors, certain of which are specific to the commodity sector for each commodity or commodity futures contract to which your notes provide exposure, as discussed below. The relevant pricing supplement or any accompanying underlying supplement may provide additional risk factors relating to any relevant Underlier.

Agricultural Sector

Global prices of agricultural commodities, including corn, soybeans and wheat, are primarily affected by the global demand for and supply of those commodities but are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for agricultural commodities are affected by governmental programs and policies regarding agriculture, as well as general trade, fiscal and exchange control policies. Extrinsic factors, such as drought, floods, general weather conditions, disease and natural disasters may also affect agricultural commodity prices. Demand for agricultural commodities, such as wheat, corn and soybeans, both for human consumption and as cattle feed, has generally increased with worldwide growth and prosperity.

Energy Sector

Global prices of energy commodities, including WTI crude oil, Brent crude oil, RBOB gasoline and natural gas, are primarily affected by the global demand for and supply of these commodities, but they are also significantly influenced by speculative actions and by currency exchange rates. In addition, prices for energy commodities are affected by governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies, and with respect to oil, drought, floods, weather, government intervention, environmental policies, embargoes and tariffs. Demand for refined petroleum products by consumers, as well as by the agricultural, manufacturing and transportation industries, affects the price of energy commodities. Sudden disruptions in the supplies of energy commodities, such as those caused by war, natural events, accidents or acts of terrorism, may cause prices of energy commodity futures contracts to become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing energy commodities, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. In particular, supplies of crude oil may increase or decrease depending on, among other factors, production decisions by the Organization of the Oil and Petroleum Exporting Countries (“OPEC”) and other crude oil producers. Crude oil prices are determined with significant influence by OPEC, which has the capacity to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. Crude oil prices are generally more volatile and more subject to dislocation than are prices of other commodities. Demand for energy commodities such as oil and gasoline is generally linked to economic activity and will tend to reflect general economic conditions.

Industrial Metals Sector

Global prices of industrial metals commodities, including aluminum, copper and zinc, are primarily affected by the global demand for and supply of these commodities, but they are also significantly influenced by speculative actions and by currency exchange rates. Demand for industrial metals is significantly influenced by the level of global industrial economic activity. Prices for industrial metals commodities are affected by governmental programs and policies, national and international political and economic events, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies, government intervention, embargoes and tariffs. An additional, but highly volatile, component of demand for industrial metals is adjustments to inventory in response to changes in economic activity and/or pricing levels, which will influence investment decisions in new mines and smelters. Sudden disruptions in the supplies of industrial metals, such as those caused by war, natural events, accidents, acts of terrorism, transportation problems, labor strikes and shortages of power, may cause prices of industrial metals futures contracts to become extremely volatile and unpredictable. The introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities will also affect the prices of industrial metals commodities.

Precious Metals Sector

Global prices of precious metals commodities, including gold, silver, platinum and palladium, are primarily affected by the global demand for and supply of those commodities, but they are also significantly influenced by speculative actions and by currency exchange rates. Demand for precious metals is significantly influenced by the level of global industrial economic activity. Prices for precious metals are affected by governmental programs and policies, national and international political and economic events, expectations with respect to the rate of inflation, changes in interest and exchange rates, trading activities in commodities and related contracts, trade, fiscal, monetary and exchange control policies, government intervention, embargoes and tariffs. Sudden disruptions in the supplies of precious metals, such as those caused by war, natural events, accidents, acts of terrorism, transportation problems, labor strikes and shortages of power, may cause prices of precious metals futures contracts to become extremely volatile and unpredictable. In addition, prices for precious metals can be affected by numerous other factors, including jewelry demand and production levels.

The prices of commodities are volatile and are affected by numerous factors, certain of which are specific to the market for each commodity.

A change in the price of any Commodity, Commodity Futures Contract or Commodity Index, the commodity underlying any Commodity Futures Contract or any of the commodity futures contracts underlying any Commodity Index may have a material adverse effect on the value of the notes and your return on an investment in the notes. Commodities and commodity futures contracts are subject to the effect of numerous factors, certain of which are specific to the market for each commodity or commodity futures contract to which your notes provide exposure, as discussed below. The relevant pricing supplement or any accompanying underlying supplement may provide additional risk factors relating to any relevant Underlier.

Aluminum

The price of aluminum is primarily affected by the global demand for and supply of aluminum but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for aluminum is significantly influenced by the level of global industrial economic activity. Industrial sectors that are particularly important to demand for aluminum include the automobile, packaging and construction sectors. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for aluminum in various applications. Their availability and price will also affect demand for aluminum. The supply of aluminum is widely spread around the world, and the principal factor dictating the smelting of that aluminum is the ready availability of inexpensive power. The supply of aluminum is also affected by current and previous price levels, which will influence investment decisions in new smelters. Other factors influencing supply include transportation problems, labor strikes and shortages of power and raw materials. It is not possible to predict the aggregate effect of all or any combination of these factors.

Brent Crude Oil

The price of IPE Brent blend crude oil futures is primarily affected by the global demand for and supply of crude oil but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Crude oil prices are volatile and subject to dislocation. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists, although considerations including relative cost often limit substitution levels. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions. Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by the Organization of the Petroleum Exporting Countries (“OPEC”) and other crude oil producers. Crude oil prices are determined with significant influence by OPEC. OPEC has the potential to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. Crude oil prices may also be affected by short-term changes in supply and demand because of trading activities in the oil market and seasonality (e.g., weather conditions such as hurricanes). It is not possible to predict the aggregate effect of all or any combination of these factors.

Copper

The price of copper is primarily affected by the global demand for and supply of copper but is also influenced significantly from time to time by speculative actions and by currency exchange rates. In recent years, the price of copper has fluctuated widely. Demand for copper is significantly influenced by the level of global industrial economic activity. Industrial sectors that are particularly important to demand for copper include the electrical and construction sectors. In recent years, demand has been supported by strong consumption from newly industrializing countries due to their copper-intensive economic growth and industrial development. An additional, but highly volatile, component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. There are substitutes for copper in various applications. Their availability and price will also affect demand for copper. Apart from Chile, the United States, Canada, Australia and Poland, the majority of copper concentrate supply (the raw material) comes from outside the Organization for Economic Cooperation and Development countries. The supply of copper is also affected by current and previous price levels, which will influence investment decisions in new smelters. In previous years, the global copper supply has been affected by strikes, financial problems and terrorist activity. It is not possible to predict the aggregate effect of all or any combination of these factors.

Corn

The price of corn is primarily affected by the global demand for and supply of corn. The demand for corn is in part linked to the development of industrial and energy uses for corn. This includes the use of corn in the production of ethanol. The demand for corn is also affected by the production and profitability of the beef, pork and poultry sectors, which use corn for feed. Negative developments in those industries may lessen the demand for corn. For example, if avian flu were to have a negative effect on world poultry markets, the demand for corn might decrease. The supply of corn is dependent on many factors, including weather patterns, government regulation, the price of fuel and fertilizers and the current and previous price of corn. The United States, China and Brazil are large suppliers of corn. The supply of corn is particularly sensitive to weather patterns in these countries. In addition, technological advances could lead to increases in worldwide production of corn and corresponding decreases in the price of corn.

Gold

The price of gold is primarily affected by the global demand for and supply of gold. The market for gold bullion is global, and gold prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including macroeconomic factors, such as the structure of and confidence in the global monetary system, expectations regarding the future rate of inflation, the relative strength of, and confidence in, the U.S. dollar (the currency in which the price of gold is usually quoted), interest rates, gold borrowing and lending rates and global or regional economic, financial, political, regulatory, judicial or other events. Gold prices may be affected by industry factors, such as industrial and jewelry demand as well as lending, sales and purchases of gold by the official sector, including central banks and other governmental agencies and multilateral institutions that hold gold. Additionally, gold prices may be affected by levels of gold production, production costs and short-term changes in supply and demand due to trading activities in the gold market. From time to time, above-ground inventories of gold may also influence the market. It is not possible to predict the aggregate effect of all or any combination of these factors. The price of gold has recently been, and may continue to be, extremely volatile.

Natural Gas

Natural gas is used primarily for residential and commercial heating and in the production of electricity. The level of global industrial activity influences the demand for natural gas. Natural gas has also become an increasingly popular source of energy in the United States, both for consumers and industry, in part because it burns more cleanly and has minimal impact on the environment. Many utilities, for example, have shifted away from coal or oil to natural gas to produce electricity. The demand for natural gas has also traditionally been cyclical, with higher demand during the months of winter and lower demand during the warmer summer months. In addition, the seasonal temperatures in countries throughout the world can also heavily influence the demand for natural gas. The United States and Russia are large producers of natural gas. In general, the supply of natural gas is based on competitive market forces: inadequate supply at any one time leads to price increases, which signal to production companies the need to increase the supply of natural gas to the market. Supplying natural gas in order to meet this demand, however, is dependent on a number of factors. These factors may be broken down into two segments: those factors that affect the short-term supply and general barriers to increasing supply. In turn, factors that affect the short-term supply are as follows: the availability of skilled workers and equipment, permitting and well development and weather and delivery disruptions (e.g., hurricanes, labor strikes and wars). Similarly, the other more general barriers to the increase in supply of natural gas are access to land, the expansion of pipelines and the financial environment. These factors, which are not exhaustive, are interrelated and can have complex and unpredictable effects on the supply for, and the price of, natural gas.

Palladium

The price of palladium has fluctuated widely over the past several years. Because the palladium supply is both limited and concentrated, any disruptions in the palladium supply tend to have an exaggerated effect on the price of palladium. Key factors that may influence prices are the policies and production and cost levels in the most important palladium-producing countries, in particular, Russia and South Africa (which together account for a large portion of production), the size and availability of the Russian palladium stockpiles, global supply and demand as well as the economic situation of the main consuming countries. The possibility of large-scale distress sales of palladium in times of crises may also have a short-term negative impact on the price of palladium and may adversely affect the value of the notes. For example, the 2008 financial crisis resulted in significantly depressed prices of palladium, largely due to forced sales and deleveraging from institutional investors such as hedge funds and pension funds. Crises in the future may impair palladium’s price performance, which may, in turn, have an adverse effect on the value of the notes. Palladium is used in a variety of industries, in particular the automotive industry. Demand for palladium from the automotive industry, which uses palladium in the manufacture of catalytic converters, accounts for a large portion of the industrial use of palladium, and a renewed decline in the global automotive industry may impact the price of palladium and affect the value of the notes. Palladium is also used in the electronics, dental and jewelry industries.

Platinum

The price of platinum is primarily affected by global demand for and supply of platinum. However, since the platinum supply is very limited, any disruptions in platinum supply tend to have an exaggerated effect on the price of platinum. Key factors that may influence prices are the policies in or political stability of the most important producing countries, in particular, Russia and South Africa (which together account for a substantial majority of production), the size and availability of the Russian and South African platinum stockpiles and the economic situation of the main consuming countries. Platinum is used in a variety of industries, primarily the automotive industry. Demand for platinum from the automotive industry, which uses platinum in the manufacture of catalytic converters, accounts for a large portion of the industrial use of platinum. Platinum is also used in the chemical industry, the electronics industry and the dental industry. The primary nonindustrial use of platinum is jewelry.

RBOB Gasoline

The level of global industrial activity influences the demand for non-oxygenated gasoline. In addition, the demand has seasonal variations, which occur during “driving seasons,” usually considered the summer months in North America and Europe. Non-oxygenated gasoline is derived from crude oil and as such, any factors that influence the supply of crude oil may also influence the supply of non-oxygenated gasoline.

Silver

The price of silver is primarily affected by global demand for and supply of silver. Silver prices can fluctuate widely and may be affected by numerous factors. These include general economic trends, technical developments, substitution issues and regulation, as well as specific factors including industrial and jewelry demand, expectations with respect to the rate of inflation, the relative strength of the U.S. dollar (the currency in which the price of silver is generally quoted) and other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events and production costs and disruptions in major silver-producing countries, such as Mexico, China and Peru. The demand for and supply of silver affect silver prices, but not necessarily in the same manner as supply and demand affect the prices of other commodities. The supply of silver consists of a combination of new mine production and existing stocks of bullion and fabricated silver held by governments, public and private financial institutions, industrial organizations and private individuals. In addition, the price of silver has on occasion been subject to very rapid short-term changes due to speculative activities. From time to time, above-ground inventories of silver may also influence the market. The major end uses for silver include industrial applications, jewelry, photography and silverware. It is not possible to predict the aggregate effect of all or any combination of these factors.

Soybeans

The price of soybeans is primarily affected by the global demand for and supply of soybeans but is also influenced significantly from time to time by speculative actions, currency exchange rates and factors relating to crop yields. Demand for soybeans is in part linked to the development of agricultural, industrial and energy uses for soybeans. This includes the use of soybeans for the production of animal feed, vegetable oil, edible soybean oil and biodiesel all of which may have a major impact on worldwide demand for soybeans. In addition, prices for soybeans are affected by governmental programs and policies regarding agriculture, including soybeans, specifically, and trade, fiscal and monetary issues, more generally. Extrinsic factors also affect soybean prices such as crop yields, natural disasters, pestilence, wars and political and civil upheavals. In addition, substitution of other commodities for soybeans could also impact the price of soybeans. The supply of soybeans is particularly sensitive to weather patterns such as floods, drought and freezing conditions, planting decisions, the price of fuel, seeds and fertilizers and the current and previous price of soybeans. In addition, technological advances and scientific developments could lead to increases in worldwide production of soybeans and corresponding decreases in the price of soybeans. The United States, Brazil and Argentina are large suppliers of soybean crops.

Wheat

The price of wheat is primarily affected by the global demand for and supply of wheat but is also influenced significantly from time to time by speculative actions, currency exchange rates and factors relating to crop yields. Demand for wheat is in part linked to the development of agricultural, industrial and energy uses for wheat including the use of wheat for the production of animal feed and bioethanol which may have a major impact on worldwide demand for wheat. In addition, prices for wheat are affected by governmental and intergovernmental programs and policies regarding trade, agriculture and energy and fiscal and monetary issues, more generally. Human consumption and alternative uses for wheat and other grains in manufacturing and other industries may also affect the price of wheat. Wheat prices may also be influenced by or dependent on subsidies, tariffs, retail prices, social trends, lifestyle changes and market power. Extrinsic factors also affect grain prices such as natural disasters, pestilence, wars and political and civil upheavals. Substitution of other commodities for wheat could also impact the price of wheat. The supply of wheat is particularly sensitive to weather patterns such as floods, drought and freezing conditions, planting decisions, the price of fuel, seeds and fertilizers and the current and previous price of wheat. In addition, technological advances and scientific developments could lead to increases in worldwide production of wheat and corresponding decreases in the price of wheat. China, India and the United States are large producers of wheat crops.

WTI Crude Oil

The price of WTI light sweet crude oil futures is primarily affected by the global demand for and supply of crude oil but is also influenced significantly from time to time by speculative actions, currency exchange rates and factors relating to crop yields. Crude oil prices are volatile and subject to dislocation. Demand for refined petroleum products by consumers, as well as the agricultural, manufacturing and transportation industries, affects the price of crude oil. Crude oil’s end-use as a refined product is often as transport fuel, industrial fuel and in-home heating fuel. Potential for substitution in most areas exists, although considerations, including relative cost, often limit substitution levels. Because the precursors of demand for petroleum products are linked to economic activity, demand will tend to reflect economic conditions. Demand is also influenced by government regulations, such as environmental or consumption policies. In addition to general economic activity and demand, prices for crude oil are affected by political events, labor activity and, in particular, direct government intervention (such as embargos) or supply disruptions in major oil-producing regions of the world. Such events tend to affect oil prices worldwide, regardless of the location of the event. Supply for crude oil may increase or decrease depending on many factors. These include production decisions by OPEC and other crude oil producers. Crude oil prices are determined with significant influence by OPEC. OPEC has the potential to influence oil prices worldwide because its members possess a significant portion of the world’s oil supply. In the event of sudden disruptions in the supplies of oil, such as those caused by war, natural events, accidents or acts of terrorism, prices of oil futures contracts could become extremely volatile and unpredictable. Also, sudden and dramatic changes in the futures market may occur, for example, upon a cessation of hostilities that may exist in countries producing oil, the introduction of new or previously withheld supplies into the market or the introduction of substitute products or commodities. Crude oil prices may also be affected by short-term changes in supply and demand because of trading activities in the oil market and seasonality (e.g., weather conditions such as hurricanes). It is not possible to predict the aggregate effect of all or any combination of these factors.

Zinc

The price of zinc is primarily affected by the global demand for and supply of zinc but is also influenced significantly from time to time by speculative actions and by currency exchange rates. Demand for zinc is significantly influenced by the level of global industrial economic activity. The galvanized steel industrial sector is particularly important to demand for zinc given that the use of zinc in the manufacture of galvanized steel accounts for a significant percentage of worldwide zinc demand. The galvanized steel sector is in turn heavily dependent on the automobile and construction sectors. Growth in the production of galvanized steel will drive zinc demand. An additional but highly volatile component of demand is adjustments to inventory in response to changes in economic activity and/or pricing levels. China, Australia and Peru are large producers of zinc. The supply of zinc is also affected by current and previous price levels, which will influence investment decisions in new mines and smelters. It is not possible to predict the aggregate effect of all or any combination of these factors.

Single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally.

Any payment on the notes may be linked exclusively to the price of a single underlying commodity and not to a diverse basket of commodities or a broad-based commodity index. For such notes, the price of the underlying commodity may not correlate with, and may diverge significantly from, the prices of commodities generally. Because these notes are linked to the price of a single commodity, they carry greater risk and may be more volatile than a security linked to the prices of multiple commodities or a broad-based commodity index. The prices of many individual commodities may be, and have recently been, highly volatile, and there can be no assurance that the volatility will lessen.

An investment in the notes may be subject to risks associated with the LME.

The notes may be linked in whole or in part to a commodity (aluminum, copper and zinc) whose price is determined by the LME. The LME is a principals’ market which operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets. For example, unlike U.S. exchange, the LME does not impose daily price limits that restrict the extent of daily fluctuations in the prices of LME contracts. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. In addition, the LME has discretion to impose “backwardation limits” by permitting short sellers who are unable to effect delivery of an underlying commodity to borrow such commodity at a price per day that is no greater than the backwardation limit to defer their delivery. Backwardation limits may constrain appreciation or cause depreciation of the prices of futures contracts expiring in near delivery months. As a result, there may be a greater risk of a concentration of positions in LME contracts on particular delivery dates, which in turn could cause temporary aberrations in the prices of LME contracts for certain delivery dates. If such aberrations occur during the term of the notes, the price of a Commodity and, consequently, any payment on the notes, could be adversely affected.

An investment in the notes may be subject to risks associated with an independent service provider appointed by the LBMA or the LPPM, as applicable.

The notes may be linked in whole or in part to a commodity (gold, silver, platinum and palladium) whose price is determined by an independent service provider appointed by the LBMA or the LPPM, as applicable. Each of the LBMA and the LPPM is a principals’ market which operates in a manner more closely analogous to the over-the-counter physical commodity markets than regulated futures markets, and certain features of U.S. futures contracts are not present in the context of trading in the LBMA and the LPPM, as applicable. For example, there are no daily price limits on the LBMA gold and silver prices or the LPPM platinum and palladium prices that would otherwise restrict fluctuations in those prices. In a declining market, therefore, it is possible that prices would continue to decline without limitation within a trading day or over a period of trading days. Additionally, the LBMA is a self-regulatory association of bullion market participants. Although all market-making members of the LBMA are supervised by the Bank of England and are required to satisfy a capital adequacy test, the LBMA itself is not a regulated entity. Likewise, the LPPM is a self-regulatory association of bullion market participants that is not a regulated entity. The LBMA or the LPPM, as applicable, may alter, discontinue or suspend calculation or dissemination of its commodities’ prices, which could adversely affect the value of the notes. If the LMBA or the LPPM, as applicable, should cease operations or if bullion trading should become subject to a value added tax or other tax or any other form of regulation currently not in place, the role of the LBMA gold and silver prices and the LPPM platinum and palladium prices as a global benchmark for the values of gold, silver, platinum and palladium may be adversely affected. The LBMA or the LPPM, as applicable, or an independent service provider appointed by the LBMA or the LPPM, as applicable, will have no obligation to consider your interests in calculating or revising its commodities’ prices.

Risks Relating to a Hybrid Index

Notes linked in whole or in part to a Hybrid Index will be subject to the relevant risks set forth above and in the relevant pricing supplement.

Notes linked in whole or in part to a Hybrid Index that provides direct or indirect exposure to a combination of equity securities and/or futures contracts on equity indices will be subject to the relevant risks set forth under “Risks Relating to a Reference Stock, a Fund, an Equity Index or an Equity Futures Index” above, and notes linked in whole or in part to a Hybrid Index that provides direct or indirect exposure to commodity futures contracts will be subject to the relevant risks set forth under “Risks Relating to a Commodity, a Commodity Futures Contract or a Commodity Index” above. For notes linked in whole or in part to a Hybrid Index, the relevant pricing supplement will describe any additional risks applicable to that Hybrid Index.

Risks Relating to Tax and Related Matters

The U.S. federal income tax consequences of an investment in the notes may be uncertain.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of certain notes that may be offered under this product supplement, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of those notes are uncertain, and the IRS or a court might not agree with the treatment of them as described in “United States Federal Income Tax Considerations.” If the IRS were successful in asserting an alternative treatment for the notes, the tax consequences (including, for non-U.S. investors, the U.S. federal withholding tax consequences) of ownership and disposition of the notes might be materially and adversely affected.

As described below under “United States Federal Income Tax Considerations—Tax Treatment of the Notes,” the U.S. Treasury Department (“Treasury”) and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.

In addition, in 2015, Treasury and the IRS released notices designating certain “basket options,” “basket contracts” and substantially similar transactions as “reportable transactions.” Treasury and the IRS have recently released proposed regulations that, if finalized, would provide for rules that are substantively similar to those in the 2015 notices, except that all affected transactions would be categorized as “listed transactions” whereas certain of those transactions were categorized as “transactions of interest” by the 2015 notices. The proposed regulations apply to specified transactions in which a taxpayer or its “designee” has, and exercises, discretion to change the assets or an algorithm underlying the transaction. If we, an Index Sponsor or calculation agent or other person were to exercise discretion under the terms of a note that is not treated as a debt instrument for U.S. federal income tax purposes, or an Index underlying such a note, and were treated as a holder’s designee for these purposes, unless an exception applied certain holders of the relevant notes could be required to report certain information to the IRS, as set forth in the applicable Treasury regulations, or be subject to penalties. We might also be required to report information regarding the transaction to the IRS.

Further, there is significant uncertainty about whether certain gain or loss a holder recognizes at maturity (or earlier retirement) of a note that is linked solely to interest rates (or a similar market measure) and that is not treated as a debt instrument for U.S. federal income tax purposes should be treated as capital gain or loss or as ordinary income or loss. An ordinary loss recognized by an individual holder might, among other things, be treated as a non-

deductible “miscellaneous itemized deduction” and ordinary income recognized by an individual holder would not be eligible for the lower tax rates applicable to long-term capital gain.

You should review carefully the section of this product supplement entitled “United States Federal Income Tax Considerations.” You should also consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the notes, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The Canadian federal income tax consequences of an investment in the notes may be uncertain.

This product supplement, the accompanying prospectus, and the accompanying prospectus supplement contain a general description of certain Canadian federal income tax considerations relating to the notes. You should consult your tax advisors as to the consequences, under the tax laws of the country where you are resident for tax purposes, of acquiring, holding and disposing of the notes and receiving the payments that might be due under the notes. For a more complete discussion of the Canadian federal income tax consequences of investing in the notes please see, as applicable, the description of material Canadian federal income tax considerations relevant to a Non-resident Holder (as that term is defined in the section entitled “Tax Consequences—Canadian Taxation” in the accompanying prospectus) of owning debt securities under “Tax Consequences—Canadian Taxation” in the accompanying prospectus or the description of material Canadian federal income tax considerations relevant to a Resident Holder (as that term is defined in the section entitled “Certain Income Tax Consequences – Canadian Taxation” in the accompanying prospectus supplement) owning debt securities under “Certain Income Tax Consequences – Canadian Taxation – Noteholders Resident in Canada” in the accompanying prospectus supplement, together with the discussion under the heading “Supplemental Discussion of Canadian Tax Consequences” in this prospectus supplement.

In certain circumstances, the Canadian tax treatment of an investment in the notes may be uncertain. We do not plan to request a ruling from the Canada Revenue Agency regarding the tax treatment of an investment in the notes, and the Canada Revenue Agency or a court may not agree with the tax treatment described in this product supplement.

Non-U.S. investors may be subject to U.S. federal withholding tax under Section 871(m) of the Internal Revenue Code of 1986, as amended, in respect of certain notes.

Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors with respect to certain financial instruments linked to U.S. equities. This withholding regime generally applies to financial instruments that substantially replicate the economic performance of one or more underlying U.S. equities, as determined based on tests set forth in the applicable Treasury regulations.

The Section 871(m) regime requires complex calculations to be made with respect to financial instruments linked to U.S. equities, and its application to a specific issue of notes may be uncertain. Accordingly, even if we determine that certain notes are not subject to Section 871(m), the IRS could challenge our determination and assert that withholding is required in respect of those notes. Moreover, the application of Section 871(m) to a note may be affected by a non-U.S. investor’s other transactions. Non-U.S. investors should review the discussion under “United States Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code.” Non-U.S. investors should also consult their tax advisers regarding the application of Section 871(m) in their particular circumstances.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You may be required to recognize taxable income on the notes prior to maturity.

If you are a U.S. investor in a note, you may be required to recognize taxable interest income in each year that you hold the note, even though, in the case of certain notes, you will not receive any payment in respect of the note prior to maturity (or earlier sale, exchange or retirement). In addition, any gain you recognize may be treated as ordinary interest income rather than capital gain. You should review the section of this product supplement entitled “United States Federal Income Tax Considerations.”

Possible taxable event for U.S. federal income tax purposes.

Certain changes affecting the notes could result in a taxable modification (referred to herein as a “significant modification”) of the affected notes for U.S. federal income tax purposes. For example, a change in the methodology by which an Underlier is calculated, a change in the components of an Underlier, a change in the timing or amount of payments on a note due to a market disruption event, the designation of a successor Underlier or rate referenced by a note, or other similar circumstances resulting in a material change to an Underlier could result in a significant modification of the affected notes. Additionally, if our obligations under the notes were assumed by another entity, such assumption could result in a significant modification of the affected notes.

A significant modification would generally result in the affected notes being treated as terminated and reissued for U.S. federal income tax purposes. In that event, a U.S. investor would generally be required to recognize gain or loss (subject to possible treatment as a recapitalization or, in the case of loss, to the possible application of the wash sale rules) with respect to those notes. Moreover, the treatment of those notes after such an event could differ from their prior treatment. A changed treatment could have possible U.S. federal withholding tax consequences to non-U.S. investors in those notes. You should consult your tax adviser regarding the risk of such an event.

A 30% U.S. federal withholding tax may be withheld on coupon payments to non-U.S. investors with respect to certain notes.

Because significant aspects of the tax treatment of notes that are not treated as debt instruments for U.S. federal income tax purposes (including for this purpose notes treated as a Put Option and a Deposit) are uncertain, persons having withholding responsibility in respect of such notes may treat a portion or all of each coupon payment on the notes to non-U.S. investors as subject to U.S. federal withholding tax. To the extent that we have withholding responsibility in respect of such notes, we would expect generally to treat the coupon payments as subject to U.S. withholding tax. You should expect that, if the applicable withholding agent determines that withholding tax should apply, it will be at a rate of 30% (unless an exception or lower treaty rate applies). We will not pay any additional amounts in respect of such withholding. Non-U.S. investors should read carefully the sections entitled “United States Federal Income Tax Considerations—Tax Consequences to Non-U.S. Holders” in this product supplement, the section “Tax Consequences” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement. You should consult your tax adviser about your own tax situation.

Insurance companies and employee benefit plans should consult counsel regarding the notes.

Any insurance company or fiduciary of a pension plan or other employee benefit plan or arrangement that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA,” or the Code, including an IRA or a Keogh plan (or a governmental or other plan to which similar prohibitions apply), and that is considering purchasing the notes with the assets of the insurance company or the assets of such a plan or arrangement, should consult with its counsel regarding whether the purchase or holding of the notes could give rise to a “prohibited transaction” under ERISA or the Code or any similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the notes. For additional information, please see the discussion under “Benefit Plan Investor Considerations” below.

Use of Proceeds and Hedging

Unless otherwise specified in the relevant pricing supplement, the net proceeds we receive from the sale of the notes will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the notes. See also “Use of Proceeds” in the accompanying prospectus.

Unless otherwise specified in the relevant pricing supplement, the original issue price of the notes will include each agent’s commissions (as shown on the cover page of the relevant pricing supplement) paid with respect to the notes, the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the notes. The estimated cost of hedging includes the projected profit that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the notes. Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected or could result in a loss. It is possible that such hedging could result in substantial returns for us or our affiliates while the value of the notes declines.

In anticipation of, or in connection with, the sale of the notes, we expect to enter into hedging transactions with one or more of our affiliates, or with one or more of the agents or their affiliates, in respect of some or all of our anticipated exposure in connection with the notes. We may adjust or exit any hedge positions at or prior to any Determination Date or at any other time. Our hedging activity may include entering, adjusting or exiting positions in one or more Underliers, the securities, commodities, futures contracts or other assets underlying one or more Underliers, related currency exchange rates and/or listed or over-the-counter derivative instruments that reference or relate to any of the foregoing or any Reference Rate. From time to time, prior to maturity of the notes, we may pursue a dynamic hedging strategy that may involve taking long or short positions in any of the foregoing.

We, the agents and our respective affiliates may also acquire a long or short position in securities similar to the notes from time to time and may, in our or their sole discretion, hold or resell those securities at any time.

General Terms of the Notes

General

The notes will be issued as part of a series of senior unsecured debt securities entitled “Senior Global Medium-Term Notes, Series J,” which is more fully described in the accompanying prospectus supplement and will rank pari passu with all of our other unsecured and unsubordinated obligations. The notes will be issued by Royal Bank of Canada under an indenture dated October 23, 2003, as amended or supplemented from time to time, between Royal Bank of Canada and The Bank of New York Mellon, as trustee.

The notes will be issued in denominations of $1,000 and integral multiples thereof, unless otherwise specified in the relevant pricing supplement. The notes may be represented by one or more permanent global notes registered in the name of DTC, or its nominee, as described under “Ownership and Book-Entry Issuance—Considerations Relating to DTC” in the prospectus. Unless otherwise specified in the relevant pricing supplement, the notes will be represented by a type of global note referred to as a master note. A master note evidences multiple securities that may be issued at different times and that may have different terms. Unless otherwise specified in the relevant pricing supplement, in connection with each issuance, we will instruct the trustee to make appropriate notations to indicate that the master note evidences the notes in that issuance.

We will irrevocably deposit with the paying agent no later than the opening of business on the applicable date funds sufficient to make payments of the amount payable, if any, with respect to the notes on such date. We will give the paying agent irrevocable instructions and authority to pay that amount to the holders of the notes entitled thereto.

Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding notes by tender, in the open market or by private agreement.

In this “General Terms of the Notes” section, references to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through DTC or another depositary. Owners of beneficial interests in the notes should read the section entitled “Description of the Notes We May Offer—Legal Ownership” in the prospectus supplement and “Ownership and Book-Entry Issuance” in the prospectus.

Payments on the Notes

Any amount payable on the notes will be determined pursuant to the terms set forth in the relevant pricing supplement. If the amount of any payment calculated as set forth in the relevant pricing supplement is less than zero, the amount of that payment will be $0. Any payment on the notes is subject to our credit risk.

Interest Payments

If the relevant pricing supplement specifies that the notes will bear periodic interest, the notes will pay interest in arrears at the per annum rate, or such other rate or rates, including rates that reference the performance of one or more Underliers, as specified in the relevant pricing supplement. The relevant pricing supplement may also specify that the payment of interest is contingent on the performance of one or more Underliers.

30/360 day count convention. Unless otherwise specified in the relevant pricing supplement, if the relevant pricing supplement specifies that interest is payable on the notes and that a 30/360 day count convention applies, the interest payment due on each interest payment date specified in the relevant pricing supplement for each note will be calculated as follows:

principal amount × interest rate × day count fraction

where the “interest rate” is determined for each interest payment date (or for the interest period relating to each interest payment date) as specified in the relevant pricing supplement and the “day count fraction” is calculated as follows for the interest period relating to each interest payment date:

where:

“Y1” is the year, expressed as a number, in which the first day of the relevant interest period falls;

“Y2” is the year, expressed as a number, in which the day immediately following the last day included in the relevant interest period falls;

“M1” is the calendar month, expressed as a number, in which the first day of the relevant interest period falls;

“M2” is the calendar month, expressed as number, in which the day immediately following the last day included in the relevant interest period falls;

“D1” is the first calendar day, expressed as a number, of the relevant interest period, unless that number would be 31, in which case D1 will be 30; and

“D2” is the calendar day, expressed as a number, immediately following the last day included in the relevant interest period, unless that number would be 31 and D1 is greater than 29, in which case D2 will be 30.

Unless otherwise specified in the relevant pricing supplement, each period from and including an interest payment date (or, for the first such period, the issue date of the notes) to but excluding the next following interest payment date will be an “interest period.”

No day count convention. Unless otherwise specified in the relevant pricing supplement, if the relevant pricing supplement specifies that interest is payable on the notes but does not specify that any day count convention applies, the interest payment due on each interest payment date specified in the relevant pricing supplement for each note will be calculated as follows:

principal amount × interest rate × 1 / number of interest payment dates per year where the “interest rate” is determined as specified in the relevant pricing supplement and the “number of interest payment dates per year” is determined by the frequency of the scheduled interest payment dates and how many scheduled interest payment dates would occur over the course of a full year, regardless of the actual term of the notes. If the payment of interest is contingent on the performance of one or more Underliers, the relevant pricing supplement may refer to the interest rate as a “contingent interest rate.”

Unless otherwise specified in the relevant pricing supplement, interest will accrue from and including the issue date of the notes to but excluding the maturity date or the date on which the notes are redeemed early, if applicable. Unless otherwise specified in the relevant pricing supplement, interest will be payable in arrears on each interest payment date to and including the maturity date or the date on which the notes are redeemed early, if applicable, to the holders of record at the close of business on the business day prior to that interest payment date, provided that any interest payable at maturity or upon early redemption will be payable to the person to whom the payment at maturity or upon early redemption, as applicable, will be payable.

Payment at Maturity

The relevant pricing supplement will specify the manner in which any payment at maturity will be determined. If so specified in the relevant pricing supplement, you may lose some or all of your principal amount at maturity.

For notes linked to one or more References Stocks or Funds, the relevant pricing supplement may specify that the payment at maturity will consist of the delivery of a predetermined number of shares (or the cash value of those shares), which is referred to in this product supplement as the “physical delivery amount.” The market value of shares delivered as the physical delivery amount (or the cash value of those shares) may be less than your principal amount and may be zero. Any physical delivery amount is subject to adjustment as described under “Reference Stocks and Funds—Anti-dilution Adjustments” below.

No Fractional Shares. If we deliver shares to you at maturity, we will pay cash in lieu of delivering any fractional shares in an amount equal to the Final Underlier Value times the applicable fractional amount, unless otherwise specified in the relevant pricing supplement. As a result, if the physical delivery amount is less than 1.0 on the final Determination Date, any payment will be made in cash.

Delivery of Shares. We may designate any of our affiliates to deliver any shares pursuant to the terms of the notes, and we will be discharged of any obligation to deliver those shares to the extent of that performance by our affiliates. References in this product supplement to delivery of shares will be deemed to include delivery of shares by any affiliate of ours. If, due to an event beyond our control, we determine it is impossible, impracticable (including unduly burdensome) or illegal for us to deliver shares to you, we will pay the cash equivalent of those shares in lieu of delivering shares.

Payment upon Early Redemption

The relevant pricing supplement may specify that the notes will be subject to early redemption. No further payments will be made on the notes after they have been redeemed.

Optional Redemption. If the relevant pricing supplement provides for an optional redemption feature to apply to the notes, we will have the right, at our election, to redeem the notes on any of the dates specified in the relevant pricing supplement for a cash payment that will be determined as set forth in the relevant pricing supplement. The relevant pricing supplement will specify whether we will have the right to redeem the notes in whole or in part. If we intend to redeem your notes, we will deliver notice to DTC, as holder of the notes, at least such number of business days specified in the relevant pricing supplement prior to the date on which the notes are to be redeemed.

Automatic Redemption. If the relevant pricing supplement provides for an automatic redemption feature to apply to the notes, the notes will be automatically redeemed under the circumstances set forth in the relevant pricing supplement for a cash payment that will be determined as set forth in the relevant pricing supplement on the relevant date(s) specified in the relevant pricing supplement.

Calculation Agent

Unless otherwise specified in the relevant pricing supplement, RBCCM will act as the calculation agent. The calculation agent will make all necessary calculations and determinations in connection with the notes, including calculations and determinations relating to each Underlier and any payments on the notes. All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us. We may appoint a different calculation agent from time to time after the date of the relevant pricing supplement without your consent and without notifying you.

All calculations with respect to a value of, or return on, an Underlier will be rounded to the nearest one ten-thousandth, with five one-hundred-thousandth rounded upward (e.g., 0.87645 would be rounded to 0.8765); all dollar amounts related to determination of the payment per note on any Payment Date will be rounded to the nearest one ten-thousandth, with five one hundred-thousandths rounded upward (e.g., 0.76545 would be rounded up to 0.7655); and all dollar amounts paid, if any, on the aggregate principal amount of notes per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Postponement of a Payment Date

If any scheduled Payment Date is not a business day, then that Payment Date will be the next succeeding business day following the scheduled Payment Date. If, due to a market disruption event or otherwise, any Determination Date referenced in the determination of a payment on the notes that will or may be payable on any Payment Date is postponed so that it falls less than three business days prior to that scheduled Payment Date, that Payment Date will be the third business day following the latest such Determination Date, as postponed, unless otherwise specified in the relevant pricing supplement. If any Payment Date is adjusted as the result of a non-business day or a market disruption event or otherwise, any payment of interest due on that Payment Date will be made on that Payment Date, as postponed, with the same force and effect as if that Payment Date had not been postponed, but no interest will accrue or be payable as a result of the delayed payment. Notwithstanding the forgoing, if the relevant pricing supplement specifies that interest is payable on the notes and that a 30/360 day count convention applies, any payment of interest due on an interest payment date that is not a business day will be paid on the next succeeding business day following such interest payment date, but no interest will accrue or be payable as a result of the delayed payment.

Postponement of a Determination Date

Certain definitions

Unless otherwise specified in the relevant pricing supplement, with respect to an Underlier and a Determination Date, the “Final Disrupted Determination Date” means:

•	in the case of a Reference Stock, a Fund or an Index (other than a Commodity Index), the tenth scheduled trading day for that Underlier after that Determination Date, as originally scheduled; and

•	in the case of a Commodity, a Commodity Futures Contract or a Commodity Index, the fifth scheduled trading day for that Underlier after that Determination Date, as originally scheduled.

Unless otherwise specified in the relevant pricing supplement, with respect to an Underlier and the Final Disrupted Determination Date for a Determination Date, the “Fallback Value” means:

•	in the case of a Reference Stock, a Fund, a Commodity or a Commodity Futures Contract, the calculation agent’s good faith estimate of the closing value (as defined below) of that Underlier that would have prevailed on that Final Disrupted Determination Date but for the occurrence of the relevant market disruption event;

•	in the case of an Index (other than a Commodity Index), the closing value of that Index on that Final Disrupted Determination Date determined by the calculation agent in accordance with the formula for and method of calculating the closing value of that Index last in effect prior to the commencement of the market disruption event, using the closing value (or, if trading in the relevant components has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing value that would have prevailed but for that suspension or limitation) on that Final Disrupted Determination Date of each component most recently constituting that Index and, if applicable, any futures contract required to roll any expiring futures contract in accordance with the method of determining the composition of that Index; and

•	in the case of a Commodity Index, the closing value of that Commodity Index on that Final Disrupted Determination Date determined as set forth under “—Notes Linked to a Commodity Index” below.

Notes Linked to a Single Underlier

If a Determination Date is not a scheduled trading day with respect to the Underlier, that Determination Date will be postponed to the next succeeding scheduled trading day with respect to the Underlier.

If a market disruption event occurs or is continuing with respect to the Underlier on a Determination Date, then that Determination Date will be postponed to the first succeeding scheduled trading day for the Underlier on which a market disruption event for the Underlier has not occurred and is not continuing; however, if that first succeeding trading day has not occurred as of the Final Disrupted Determination Date for the Underlier, that Final Disrupted Determination Date will be deemed to be that Determination Date. If a Determination Date has been postponed to the Final Disrupted Determination Date and a market disruption event occurs or is continuing with respect to the Underlier on that Final Disrupted Determination Date, the closing value of the Underlier on that Final Disrupted Determination Date will be the Fallback Value of the Underlier on that Final Disrupted Determination Date.

See “—Notes Linked to a Commodity Index” below for additional provisions relating to the determination of the closing value of a Commodity Index in the event of a market disruption event. In addition, in the case of a Commodity Index, a market disruption event will be deemed not to have occurred or been continuing on any day subsequent to a scheduled Determination Date if, as of that subsequent date, the official settlement price of each futures contract included in that Commodity Index has been determined as described under “—Notes Linked to a Commodity Index” below.

Notes Linked to Multiple Underliers

If a Determination Date is not a scheduled trading day with respect to an Underlier, that Determination Date for each Underlier will be postponed to the next succeeding day that is a scheduled trading day with respect to each Underlier.

If a market disruption event occurs or is continuing with respect to an Underlier on a Determination Date, then that Determination Date for that Underlier will be postponed to the first succeeding scheduled trading day for that Underlier on which a market disruption event for that Underlier has not occurred and is not continuing; however, if that first succeeding trading day has not occurred as of the Final Disrupted Determination Date for that Underlier, that Final Disrupted Determination Date will be deemed to be the Determination Date for that Underlier. If a Determination Date for an Underlier has been postponed to the Final Disrupted Determination Date for that Underlier and a market disruption event occurs or is continuing with respect to that Underlier on that Final Disrupted Determination Date, the closing value of that Underlier on that Final Disrupted Determination Date will be the Fallback Value of that Underlier on that Final Disrupted Determination Date.

Notwithstanding the postponement of a Determination Date for an Underlier due to a market disruption event with respect to that Underlier on that Determination Date, the originally scheduled Determination Date will remain the Determination Date for any Underlier not affected by a market disruption event on the originally scheduled Determination Date.

See “—Notes Linked to a Commodity Index” below for additional provisions relating to the determination of the closing value of a Commodity Index in the event of a market disruption event. In addition, in the case of a Commodity Index, a market disruption event will be deemed not to have occurred or been continuing on any day subsequent to a scheduled Determination Date if, as of that subsequent date, the official settlement price of each futures contract included in that Commodity Index has been determined as described under “—Notes Linked to a Commodity Index” below.

Notes Linked to a Commodity Index

If a Determination Date for a Commodity Index is postponed due to a market disruption event, the closing value of that Commodity Index for that Determination Date will be determined by the calculation agent and will be calculated in accordance with the formula for and method of calculating the closing value of that Commodity Index last in effect prior to the originally scheduled Determination Date, using:

•	with respect to each futures contract included in that Commodity Index with respect to which no Underlying Commodity Futures Contract (as defined below) is affected by the market disruption event (each, an “Unaffected Index Contract”), the official settlement price of that Unaffected Index Contract as of the originally scheduled Determination Date (including any delayed publication of that official settlement price for the originally scheduled Determination Date that occurred on or prior to the determination of the postponed Determination Date); and

•	with respect to each futures contract included in that Commodity Index with respect to which any Underlying Commodity Futures Contract is affected by the market disruption event (each, an “Affected Index Contract”), the official settlement price of that Affected Index Contract on the first scheduled trading day immediately following the originally scheduled Determination Date that is not subject to a market disruption event affecting any Underlying Commodity Futures Contract for that Affected Index Contract, provided that if each day from and including the originally scheduled Determination Date to and excluding the applicable Final Disrupted Determination Date is subject to a market disruption event with respect to any such Underlying Commodity Futures Contract, the price of each such Underlying Commodity Futures Contract will be determined in good faith based on the calculation agent’s assessment of the official settlement price of that Affected Index Contract on that Final Disrupted Determination Date.

With respect to a futures contract included in a Commodity Index, an “Underlying Commodity Futures Contract” means any futures contract included in that Commodity Index that references the same commodity as that futures contract (including that futures contract), in accordance with the published methodology of that Commodity Index.

Change-in-Law Events

Unless otherwise specified in the relevant pricing supplement, the provisions in this “Change-in-Law Events” section will apply to notes linked in whole or in part to any Underlier that provides direct or indirect exposure to non-U.S. equity securities as determined by the calculation agent in its sole discretion.

If a change-in-law-event occurs, then the calculation agent may elect in its sole discretion to cause the maturity date of the notes to be accelerated to a date no later than the tenth business day following the date on which that change-in-law-event occurs. In the event of such an acceleration, the amount payable in respect of the notes on the maturity date as so accelerated will be the value of the notes, as determined by the calculation agent in its sole discretion by reference to, among other things, the value of any embedded options or other derivatives, on a day determined by the calculation agent that falls on or after the date on which that change-in-law-event occurs and prior to the maturity date as so accelerated (or, if the calculation agent determines in its sole discretion that referencing another day would achieve a more equitable result, such other day). In determining the value of the notes, the calculation agent will not take into account any change in our creditworthiness or credit spreads over the term of the notes. In the case of an acceleration of the maturity date on the notes, any accrued but unpaid interest payable under the notes will be paid through and excluding the related date of the accelerated payment.

A “change-in-law-event” will occur if due to (1) the adoption of, or any change in, any applicable law, regulation rule or order (including, for the avoidance of doubt and without limitation, any adoption or promulgation of new regulations authorized or mandated by existing statute) or (2) the promulgation of, or any change in, announcement or statement of the formal or informal interpretation by any court, tribunal, regulatory or executive authority with competent jurisdiction of any applicable law, regulation or order, the calculation agent determines in its sole discretion that the direct or indirect sale, purchase, beneficial ownership, holding, or transfer of, or any other transaction or other dealing related to, the notes or any Underlier or its components by us, our affiliates, other market participants or any class of eligible potential purchasers of the notes is prohibited or materially restricted or, after giving effect to any applicable liquidation, unwind or cure period, will be prohibited or materially restricted.

Commodity Hedging Disruption Events

Unless otherwise specified in the relevant pricing supplement, the provisions in this “Commodity Hedging Disruption Events” section will apply to notes linked in whole or in part to any Commodity, Commodity Futures Contract or Commodity Index. For purposes of this “Commodity Hedging Disruption Events” section, a Hybrid Index that provides exposure to commodity futures contracts is a Commodity Index.

If a commodity hedging disruption event occurs, then the calculation agent may elect in its sole discretion to cause the maturity date of the notes to be accelerated to a date no later than the tenth business day following the date on which that commodity hedging disruption event occurs. In the event of such an acceleration, the amount payable in respect of the notes on the maturity date as so accelerated will be the value of the notes, as determined by the calculation agent in its sole discretion by reference to, among other things, the value of any embedded options or other derivatives, on a day determined by the calculation agent that falls on or after the date on which that commodity hedging disruption event occurs and prior to the maturity date as so accelerated (or, if the calculation agent determines in its sole discretion that referencing another day would achieve a more equitable result, such other day). In determining the value of the notes, the calculation agent will not take into account any change in our creditworthiness or credit spreads over the term of the notes. In the case of an acceleration of the maturity date on the notes, any accrued but unpaid interest payable under the notes will be paid through and excluding the related date of the accelerated payment.

A “commodity hedging disruption event” will occur if:

•	due to (1) the adoption of, or any change in, any applicable law, regulation, rule or order (including, for the avoidance of doubt and without limitation, any tax law and any adoption or promulgation of new regulations authorized or mandated by existing statute) or (2) the promulgation of, or any change in, the interpretation, application, exercise or operation by any court, tribunal, regulatory authority, exchange or trading facility or any other relevant entity with competent jurisdiction of any applicable law, rule, regulation, order, decision or determination (including, without limitation, as implemented by the CFTC or any exchange or trading facility), the calculation agent determines in its sole discretion is contrary (or upon adoption, it will be contrary) to that law, rule, regulation, order, decision or determination for us to purchase, sell, enter into, maintain, hold, acquire or dispose of our or our affiliates’ hedge positions (as defined below), including (without limitation) if those hedge positions (in whole or in part) are (or, but for the consequent disposal thereof, would otherwise be) in excess of any allowable position limit(s) in relation to any commodity traded on any exchange(s) or other trading facility (it being within the sole and absolute discretion of the calculation agent to determine which of the hedge positions are counted towards that limit); or

•	for any reason, we or our affiliates are unable, after using commercially reasonable efforts, to (1) acquire, establish, re-establish, substitute, maintain, unwind or dispose of any transaction(s) or asset(s) the calculation agent deems necessary to hedge the risk of entering into and performing our commodity-related obligations with respect to the notes or (2) realize, recover or remit the proceeds of any of those transaction(s) or asset(s).

“Hedge positions” means one or more (1) positions or contracts in securities, options, futures, derivatives or foreign exchange or (2) other instruments or arrangements, in each case, in order to hedge our obligations under the notes (in the aggregate on a portfolio basis or incrementally on a trade by trade basis).

Material Index Amendment Events

The provisions in this “Material Index Amendment Events” section will apply to notes linked to an Index only if the relevant pricing supplement specifies that these provisions will apply.

If a material index amendment event occurs, then the calculation agent may elect in its sole discretion to cause the maturity date of the notes to be accelerated to a date no later than the tenth business day following the date on which that material index amendment event occurs. In the event of such an acceleration, the amount payable in respect of the notes on the maturity date as so accelerated will be the value of the notes, as determined by the calculation agent in its sole discretion by reference to, among other things, the value of any embedded options or other derivatives, on a day determined by the calculation agent that falls on or after the date on which that material index amendment event occurs and prior to the maturity date as so accelerated (or, if the calculation agent determines in its sole discretion that referencing another day would achieve a more equitable result, such other day). In determining the value of the notes, the calculation agent will not take into account any change in our creditworthiness or credit spreads over the term of the notes. In the case of an acceleration of the maturity date on the notes, any accrued but unpaid interest payable under the notes will be paid through and excluding the related date of the accelerated payment.

A “material index amendment event” will occur if, as determined by the calculation agent in its sole discretion, the Index Sponsor of any Index to which the notes are linked, or of any direct or indirect component index of that Index, makes, or announces that it will make, or that it will undertake a consultation with respect to, a material change in the formula for or the method of calculating any such index or any other material modification of the index methodology governing any such index, except for one of the following:

•	an exercise of routine judgment in the administration of the relevant index methodology, provided that such routine judgment will not include deviations or alterations to the relevant index methodology designed to improve the financial performance of the relevant index;

•	a modification to correct errors in implementation of the relevant index methodology or calculations made pursuant to the relevant index methodology; or

•	an adjustment in response to an unanticipated event outside of the control of the Index Sponsor, such as a stock split, merger, listing or delisting, nationalization or insolvency of a component of the relevant index, a disruption in the financial markets for specific assets or in a particular jurisdiction, regulatory compliance requirement, force majeure or any other unanticipated event of similar magnitude and significance.

Reference Rates

Certain Definitions

A “U.S. Government Securities Business Day” is any day except for a Saturday, a Sunday or a day on which The Securities Industry and Financial Markets Association (or any successor ore replacement organization) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Daily SOFR and Compounded SOFR

The Secured Overnight Financing Rate (“SOFR”) is published by the Federal Reserve Bank of New York (together with any successor administrator of SOFR, “FRBNY”) and is intended to be a broad measure of the cost of borrowing cash overnight collateralized by Treasury securities. FRBNY reports that SOFR includes all trades in the Broad General Collateral Rate, plus bilateral Treasury repurchase agreement (“repo”) transactions cleared through the delivery-versus-payment service offered by the Fixed Income Clearing Corporation (the “FICC”), a subsidiary of The Depository Trust & Clearing Corporation. SOFR is filtered by FRBNY to remove a portion of the foregoing transactions considered to be “specials.” According to FRBNY, “specials” are repos for specific-issue collateral, which take place at cash-lending rates below those for general collateral repos because cash providers are willing to accept a lesser return on their cash in order to obtain a particular security.

FRBNY reports that SOFR is calculated as a volume-weighted median of transaction-level tri-party repo data collected from The Bank of New York Mellon, which currently acts as the clearing bank for the tri-party repo market, as well as General Collateral Finance Repo transaction data and data on bilateral Treasury repo transactions cleared through the FICC’s delivery-versus-payment service, which are obtained from the U.S. Department of the Treasury’s Office of Financial Research.

FRBNY currently publishes SOFR daily on its website. Information contained in the publication page for SOFR is not incorporated by reference in, and should not be considered part of, this product supplement.

Daily SOFR. “Daily SOFR” means, with respect to any U.S. Government Securities Business Day:

(1)	the Secured Overnight Financing Rate published for that U.S. Government Securities Business Day as that rate appears on the FRBNY’s website (or any successor source) on or about 5:00 p.m. (New York time) on the immediately following U.S. Government Securities Business Day (the “SOFR Determination Time”);

(2)	if the rate specified in (1) above does not so appear, the Secured Overnight Financing Rate as published with respect to the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the FRBNY’s website (or any successor source), provided that if the rate does not appear for five consecutive U.S. Government Business Days, Daily SOFR will be determined by the calculation agent in its sole discretion, taking into account any sources it deems reasonable in order to determine Daily SOFR in respect of that U.S. Government Business Day.

Compounded SOFR (Lookback). Unless the relevant pricing supplement specifies that an “Observation Period Shift” applies to the calculation of Compounded SOFR, “Compounded SOFR” means, with respect to any interest period (or any other period over which Compounded SOFR is to be calculated), the rate of return of a daily compound interest investment over that interest period (or that other period), calculated as follows with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (0.000005% being rounded upwards to 0.00001%):

where:

“d0” means the number of U.S. Government Securities Business Days in that interest period (or that other period);

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in that interest period (or that other period);

“SOFRi-xUSBD” means, for any U.S. Government Securities Business Day “i” in that interest period (or that other period), Daily SOFR with respect to the U.S. Government Securities Business Day falling a number of U.S. Government Securities Business Days prior to that day “i” equal to the “Lookback” specified in the relevant pricing supplement, provided that the Lookback will be five if no Lookback is specified in the relevant pricing supplement;

“ni” means, for any U.S. Government Securities Business Day “i” in that interest period (or that other period), the number of calendar days in that interest period (or that other period) from, and including, that U.S. Government Securities Business Day “i” up to, but excluding, the following U.S. Government Securities Business Day; and

“d” means the number of calendar days in that interest period (or that other period).

Compounded SOFR (Observation Period Shift). If the relevant pricing supplement specifies that an “Observation Period Shift” applies to the calculation of Compounded SOFR, then “Compounded SOFR” means, with respect to any interest period (or any other period over which Compounded SOFR is to be calculated), the rate of return of a daily compound interest investment over the Observation Period corresponding to that interest period (or that other period), calculated as follows with the resulting percentage being rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (0.000005% being rounded upwards to 0.00001%):

where:

“d0” means the number of U.S. Government Securities Business Days in that Observation Period;

“i” is a series of whole numbers from one to d0, each representing the relevant U.S. Government Securities Business Day in chronological order from, and including, the first U.S. Government Securities Business Day in that Observation Period;

“SOFRi” means, for any U.S. Government Securities Business Day “i” in that Observation Period, Daily SOFR with respect to that day “i”;

“ni” means, for any U.S. Government Securities Business Day “i” in that Observation Period, the number of calendar days in that Observation Period from, and including, that U.S. Government Securities Business Day “i” up to, but excluding, the following U.S. Government Securities Business Day; and

“d” means the number of calendar days in that Observation Period.

The “Observation Period” means, with respect to each interest period (or each other period over which Compounded SOFR is to be calculated), the period from, and including, the date a number of U.S. Government Securities Business Days preceding the first date in that interest period equal to the “Lookback” specified in the relevant pricing supplement (or the date a number of U.S. Government Securities Business Days preceding the first date in that other period equal to the Lookback) to, but excluding, the date a number of U.S. Government Securities Business Days preceding the interest payment date for that interest period equal to the Lookback (or the date a number of U.S. Government Securities Business Days preceding the calendar day immediately following the final day of that other period equal to the Lookback), provided that the Lookback will be five if no Lookback is specified in the relevant pricing supplement.

Effect of a Benchmark Transition Event. Notwithstanding anything to the contrary as outlined above, if the calculation agent determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes in respect of such determination on such date and all determinations on all subsequent dates. In connection with the implementation of a Benchmark Replacement, the calculation agent will have the right to make Benchmark Replacement Conforming Changes from time to time. Any determination, decision or election that may be made by us or by the calculation agent pursuant to the benchmark transition provisions described herein, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent manifest error;

•	will be made in our or the calculation agent’s sole discretion, notwithstanding anything to the contrary in this product supplement or in the accompanying prospectus or prospectus supplement; and

•	will become effective without consent from the holders of the notes or any other party.

Any determination, decision or election pursuant to the benchmark transition provisions made by the calculation agent will be made after consultation with us, and the calculation agent will not make any such determination, decision or election to which we object. Any determination, decision or election pursuant to the benchmark transition provisions not made by the calculation agent will be made by us on the basis as described above. The calculation agent shall have no liability for not making any such determination, decision or election. In addition, we may designate an entity (which may be our affiliate) to make any determination, decision or election that we have the right to make in connection with the benchmark transition provisions set forth in this pricing supplement.

Certain Definitions. For the purposes of this “Daily SOFR and Compounded SOFR” subsection:

“Benchmark” means, initially, Daily SOFR or Compounded SOFR, as specified in the relevant pricing supplement, provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to Daily SOFR or Compounded SOFR, as applicable (or, in the case of Compounded SOFR, with respect to Daily SOFR as used in the calculation of Compounded SOFR), or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

(1)	the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark and (b) the Benchmark Replacement Adjustment;

(2)	if the calculation agent determines that the ISDA Fallback Rate is an industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time, the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment;

(3)	the sum of: (a) the alternate rate of interest that has been selected by the calculation agent as the replacement for the then-current Benchmark giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by the calculation agent as of the Benchmark Replacement Date:

(1)	the spread adjustment (which may be a positive or negative value or zero), or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment;

(3)	the spread adjustment (which may be a positive or negative value or zero) that has been selected by the calculation agent giving due consideration to any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definitions or interpretations of “interest determination date,” “interest period” and “Observation Period,” the methodology, timing and frequency of determining rates and making payments of interest, the rounding of amounts or tenors, and other administrative matters) that the calculation agent decides may be appropriate to reflect the adoption of such Benchmark Replacement in a manner substantially consistent with market practice (or, if the calculation agent decides that adoption of any portion of such market practice is not administratively feasible or if the calculation agent determines that no market practice for use of the Benchmark Replacement exists or that no market practice for such use is applicable to the notes, in such other manner as the calculation agent determines is reasonably practicable).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1)	in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination. For the avoidance of doubt, for purposes of the definitions of Benchmark Replacement Date and Benchmark Transition Event, references to Benchmark also include any reference rate underlying that Benchmark.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1)	a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA Definitions to be determined upon the occurrence of an index cessation event with respect to the Benchmark for the applicable tenor.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Reference Time” with respect to any determination of the Benchmark means (1) if the Benchmark is Daily SOFR or Compounded SOFR, the SOFR Determination Time, and (2) if the Benchmark is not Daily SOFR or Compounded SOFR, the time determined by the calculation agent in accordance with the Benchmark Replacement Conforming Changes.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

U.S. Dollar SOFR ICE Swap Rate

A U.S. Dollar SOFR ICE Swap Rate is a “constant maturity swap rate” that measures the annual fixed rate of interest payable on a hypothetical fixed-for-floating U.S. dollar interest rate swap transaction with a specified maturity. In such a hypothetical swap transaction, the fixed rate of interest, payable annually on an actual / 360 basis (i.e., interest accrues based on the actual number of days elapsed, with a year assumed to comprise 360 days), is exchangeable for a floating payment stream based on SOFR (as defined below) (compounded in arrears for twelve months using standard market conventions), also payable annually on an actual / 360 basis. SOFR is intended to be a broad measure of the cost of borrowing cash overnight collateralized by Treasury securities. See “—Compounded SOFR” above for additional information about SOFR.

According to information provided by ICE Benchmark Administration Limited (“IBA”) (which we have not independently verified), each U.S. Dollar SOFR ICE Swap Rate is calculated using eligible prices and volumes for specified interest rate derivative products provided by trading venues in accordance with a “waterfall” methodology. The first level of the waterfall (“Level 1”) uses eligible, executable prices and volumes provided by regulated, electronic, trading venues. If these trading venues do not provide sufficient eligible input data to calculate a rate in accordance with Level 1 of the methodology, then the second level of the waterfall (“Level 2”) uses eligible dealer to client prices and volumes displayed electronically by trading venues. If there is insufficient eligible input data to calculate a rate in accordance with Level 2 of the methodology, then the third level of the waterfall (“Level 3”) uses movement interpolation, where possible for applicable tenors, to calculate the rate. Where it is not possible to calculate a rate at Level 1, Level 2 or Level 3 of the waterfall, then an insufficient data policy applies for that rate, and the applicable U.S. Dollar SOFR ICE Swap Rate may not be published for that date.

U.S. Dollar SOFR ICE Swap Rates. Unless otherwise specified in the relevant pricing supplement, with respect to any day, the “U.S. Dollar SOFR ICE Swap Rate” refers to the rate for U.S. dollar swaps with a designated maturity as specified in the relevant pricing supplement, referencing SOFR (compounded in arrears for twelve months using standard market conventions), that appears on the Relevant Bloomberg Screen Page at approximately 11:00 a.m., New York City time, on that day, as determined by the calculation agent, provided that, if no such rate appears on the Relevant Bloomberg Screen Page on that day at approximately 11:00 a.m., New York City time, then the calculation agent, after consulting such sources as it deems comparable to the foregoing display page, or any such source it deems reasonable from which to estimate the relevant rate for U.S. dollar swaps referencing SOFR, will determine the relevant U.S. Dollar SOFR ICE Swap Rate for that day in its sole discretion.

“Relevant Bloomberg Screen Page” means the display designated as the Bloomberg screen specified in the relevant pricing supplement or such other page as may replace that Bloomberg screen on that service or such other service or services as may be selected for the purpose of displaying rates for U.S. dollar swaps referencing SOFR by IBA or its successor or such other entity that assumes the responsibility of IBA or its successor in calculating rates for U.S. dollar swaps referencing SOFR if IBA or its successor ceases to do so.

Notwithstanding the foregoing in this “U.S. Dollar SOFR ICE Swap Rate” subsection:

(1)	If the calculation agent determines in its sole discretion on or prior to the relevant day that the relevant rate for U.S. dollar swaps referencing SOFR has been discontinued or that rate has ceased to be published permanently or indefinitely, then the calculation agent will use as the relevant U.S. Dollar SOFR ICE Swap Rate for that day a substitute or successor rate that it has determined in its sole discretion to be a commercially reasonable replacement rate; and

(2)	If the calculation agent has determined a substitute or successor rate in accordance with the foregoing, the calculation agent may determine in its sole discretion to adjust the definitions of business day, interest determination date and any other relevant methodology for calculating that substitute or successor rate, including any adjustment factor, spread and/or formula it determines is needed to make that substitute or successor rate comparable to the relevant rate for U.S. dollar swaps referencing SOFR, in a manner that it determines to be consistent with industry-accepted practices for that substitute or successor rate.

Reference Stocks and Funds

Certain Definitions

In this “Reference Stocks and Funds” section, we refer to any Reference Stock, the shares of any Fund and any other security for which a price must be determined under the terms of the notes as a “Reference Security.”

Unless otherwise set forth in the relevant pricing supplement, the “closing value” for any Reference Security on any day will equal the closing sale price or last reported sale price, regular way (or, in the case of The Nasdaq Stock Market, the official closing price) for that Reference Security, on a per-share or other unit basis:

•	on the principal U.S. national securities exchange on which that Reference Security is listed for trading on that day;

•	if that Reference Security is not quoted on any U.S. national securities exchange on that day, on any other market system or quotation system that is the primary market for the trading of that Reference Security; or

•	if that Reference Security is issued by a non-U.S. issuer and is not listed or admitted to trading on a U.S. securities exchange or market, on the principal non-U.S. securities exchange on which that Reference Security is listed for trading on that day, provided that, if the values of the Reference Security specified in the terms of the relevant pricing supplement are expressed in U.S. dollars, the closing value of that Reference Security will be converted into U.S. dollars using an exchange rate determined by the calculation agent in its sole discretion.

If that Reference Security is not listed or traded as described above, then the closing value for that Reference Security on any day will be the average, as determined by the calculation agent, of the bid prices for the Reference

Security obtained from as many dealers in that Reference Security selected by the calculation agent as will make those bid prices available to the calculation agent. The number of dealers need not exceed three and may include the calculation agent or any of its or our affiliates. If no bid prices are provided from any third-party dealers, the closing value will be determined by the calculation agent in its sole discretion, taking into account any information that it deems relevant. The closing value of a Reference Security is subject to adjustment as set forth below under “—Anti-dilution Adjustments,” “—Delisting of ADSs or Termination of ADS Facility,” “—Discontinuation of, or Adjustments to, a Fund” and “General Terms of the Notes—Postponement of a Determination Date” above.

Unless otherwise specified in the relevant pricing supplement, a “scheduled trading day” for any Reference Security is a day, as determined by the calculation agent, on which trading is scheduled to open on the principal U.S. national securities exchange or the over-the-counter market for equity securities in the United States on which that Reference Security is listed or admitted to trading or, with respect to a security issued by a non-U.S. issuer that is not listed or admitted to trading on a U.S. securities exchange or market, a day, as determined by the calculation agent, on which trading is scheduled to open on the primary non-U.S. securities exchange or market on which that Reference Security is listed or admitted to trading.

Market Disruption Events

Unless otherwise specified in the relevant pricing supplement, with respect to a Reference Security, a “market disruption event” means the occurrence of any of the following events, in each case as determined by the calculation agent in its sole discretion:

•	a suspension, absence or limitation of trading in (1) that Reference Security in its primary market, as determined by the calculation agent, or (2) futures or option contracts relating to that Reference Security in the respective primary market for those contracts;

•	any event that disrupts or impairs the ability of market participants to (1) effect transactions in, or obtain market values for, that Reference Security in its primary market, or (2) effect transactions in, or obtain market values for, futures or option contracts relating to that Reference Security in the respective primary markets for those contracts;

•	the closure on any day of the primary market for that Reference Security or the primary market for futures or option contracts relating to that Reference Security, in each case, on a scheduled trading day prior to the scheduled closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by that market at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on that market on that scheduled trading day and (2) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on that scheduled trading day;

•	any scheduled trading day on which (1) the primary market for that Reference Security or (2) the exchanges or quotation systems, if any, on which futures or option contracts on that Reference Security are traded, fails to open for trading during its regular trading session; or

•	any other event, if the calculation agent determines in its sole discretion that the event interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind any portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” above.

Notwithstanding the foregoing, the occurrence of an event set forth above will not constitute a market disruption event if the calculation agent determines in its sole discretion that such event does not interfere with our ability or the ability of any of our affiliates to establish, adjust or unwind any portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” above.

Anti-dilution Adjustments

The calculation agent may in its sole discretion adjust any variable described in the relevant pricing supplement, including, but not limited to, any value of a Reference Security (including but not limited to the Initial Underlier

Value, any value derived from the Initial Underlier Value, the Final Underlier Value and the closing value or any other relevant price of that Reference Security on any Determination Date), any physical delivery amount and any combination thereof or any other variable described in the relevant pricing supplement, if an event described below occurs on or before the final Determination Date (or, in the case of any physical delivery amount, before the maturity date) and the calculation agent determines that the event has a diluting or concentrative effect on the theoretical value of the shares. The calculation agent will make any such adjustment with a view to offsetting, to the extent practicable, any change in your economic position relative to the notes, that results solely from that event, and the calculation agent may modify the anti-dilution adjustments below as necessary to ensure an equitable result. The calculation agent will also determine the effective date of any adjustment.

In determining whether or not any adjustment achieves an equitable result, the calculation agent may in its sole discretion consider any adjustment made by the Options Clearing Corporation or any other equity derivatives clearing organization on option contracts on the affected Reference Security.

If more than one such event occurs, to the extent practicable, the calculation agent will make any adjustment for each event in the order in which the events occur, and on a cumulative basis. Thus, to the extent practicable, having adjusted the values for the appropriate variables for the first event, the calculation agent will adjust the appropriate values for the second event, applying any adjustments cumulatively.

If an event occurs and an offeree may elect to receive property pursuant to that event in a designated form, the property delivered in that event will be deemed to be composed of marketable securities in the maximum amount that a holder of the applicable Reference Security would be permitted to elect, if any, and the remainder of the property delivered in that event, if any, will be deemed to include the kind and amount of cash and other property received by offerees who do not make an election except in respect of those marketable securities, in each case as determined by the calculation agent in its sole discretion.

Stock Splits, Reverse Stock Splits and Stock Dividends

If a Reference Security is subject to a stock split or a reverse stock split or if a stock dividend is declared, then the calculation agent may in its sole discretion determine to make any adjustment to the terms of the notes based on an adjustment factor equal to (1) the number of shares of that Reference Security outstanding immediately after the stock split or stock dividend becomes effective divided by (2) the number of shares of that Reference Security outstanding immediately before the stock split or stock dividend becomes effective. For example, the calculation agent might determine to adjust the Initial Underlier Value of the relevant Reference Security, and any value derived therefrom, by dividing that value by that adjustment factor, or the calculation agent might determine to make other adjustments that it determines are appropriate.

Extraordinary Dividends

The calculation agent will not make any anti-dilution adjustments for ordinary cash dividends. Any distribution or dividend on a Reference Security determined by the calculation agent in its sole discretion to be a distribution or dividend that is not in the ordinary course of the issuer’s historical dividend practices will be deemed to be an extraordinary dividend.

If any extraordinary dividend occurs with respect to a Reference Security, then the calculation agent may in its sole discretion determine to make any adjustment to the terms of the notes based on an adjustment factor equal to (1) the amount by which the closing value of that Reference Security on the trading day before the ex-dividend date of that extraordinary dividend exceeds the extraordinary dividend amount divided by (2) the closing value of that Reference Security on the trading day before that ex-dividend date.

The extraordinary dividend amount with respect to an extraordinary dividend for a Reference Security will be determined by the calculation agent and will equal:

•	for an extraordinary dividend that is paid in lieu of a regular dividend, (1) the amount of the extraordinary dividend per share of that Reference Security minus (2) the amount per share of the immediately preceding dividend, if any, that was not an extraordinary dividend for that Reference Security; or

•	for an extraordinary dividend that is not paid in lieu of a regular dividend, the amount per share of that extraordinary dividend.

To the extent an extraordinary dividend is not paid in cash, the value of the non-cash component will be determined by the calculation agent in its sole discretion. In the case of an extraordinary dividend that is a stock dividend, an issuance of transferable rights or warrants or a spin-off event, any adjustment will be made only as described under “—Stock Splits, Reverse Stock Splits and Stock Dividends” above, “—Transferable Rights and Warrants” below or “—Reorganization Events” below, as the case may be, and no adjustment will be made under this “Extraordinary Dividends” section.

Transferable Rights and Warrants

If the issuer of a Reference Security issues transferable rights or warrants to all holders of that Reference Security to subscribe for or purchase shares of that Reference Security at an exercise price per share that is less than the closing value of that Reference Security, then the calculation agent may in its sole discretion determine to make any adjustment to the terms of the notes based on an adjustment factor determined as follows:

•	(1) the number of shares of that Reference Security outstanding at the close of business on the day before the ex-dividend date for the issuance plus (2) the number of additional shares of that Reference Security that the aggregate offering price of the total number of shares of that Reference Security so offered for subscription or purchase pursuant to the transferable rights or warrants could purchase at the closing value on the trading day before the ex-dividend date (with that number of additional shares being determined by multiplying the total number of shares so offered by the exercise price of those transferable rights or warrants and dividing the resulting product by the closing value on the trading day before that ex-dividend date), divided by

•	(1) the number of shares of that Reference Security outstanding at the close of business on the day before that ex-dividend date plus (2) the number of additional shares of that Reference Security offered for subscription or purchase under those transferable rights or warrants.

Reorganization Events

Each of the following is a reorganization event with respect to a Reference Security:

•	a Reference Security is reclassified or changed;

•	the issuer of a Reference Security has been subject to a merger, consolidation or other combination and either is not the surviving entity or is the surviving entity but all the outstanding stock is exchanged for or converted into other property;

•	a statutory share exchange involving the outstanding stock and the securities of another entity occurs, other than as part of an event described in the two bullet points above;

•	the issuer of a Reference Security sells or otherwise transfers its property and assets as an entirety or substantially as an entirety to another entity;

•	the issuer of a Reference Security effects a spin-off—that is, issues to all holders of that Reference Security the securities of another issuer, other than as part of an event described in the four bullet points above;

•	the issuer of a Reference Security is liquidated, dissolved or wound up or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law;

•	another entity completes a tender or exchange offer for all of the outstanding stock of the issuer of a Reference Security; or

•	a delisting, liquidation or termination of a Fund occurs and no successor fund is available, as described under “—Discontinuation of, or Adjustments to, a Fund” below.

On or after the effective date of a reorganization event, the calculation agent may, in its sole discretion, make an adjustment to any value of the affected Reference Security (including but not limited to the Initial Underlier Value, any value derived from the Initial Underlier Value, the Final Underlier Value and the closing value or any other relevant price of that Reference Security on any Determination Date), any physical delivery amount and any combination thereof or any other variable described in the relevant pricing supplement, that the calculation agent determines in its sole discretion is appropriate to account for the economic effect on the notes of that reorganization event (including adjustments to account for (1) changes in volatility, expected dividends, stock loan rates or liquidity relevant to the relevant Reference Security or to the notes or (2) the replacement of that Reference Security with replacement property as described below). For the avoidance of doubt, any adjustment will be made on or after the effective date of the reorganization event and not on the date of the announcement of a plan or intention to effect such an event.

If the issuer of a Reference Security undergoes a reorganization event in which property other than that Reference Security—for example, cash, securities of another issuer (“new securities”) and/or other property—is distributed in respect of that Reference Security, then the calculation agent will determine the closing value or other value of that Reference Security by reference to the value of the cash, new securities and other property distributed in respect of one share of that Reference Security as determined in the sole discretion of the calculation agent (subject to adjustment as described below, “replacement property”), provided that:

•	if cash and/or other property and new securities are distributed in respect of one share of that Reference Security, the calculation agent may for this purpose determine in its sole discretion to replace any cash or other property distributed in respect of one share of that Reference Security with additional shares of new securities in an amount determined by the calculation agent by reference to the relative values of (1) that cash and/or other property as determined in the sole discretion of the calculation agent and (2) one share of new securities; and

•	if only cash is distributed in respect of one share of that Reference Security and the calculation agent elects in its sole discretion to identify a substitute security as described under “—Substitute Securities” below, the replacement property will consist of shares of the substitute security in an amount determined by the calculation agent by reference to the relative values of (1) that cash and (2) one share of that substitute security.

Following a reorganization event, when we refer to the relevant Reference Security in this product supplement, we refer to the replacement property, and when we refer to the issuer of a Reference Security, we mean the issuer of any new securities or substitute securities included in the replacement property.

As an alternative to applying the provisions of the two preceding paragraphs, the calculation agent may elect in its sole discretion to cause the maturity date of the notes to be accelerated to a date no later than the tenth business day following the effective date of the reorganization event relating to any relevant Reference Security. In the event of such an acceleration, the amount payable in respect of the notes on the maturity date as so accelerated will be the value of the notes, as determined by the calculation agent in its sole discretion by reference to, among other things, the value of any embedded options or other derivatives, on a day determined by the calculation agent that falls on or after the effective date of the reorganization event and prior to the maturity date as so accelerated (or, if the calculation agent determines in its sole discretion that referencing another day would achieve a more equitable result, such other day). In determining the value of the notes, the calculation agent will not take into account any change in our creditworthiness or credit spreads over the term of the notes. In the case of an acceleration of the maturity date on the notes, any accrued but unpaid interest payable under the notes will be paid through and excluding the related date of the accelerated payment.

Substitute Securities

If the issuer of a Reference Security undergoes a reorganization event and only cash is distributed in respect of one share of that Reference Security as described under “—Reorganization Events” above, the calculation agent will have the right (but not the obligation) to identify a substitute security. With respect to a Reference Security, a

“substitute security” at any time of determination means the common stock or the ADSs of a company then-included in the same primary “Industry” classification as the issuer of that Reference Security as published on the Bloomberg Professional® service page <Ticker> <Equity> RV <GO> (or any successor thereto) (the “industry criteria”) that, as determined by the calculation agent in its sole discretion:

•	is listed or approved for trading on a national U.S. securities exchange;

•	satisfies all regulatory standards applicable to the notes at the time of selection;

•	is not subject to a hedging restriction or any other law, regulation or order that would prohibit or materially restrict the direct or indirect sale, purchase, beneficial ownership, holding, or transfer of, or any other transaction or other dealing related to that common stock or those ADSs by us, our affiliates, other market participants or any class of eligible potential purchasers of the notes; and

•	excluding all securities that do not meet all the above requirements, is the most comparable to that Reference Security, based upon relevant criteria determined by the calculation agent, including, but not limited to, market capitalization, stock price volatility and dividend yield.

A company is subject to a “hedging restriction” if we or any of our affiliates is subject to a trading restriction under our or any of our affiliates’ trading restriction policies that would materially limit our or any of our affiliates’ ability to hedge the notes with respect to the common stock or ADSs of that company.

If the calculation agent is unable to identify a substitute security that meets the above requirements, the calculation agent may select a substitute security using an alternate industry criteria that references a different source, in the following order: (1) the primary “Sub-Industry” classification, (2) the primary “Industry” classification and (3) the primary “Industry Group” classification, in each case, determined by reference to the Global Industry Classification Standard (“GICS”). If GICS is altered or abandoned, the calculation agent may select an alternate classification system and implement similar procedures in its sole discretion.

Adjustments Relating to ADSs

For purposes of any adjustments relating to ADSs that constitute a Reference Security, the calculation agent will consider the effect of any of the relevant events on the holders of that Reference Security. For example, if a holder of a Reference Security receives an extraordinary dividend, the provisions described in this section would apply to that Reference Security. On the other hand, if a spin-off occurs, and a Reference Security represents both the spun-off security as well as the existing ADS underlying stock, the calculation agent may determine not to effect the anti-dilution adjustments set forth in this section. More particularly, the calculation agent may not make an adjustment (1) if holders of the Reference Security are not eligible to participate in any of the events that would otherwise require anti-dilution adjustments as set forth in this section or (2) to the extent that the calculation agent determines that the underlying company or the depositary for the ADSs has adjusted the number of shares of the ADS underlying stock represented by each share of the Reference Security so that the market price of the relevant Reference Security would not be expected to be affected by the corporate event in question.

If the underlying company or the depository for the ADSs, in the absence of any of the events described in this section, elects to adjust the number of common shares of the underlying company represented by each share of a Reference Security, then the calculation agent may make the appropriate anti-dilution adjustments to reflect that change. The depository for ADSs may also make adjustments in respect of the ADSs for share distributions, rights distributions, cash distributions and distributions other than shares, rights, and cash. Upon any such adjustment by the depository, the calculation agent may adjust such terms of the notes as the calculation agent determines appropriate to account for that event.

Delisting of ADSs or Termination of ADS Facility

If ADSs serving as a Reference Security are no longer listed or admitted to trading on a U.S. securities exchange registered under the Exchange Act nor included in the OTC Bulletin Board Service operated by FINRA, or if the ADS facility is terminated by the issuer of the ADS underlying stock or the ADS depositary for any reason, then, on and after the date that those ADSs are no longer so listed or admitted to trading or the date of that termination, the calculation agent may, in its sole discretion, determine to replace that Reference Security with the ADS underlying stock and make an adjustment to any value of that Reference Security (including but not limited to the Initial Underlier Value, any value derived from the Initial Underlier Value, the Final Underlier Value and the closing value or any other relevant price of that Reference Security on any Determination Date), any physical delivery amount and any combination thereof or any other variable described in the relevant pricing supplement, that the calculation agent determines in its sole discretion is appropriate to account for that replacement. Such adjustments may include, but are not limited to, adjustments that reflect the number of shares of ADS underlying stock represented by each ADSs and an exchange rate determined by the calculation agent in such manner as it determines to be commercially reasonable. Following such an event, when we refer to the relevant Reference Security in this product supplement, we refer to the relevant ADS underlying stock.

Discontinuation of, or Adjustments to, a Fund

If the shares of a Fund are delisted from the relevant exchange (and not immediately relisted on another U.S. national securities exchange) or if a Fund is liquidated or otherwise terminated, then the calculation agent will substitute another exchange-traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued Fund (such other exchange-traded fund will be referred to herein as a “successor fund”). That successor fund will be used as a substitute for the original Fund for all purposes. Under these circumstances, the calculation agent may in its sole discretion adjust any value of the original Fund and the successor fund (including but not limited to the Initial Underlier Value, any value derived from the Initial Underlier Value, the Final Underlier Value and the closing value or any other relevant value of the original Fund or the successor fund on any Determination Date) with a view to offsetting, to the extent practicable, any difference in the relative values of the original Fund and the successor fund at the time the original Fund is replaced by the successor fund.

If the shares of a Fund are delisted from the relevant exchange (and not immediately relisted on another U.S. national securities exchange), or if a Fund is liquidated or otherwise terminated, and the calculation agent determines that no successor fund is available, then a reorganization event will be deemed to occur with respect to the shares of that Fund. See “—Anti-dilution Adjustments—Reorganization Events” above.

If at any time a Fund or its Underlying Index is changed in a material respect, or if a Fund or its Underlying Index is in any other way modified so that the closing value does not, in the opinion of the calculation agent, fairly represent the value of that Fund had those changes or modifications not been made, the calculation agent may, in its sole discretion, determine to make such calculations and adjustments as it determines may be necessary in order to arrive at a closing value of that Fund comparable to a value of that Fund as if those changes or modifications had not been made. The calculation agent may also determine to make no calculations or adjustments.

Notwithstanding these alternative arrangements, discontinuation of a Fund, or adjustments to a Fund or its Underlying Index, may adversely affect the value of your notes.

Commodities

Certain Definitions

Unless otherwise set forth in the relevant pricing supplement, the “closing value” for any Commodity on any day will be its official offer price or fixing price, as applicable, effective or published as of that day.  The relevant pricing supplement will set forth, with respect to any Commodity, its relevant market and Bloomberg page.

Unless otherwise specified in the relevant pricing supplement, a “scheduled trading day” for any Commodity is:

•	with respect to gold, silver, palladium or platinum (each, a “Precious Metal”), a day, as determined by the calculation agent, on which the relevant auction is scheduled to occur for purposes of determining the price of the applicable Precious Metal; and

•	with respect to a Commodity (other than a Precious Metal), a day, as determined by the calculation agent, on which the relevant market is scheduled to open for trading for its regular trading session with respect to that Commodity.

Unless otherwise specified in the relevant pricing supplement, “relevant market” means, with respect to a Commodity, the LME, the LBMA or the LPPM, as applicable, an independent service provider appointed by the LME, the LBMA or the LPPM, as applicable, to calculate and administer the closing value of that Commodity or the primary exchange or market of trading related to that Commodity or any futures or options contracts relating to that Commodity. All references to the LME, the LBMA or the LPPM with respect to a Commodity will also be deemed to refer to any successor relevant market with respect to that Commodity.

Market Disruption Events

Unless otherwise specified in the relevant pricing supplement, with respect to a Commodity, a “market disruption event” means the occurrence of any of the following events, in each case as determined by the calculation agent in its sole discretion:

•	a suspension, absence or material limitation of trading in (1) that Commodity on its relevant market, as determined by the calculation agent or (2) futures or options contracts relating to that Commodity on the relevant market for those contracts, as determined by the calculation agent;

•	any event that materially disrupts or impairs the ability of market participants to (1) effect transactions in, or obtain market values for, that Commodity on its relevant market or (2) effect transactions in, or obtain market values for, futures or options contracts relating to that Commodity on its relevant market;

•	the failure to open or the closure prior to the scheduled weekday closing time (without regard to after hours or any other trading outside of the regular trading session hours) of the relevant market for that Commodity on a scheduled trading day;

•	the offer price or fixing price, as applicable, is not published by the relevant market and/or Bloomberg for that Commodity; or

•	any other event, if the calculation agent determines in its sole discretion that the event interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind any portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” above.

Notwithstanding the foregoing, the occurrence of an event set forth above will not constitute a market disruption event if the calculation agent determines in its sole discretion that such event does not interfere with our ability or the ability of any of our affiliates to establish, adjust or unwind any portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” above.

Discontinuation of Trading in, or Physical Delivery of, a Commodity on Its Relevant Market

If the relevant market of a Commodity discontinues trading in, or physical delivery of, that Commodity and that Commodity is traded, or the physical delivery of that Commodity is effectuated, on another exchange (a “successor relevant market”) or if the closing value of a Commodity is no longer made available by the original price source and a price for that Commodity is available from another source (a “successor commodity price”), the calculation agent may, in its sole discretion, determine the closing value of that Commodity on any Determination Date or any other relevant date on which the closing value is to be determined by reference to the offer price or fixing price, as applicable, of that Commodity on that successor relevant market or by reference to that successor commodity price, as applicable, on that day. Under these circumstances, the calculation agent may in its sole discretion adjust any value of the relevant Commodity (including but not limited to the Initial Underlier Value, any value derived from the Initial Underlier Value, the Final Underlier Value and the closing value or any other relevant value of the relevant Commodity on any Determination Date) with a view to offsetting, to the extent practicable, any difference in quoting conventions between the original relevant market and the successor relevant market or between the original price source and the successor commodity price, as applicable.

Upon any selection by the calculation agent of a successor relevant market or a successor commodity price, the calculation agent will provide written notice to the trustee of the selection, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the indenture, to holders of the notes.

If the relevant market discontinues trading in, or the physical delivery of, a Commodity or if the closing value of a Commodity is no longer made available by the original price source prior to, and that discontinuation is continuing on, any Determination Date or any other relevant date on which the closing value of that Commodity is to be determined, and the calculation agent determines, in its sole discretion, that no successor relevant market or no successor commodity price, as applicable, is available at that time, or if the calculation agent has previously selected a successor relevant market and trading in, or the physical delivery of, that Commodity is discontinued on that successor relevant market prior to, and that discontinuation is continuing on, that Determination Date or that other relevant date, or if the calculation agent has previously selected a successor commodity price and that successor commodity price is no longer made available by its price source prior to that Determination Date or that other relevant date, then the calculation agent will determine the closing value of that Commodity for that date in good faith and in a commercially reasonable manner.

If at any time the method of calculating the closing value of a Commodity is changed in a material respect by the relevant market or any successor relevant market for that Commodity, or if the reporting thereof is in any other way modified so that the closing value does not, in the opinion of the calculation agent, fairly represent the value of that Commodity, the calculation agent may, in its sole discretion, determine to make such calculations and adjustments as it determines may be necessary in order to arrive at a value of that Commodity.

Notwithstanding these alternative arrangements, discontinuation of trading, or physical delivery of, a Commodity on the relevant market or the unavailability of the closing value of a Commodity may adversely affect the value of your notes.

Commodity Futures Contracts

Certain Definitions

Unless otherwise set forth in the relevant pricing supplement, the “closing value” for any Commodity Futures Contract or any relevant successor commodity futures contract (as defined below) on any day will be the official settlement price on the applicable relevant exchange of the applicable Relevant Contract (as defined below), as effective or published by the applicable relevant exchange as of that day.  The relevant pricing supplement will set forth, with respect to any Commodity Futures Contract or any relevant successor commodity futures contract, its relevant exchange and Bloomberg page.

The “Relevant Contract” means:

•	with respect to Brent crude oil, WTI crude oil and RBOB gasoline, the first near futures contract, provided that if the closing value is being determined on the last trading day of the first near futures contract (all pursuant to the relevant exchange’s rules), then the second near futures contract;

•	with respect to natural gas, the first near futures contract, provided that if the closing value is being determined on or later than the fourth scheduled trading day immediately preceding the last trading day of the first near futures contract (all pursuant to the relevant exchange’s rules), then the second near futures contract;

•	with respect to corn, soybeans and wheat, the first near futures contract, provided that if the closing value is being determined on a day within the notice period for delivery of the applicable commodity under such futures contract or on the last trading day of the first near futures contract (all pursuant to the relevant exchange’s rules), then the second near futures contract; and

•	with respect to any other Commodity Futures Contract, as specified in the relevant pricing supplement.

Unless otherwise specified in the relevant pricing supplement, a “scheduled trading day” for any Commodity Futures Contract or any relevant successor commodity futures contract is a day, as determined by the calculation agent, on which the relevant exchange is scheduled to open for trading for its regular trading session with respect to that Commodity Futures Contract or successor commodity futures contract, as applicable.

Unless otherwise specified in the relevant pricing supplement, “relevant exchange” means, with respect to any Commodity Futures Contract and any relevant successor commodity futures contract or any Underlying Commodity Futures Contract, the exchange or principal trading market on which that futures contract is traded.

All references to the relevant exchange with respect to a Commodity Futures Contract or an Underlying Commodity Futures Contract will also be deemed to refer to any relevant successor exchange with respect to that futures contract.

Market Disruption Events

Unless otherwise specified in the relevant pricing supplement, with respect to a Commodity Futures Contract or any relevant successor commodity futures contract, a “market disruption event” means the occurrence of any of the following events, in each case as determined by the calculation agent in its sole discretion:

•	any suspension of or limitation imposed on trading in that Commodity Futures Contract (or that successor commodity futures contract) on the relevant exchange or any other event that disrupts or impairs the ability of market participants in general to affect transactions in, or obtain market values for, that Commodity Futures Contract (or that successor commodity futures contract) on the relevant exchange, in each case which the calculation agent determines is material;

•	all trading in that Commodity Futures Contract (or that successor commodity futures contract) is suspended for the entire day;

•	all trading in that Commodity Futures Contract (or that successor commodity futures contract) is suspended (which term, for the avoidance of doubt, will not include, for purposes of this bullet point, that Commodity Futures Contract (or that successor commodity futures contract) being bid or offered at the limit price) subsequent to the opening of trading on that day, and trading does not recommence at least ten minutes prior to the actual closing time of the regular trading session of that Commodity Futures Contract (or that successor commodity futures contract) on that day;

•	if the relevant exchange establishes limits on the range within which the price of that Commodity Futures Contract (or that successor commodity futures contract) may fluctuate, the settlement price of that Commodity Futures Contract (or that successor commodity futures contract) is at the upper or lower limit of that range on that day; or

•	any other event, if the calculation agent determines in its sole discretion that the event interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind any portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” above.

Notwithstanding the foregoing, the occurrence of an event set forth above will not constitute a market disruption event if the calculation agent determines in its sole discretion that such event does not interfere with our ability or the ability of any of our affiliates to establish, adjust or unwind any portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” above.

Discontinuation of Trading of a Commodity Futures Contract on Its Relevant Exchange

If the relevant exchange of a Commodity Futures Contract discontinues trading in that Commodity Futures Contract and the price of another commodity futures contract that references the same commodity is quoted on the relevant exchange or any other exchange and is determined by the calculation agent, in its sole discretion, to be substantially similar to the discontinued Commodity Futures Contract (such replacement commodity futures contract will be referred to herein as a “successor commodity futures contract”), then that successor commodity futures contract will be used as a substitute for the original Commodity Futures Contract for all purposes. Under these circumstances, the calculation agent may in its sole discretion adjust any value of the relevant Commodity Futures

Contract (including but not limited to the Initial Underlier Value, any value derived from the Initial Underlier Value, the Final Underlier Value and the closing value or any other relevant value of the relevant Commodity Futures Contract on any Determination Date) with a view to offsetting, to the extent practicable, any difference in quoting conventions between the original Commodity Futures Contract and the successor commodity futures contract.

Upon any selection by the calculation agent of a successor commodity futures contract, the calculation agent will provide written notice to the trustee of the selection, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the indenture, to holders of the notes.

If the relevant exchange discontinues trading in a Commodity Futures Contract prior to, and that discontinuation is continuing on, any Determination Date or any other relevant date on which the closing value of that Commodity Futures Contract is to be determined, and the calculation agent determines, in its sole discretion, that no successor commodity futures contract is available at that time, or if the calculation agent has previously selected a successor commodity futures contract and trading in that successor commodity futures contract is discontinued prior to, and that discontinuation is continuing on, that Determination Date or that other relevant date, then the calculation agent will determine the closing value of that Commodity Futures Contract or successor commodity futures contract, as applicable, for that date in good faith and in a commercially reasonable manner.

If at any time the method of calculating the closing value of a Commodity Futures Contract is changed in a material respect by the relevant exchange, or if the reporting thereof is in any other way modified so that that closing value does not, in the opinion of the calculation agent, fairly represent the value of that Commodity Futures Contract, the calculation agent may, in its sole discretion, determine to make such calculations and adjustments as it determines may be necessary in order to arrive at a value of that Commodity Futures Contract.

Notwithstanding these alternative arrangements, discontinuation of trading on the relevant exchange in the Commodity Futures Contract may adversely affect the value of your notes.

Indices

Certain Definitions

Unless otherwise set forth in the relevant pricing supplement, the “closing value” for any Index on any day means the official closing level of that Index reported by the relevant Index Sponsor on that day, as obtained by the calculation agent from any licensed third-party market data vendor contracted by the calculation agent at that time, taking into account, in particular, the decimal precision and/or rounding convention employed by that Index Sponsor and/or that licensed third-party market data vendor on that date. The closing value of an Index is subject to adjustment as set forth under “—Discontinuation of, or Adjustments to, an Index” below and “General Terms of the Notes—Postponement of a Determination Date” above.

Unless otherwise specified in the relevant pricing supplement, a “scheduled trading day” for any Index means:

•	with respect to an Equity Index, a day, as determined by the calculation agent, on which (1) the relevant Index Sponsor is scheduled to publish the official closing level of that Equity Index, (2) the primary markets for components constituting 80% or more, by weight, of that Equity Index are scheduled to be open for trading for their regular trading sessions and (3) each primary exchange for futures and option contracts with respect to that Equity Index is scheduled to be open for trading for its regular trading session;

•	with respect to an Equity Futures Index, a day, as determined by the calculation agent, on which (1) the relevant Index Sponsor is scheduled to publish the official closing level of that Equity Futures Index and (2) each primary exchange for the futures contracts included in that Equity Futures Index is scheduled to be open for trading for its regular trading session;

•	with respect to a Commodity Index, a day, as determined by the calculation agent, on which the relevant Index Sponsor is scheduled to publish the official closing level of that Commodity Index; and

•	with respect to a Hybrid Index, a day, as determined by the calculation agent, on which (1) the relevant Index Sponsor is scheduled to publish the official closing level of that Hybrid Index and (2) each of the following markets or exchanges is scheduled to be open for trading for its regular trading session: (a) if that Hybrid Index provides exposure to equity securities, the primary markets for equity securities constituting 80% or more, by weight, of all the equity securities tracked by that Hybrid Index and (b) if that Hybrid Index provides exposure to futures contracts, the primary exchanges for those futures contracts.

Market Disruption Events for an Equity Index

Unless otherwise specified in the relevant pricing supplement, with respect to an Equity Index, a “market disruption event” means the occurrence of any of the following events, in each case as determined by the calculation agent in its sole discretion:

•	a suspension, absence or limitation of trading in (1) components constituting 20% or more, by weight, of that Equity Index in their primary markets, as determined by the calculation agent or (2) futures or option contracts relating to that Equity Index in the respective primary markets for those contracts;

•	any event that disrupts or impairs, as determined by the calculation agent, the ability of market participants to (1) effect transactions in, or obtain market values for, components constituting 20% or more, by weight, of that Equity Index in their primary markets or (2) effect transactions in, or obtain market values for, futures or option contracts relating to that Equity Index in the respective primary markets for those contracts;

•	the closure on any day of the primary market for futures or option contracts relating to that Equity Index or components constituting 20% or more, by weight, of that Equity Index, in each case, on a scheduled trading day prior to the scheduled weekday closing time of that market (without regard to after hours or any other trading outside of the regular trading session hours) unless such earlier closing time is announced by that market at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on that market on that scheduled trading day and (2) the submission deadline for orders to be entered into the relevant exchange system for execution at the close of trading on that scheduled trading day;

•	any scheduled trading day on which (1) the primary markets for components constituting 20% or more, by weight, of that Equity Index or (2) the exchanges or quotation systems, if any, on which futures or option contracts on that Equity Index are traded, fails to open for trading during its regular trading session;

•	the Index Sponsor fails to publish the official closing level of that Equity Index on a scheduled trading day; or

•	any other event, if the calculation agent determines in its sole discretion that the event interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind any portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” above.

Notwithstanding the foregoing, the occurrence of an event set forth above will not constitute a market disruption event if the calculation agent determines in its sole discretion that such event does not interfere with our ability or the ability of any of our affiliates to establish, adjust or unwind any portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” above.

Market Disruption Events for an Equity Futures Index

Unless otherwise specified in the relevant pricing supplement, with respect to an Equity Futures Index, a “market disruption event” means the occurrence of any of the following events, in each case as determined by the calculation agent in its sole discretion:

•	a market disruption event occurs as set forth under “—Market Disruption Events for an Equity Index” above with respect to the Underlying Index referenced by any futures contract included in that Equity Futures Index, determined as if that Underlying Index were an Equity Index;

•	any suspension of or limitation imposed on trading in any futures contract included in that Equity Futures Index on the relevant exchange or any other event that disrupts or impairs the ability of market participants in general to affect transactions in, or obtain market values for, any futures contract included in that Equity Futures Index on the relevant exchange, in each case which the calculation agent determines is material;

•	all trading in any futures contract included in that Equity Futures Index is suspended for the entire day;

•	all trading in any futures contract included in that Equity Futures Index is suspended (which term, for the avoidance of doubt, will not include, for purposes of this bullet point, a futures contract being bid or offered at the limit price) subsequent to the opening of trading on that day, and trading does not recommence at least ten minutes prior to the actual closing time of the regular trading session of that futures contract on that day;

•	if the relevant exchange establishes limits on the range within which the price of any futures contract included in that Equity Futures Index may fluctuate, the official settlement price of any futures contract included in that Equity Futures Index is at the upper or lower limit of that range on that day; or

•	any other event, if the calculation agent determines in its sole discretion that the event interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind any portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” above.

Notwithstanding the foregoing, the occurrence of an event set forth above will not constitute a market disruption event if the calculation agent determines in its sole discretion that such event does not interfere with our ability or the ability of any of our affiliates to establish, adjust or unwind any portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” above.

Market Disruption Events for a Commodity Index

Unless otherwise specified in the relevant pricing supplement, with respect to a Commodity Index, a “market disruption event” means the occurrence of any of the following events, in each case as determined by the calculation agent in its sole discretion:

•	any suspension of or limitation imposed on trading in any Underlying Commodity Futures Contract on the relevant exchange or any other event that disrupts or impairs the ability of market participants in general to affect transactions in, or obtain market values for, any Underlying Commodity Futures Contract on the relevant exchange, in each case which the calculation agent determines is material;

•	all trading in any Underlying Commodity Futures Contract is suspended for the entire day;

•	all trading in any Underlying Commodity Futures Contract is suspended (which term, for the avoidance of doubt, will not include, for purposes of this bullet point, an Underlying Commodity Futures Contract being bid or offered at the limit price) subsequent to the opening of trading on that day, and trading does not recommence at least ten minutes prior to the actual closing time of the regular trading session of that Underlying Commodity Futures Contract on that day;

•	if the relevant exchange establishes limits on the range within which the price of any Underlying Commodity Futures Contract may fluctuate, the official settlement price of any Underlying Commodity Futures Contract is at the upper or lower limit of that range on that day; or

•	any other event, if the calculation agent determines in its sole discretion that the event interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind any portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” above.

Notwithstanding the foregoing, the occurrence of an event set forth above will not constitute a market disruption event if the calculation agent determines in its sole discretion that such event does not interfere with our ability or the ability of any of our affiliates to establish, adjust or unwind any portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” above.

Market Disruption Events for a Hybrid Index

Unless otherwise specified in the relevant pricing supplement, with respect to a Hybrid Index, a “market disruption event” means the occurrence of any of the following events, in each case as determined by the calculation agent in its sole discretion:

•	if that Hybrid Index provides exposure to equity securities, a market disruption event occurs as set forth under “—Market Disruption Events for an Equity Index” above with respect to those equity securities, determined as if that Hybrid Index’s exposure to those equity securities were an Equity Index;

•	if that Hybrid Index provides exposure to futures contracts on an equity index, a market disruption event occurs as set forth under “—Market Disruption Events for an Equity Futures Index” above with respect to those futures contracts, determined as if that Hybrid Index’s exposure to those futures contracts were an Equity Futures Index;

•	if that Hybrid Index provides exposure to commodity futures contracts, a market disruption event occurs as set forth under “—Market Disruption Events for a Commodity Index” above with respect to those commodity futures contracts, determined as if that Hybrid Index’s exposure to those commodity futures contracts were a Commodity Index;

•	if that Hybrid Index provides exposure to any other futures contracts, a market disruption event occurs as set forth under “—Market Disruption Events for a Commodity Index” above with respect to those futures contracts, determined as if that Hybrid Index’s exposure to those futures contracts were a Commodity Index and where “Underlying Commodity Futures Contract” means each futures contract referenced by that Hybrid Index;

•	the sponsor of the Hybrid Index fails to publish the official closing level of that Hybrid Index on a scheduled trading day; or

•	any other event, if the calculation agent determines in its sole discretion that the event interferes with our ability or the ability of any of our affiliates to establish, adjust or unwind any portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” above.

Notwithstanding the foregoing, the occurrence of an event set forth above will not constitute a market disruption event if the calculation agent determines in its sole discretion that such event does not interfere with our ability or the ability of any of our affiliates to establish, adjust or unwind any portion of a hedge with respect to the notes that we or our affiliates have effected or may effect as described under “Use of Proceeds and Hedging” above.

Discontinuation of, or Adjustments to, an Index

If an Index Sponsor discontinues publication of an Index, and that Index Sponsor or another entity publishes a successor or substitute index that has been licensed for our use (or can be licensed on commercially reasonable terms for our use, as determined by us in our sole discretion) for purposes of the notes and that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (such successor or substitute index will be referred to herein as a “successor index”), then that successor index will be used as a substitute for the original Index for all purposes. Under these circumstances, the calculation agent may in its sole discretion adjust any value of the original Index and the successor index (including but not limited to the Initial Underlier Value, any value derived from the Initial Underlier Value, the Final Underlier Value and the closing value or any other relevant value of the original Index or the successor index on any Determination Date) with a view to offsetting, to the extent practicable, any difference in the relative values of the original Index and the successor index at the time the original Index is replaced by the successor index.

Upon any selection by the calculation agent of a successor index, the calculation agent will provide written notice to the trustee of the selection, and the trustee will furnish written notice thereof, to the extent the trustee is required to under the indenture, to holders of the notes.

If an Index Sponsor discontinues publication of an Index prior to, and that discontinuation is continuing on, any Determination Date or any other relevant date on which the closing value of that Index is to be determined, and the calculation agent determines, in its sole discretion, that no successor index is available at that time, then the calculation agent will determine the closing value of that Index for that date in accordance with the formula for and method of calculating the Index last in effect prior to the discontinuation, without rebalancing or substitution, using the closing value (or, if trading in any component has been materially suspended or materially limited, its good faith estimate of the closing value that would have prevailed but for that suspension or limitation) at the close of the principal trading session of the relevant exchange on that date of each component most recently composing the Index and, if applicable, any futures contract required to roll any expiring futures contract in accordance with the method of determining the composition of that Index. If, however, the calculation agent determines that calculating the closing value of that Index on that day is impossible or impracticable as described above, the calculation agent will determine the closing value of that Index on that day in good faith and in a commercially reasonable manner.

If at any time the method of calculating the closing value of an Index is changed in a material respect, or if an Index is in any other way modified so that the closing value does not, in the opinion of the calculation agent, fairly represent the value of that Index had those changes or modifications not been made, the calculation agent may, in its sole discretion, determine to make such calculations and adjustments as it determines may be necessary in order to arrive at a closing value of that Index comparable to a value of that Index as if those changes or modifications had not been made. Accordingly, if the method of calculating an Index is modified so that the value of that Index is a fraction of what it would have been if it had not been modified (e.g., due to a rebasing of that Index), then the calculation agent will adjust that Index in order to arrive at a value of that Index as if it had not been modified (e.g., as if such rebasing had not occurred).

Notwithstanding these alternative arrangements, discontinuation of the publication of an Index, or adjustments to an Index, may adversely affect the value of your notes.

Payment of Additional Amounts

We will pay any amounts to be paid by us on the notes without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions, or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld, or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority. At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the notes, we will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.

However, no Additional Amounts will be payable with respect to a payment made to a holder of a note or of a right to receive payments in respect thereto (a “Payment Recipient”), which we refer to as an “Excluded Holder,” in respect of a beneficial owner or Payment Recipient:

(1)	with whom we do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(2)	who is subject to such taxes by reason of the holder being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder’s activity in connection with purchasing the notes, the holding of the notes or the receipt of payments thereunder;

(3)	who is, or who does not deal at arm’s length with a person who is, a “specified shareholder” (within the meaning of subsection 18(5) of the Income Tax Act (Canada)) of Royal Bank of Canada (generally a person will be a “specified shareholder” for this purpose if that person, either alone or together with persons with whom the person does not deal at arm’s length, owns 25% or more of (a) our voting shares, or (b) the fair market value of all of our issued and outstanding shares); or who is a “specified entity” as defined with respect to the “hybrid mismatch arrangements” rules contained in the Tax Act with respect to Royal Bank of Canada or substantially analogous provisions of any finally enacted amendment to the Income Tax Act (Canada);

(4)	who presents such note for payment (where presentation is required, such as if a note is issued in definitive form) more than 30 days after the relevant date; for this purpose, the “relevant date” in relation to any payments on any note means: (a) the due date for payment thereof (whether at maturity or upon an earlier acceleration), or (b) if the full amount of the monies payable on such date has not been received by the Trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the notes in accordance with the Indenture;

(5)	who could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or procuring that any third party comply, with any statutory requirements necessary to establish qualification for an exemption from withholding or deduction or by making, or procuring that any third party make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority; or

(6)	who is subject to deduction or withholding on account of any tax, assessment, or other governmental charge that is imposed or withheld by reason of the application of Section 1471 through 1474 of the Code (or any successor provisions), any regulation, pronouncement, or agreement thereunder, official interpretations thereof, or any law implementing an intergovernmental approach thereto, whether currently in effect or as published and amended from time to time.

For purposes of clause (4) above, if a note is presented for payment more than 30 days after the relevant date, we shall only be required to pay such Additional Amounts as shall have accrued as of such 30th day, and no further Additional Amounts shall accrue or become payable after such date.

For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the notes.

We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. We will furnish to the trustee, within 30 days after the date the payment of any Canadian taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the trustee. We will indemnify and hold harmless each holder of the notes (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any Canadian taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the notes and (y) any Canadian taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder’s net income or capital.

For additional information, see the section entitled “Supplemental Discussion of Canadian Tax Consequences.”

Events of Default

Under the heading “Description of Debt Securities—Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the notes.

Payment upon an Event of Default

Unless otherwise specified in the relevant pricing supplement, in case an event of default with respect to the notes shall have occurred and be continuing, the amount declared due and payable per note upon any acceleration of the notes will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity per note calculated in the manner described in the relevant pricing supplement and calculated as if the date of acceleration were (1) the final Determination Date (or, if the Final Underlier Value of an Underlier is determined over multiple Determination Dates, each such Determination Date that has not yet occurred) and (2) if a market disruption event occurs or is continuing on the date of acceleration, the Final Disrupted Determination Date for any relevant Determination Date. Unless otherwise specified in the relevant pricing supplement, any amount payable will include any accrued and unpaid interest on the notes, provided that any interest payable will be prorated based on the ratio of the actual number of days from and including the previous interest payment date to but excluding the date of acceleration over the number of days from and including the previous interest payment date to but excluding the next scheduled interest payment date.

The amount determined as described above will constitute the final payment on the notes, and no additional amounts will accrue with respect to the notes following the date of acceleration, regardless of any performance of the Underlier(s) following the date of acceleration.

Terms Incorporated in the Master Note

Unless otherwise specified in the relevant pricing supplement, all terms of the notes included in the relevant pricing supplement (including any bail-in acknowledgment of holders and beneficial owners of bail-inable notes) and the relevant terms included in this “General Terms of the Notes” section, as modified by the relevant pricing supplement, if applicable, are incorporated into the master note.

Modification

Under the heading “Description of Debt Securities—Modification and Waiver of the Debt Securities” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities—Defeasance” are not applicable to the notes.

Listing

The notes will not be listed on any securities exchange, unless otherwise specified in the relevant pricing supplement.

Registrar, Transfer Agent and Paying Agent

Payment of amounts due on the notes will be payable and the transfer of the notes will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the notes. The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

Registration of transfers of the notes will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The indenture and the notes will be governed by and interpreted in accordance with the laws of the State of New York, except that certain provisions relating to the status of the senior debt securities under Canadian law and provisions relating to the bail-in acknowledgment of holders and beneficial owners of bail-inable debt securities in the senior debt indenture will be governed by the laws of the Province of Ontario and the laws of Canada applicable therein as described under “Description of Debt Securities—The Indentures—Governing Law” in the accompanying prospectus.

Overview of Futures Markets

Futures contracts are contracts that legally obligate the holder to buy or sell an asset at a predetermined delivery price during a specified future time period.  Futures contracts are traded on regulated futures exchanges, in the over-the-counter market and on various types of physical and electronic trading facilities and markets.  An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of an underlying asset or financial instrument during a stated delivery month for a fixed price.  A futures contract provides for a specified settlement month in which the cash settlement is made or in which the underlying asset or financial instrument is to be delivered by the seller (whose position is therefore described as “short”) and acquired by the purchaser (whose position is therefore described as “long”).

No purchase price is paid or received on the purchase or sale of a futures contract.  Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses, but it may be lower than 5% of the notional value of the contract.  This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts.

In the United States, futures contracts are traded on organized exchanges, known as “designated contract markets.” At any time prior to the expiration of a futures contract, a trader may elect to close out its position by taking an opposite position on the exchange on which the trader obtained the position, subject to the availability of a liquid secondary market. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant,” which is a member of the clearing house.

Unlike common equity securities, futures contracts, by their terms, have stated expirations.  At a specific point in time prior to expiration, trading in a futures contract for the current delivery month will cease.  As a result, a market participant wishing to maintain its exposure to a futures contract on a particular asset or financial instrument with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling.” For example, a market participant with a long position in a futures contract expiring in November who wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell the November contract, which serves to close out the existing long position, and buy a futures contract expiring in December. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

Futures exchanges and clearing houses in the United States are subject to regulation by the Commodity Futures Trading Commission.  Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances.  Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities.  The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

Supplemental Discussion of Canadian Tax Consequences

Noteholders Not Resident in Canada

An investor should read carefully the description of material Canadian federal income tax considerations relevant to a Non-resident Holder (as that term is defined in the section entitled “Tax Consequences—Canadian Taxation” in the accompanying prospectus) of owning debt securities under “Tax Consequences—Canadian Taxation” in the accompanying prospectus.

The Canadian tax disclosure in the prospectus is based on the assumption that a note is not at the time of acquisition and during any relevant period “taxable Canadian property” (as defined in the Income Tax Act (Canada)) of a Non-resident Holder. A Non-resident Holder should contact its tax advisors to determine whether shares of a Reference Stock or Fund acquired pursuant to the terms of a note may be taxable Canadian property to the Non-resident Holder, and the Canadian tax consequences and obligations resulting therefrom.

For the purposes of this product supplement, the information provided under the heading “Tax Consequences—Canadian Taxation” in the prospectus is modified as follows:

This summary does not address the possible application of the “hybrid mismatch arrangement” rules contained in the Tax Act to a Non-resident Holder (i) that disposes of a Note to a person or entity with which it does not deal at arm's length or to an entity that is a “specified entity” (as defined for purposes of such rules) with respect to the Non-resident Holder or in respect of which the Non-resident Holder is a “specified entity”, (ii) that acquires, holds or disposes of a Note under, or in connection with, a “structured arrangement” (as defined for purposes of such rules), or (iii) in respect of which the Bank is a “specified entity”. Such Non-resident Holders should consult their own tax advisers.

Noteholders Resident in Canada

An investor should read carefully the description of material Canadian federal income tax considerations relevant to a Resident Holder (as that term is defined in the section entitled “Certain Income Tax Consequences—Canadian Taxation” in the accompanying prospectus supplement) owning debt securities under “Certain Income Tax Consequences—Canadian Taxation—Noteholders Resident in Canada” in the accompanying prospectus supplement.

For the purposes of this product supplement, the information provided in the accompanying prospectus supplement is modified as follows:

(1)	under the heading “Certain Income Tax Consequences—Canadian Taxation—Noteholders Resident in Canada—Interest” the last paragraph is replaced by the following:

In certain circumstances, provisions of the Tax Act require a holder of a “prescribed debt obligation” (as defined for the purposes of the Tax Act) to include in income for each taxation year the amount of any interest, bonus or premium receivable on the obligation over its term based on the maximum amount of interest, bonus or premium receivable on the obligation. Indexed Notes may be considered to be prescribed debt obligations to a Resident Holder. However, counsel understands that the CRA’s current administrative practice is not to require any such accrual of interest on a prescribed debt obligation until such time as the return thereon becomes determinable. Resident Holders are advised to consult their tax advisors with respect to whether a particular Indexed Note is prescribed debt obligation and the consequences to the Resident Holder in their particular circumstances.

(2)	under the heading “Certain Income Tax Consequences—Canadian Taxation—Noteholders Resident in Canada—Other Taxes” the first paragraph is modified as follows:

A Resident Holder that is, throughout the relevant taxation year, a “Canadian controlled private corporation” (as defined in the Tax Act) or, at any time in the year, a “substantive CCPC” (as defined in the Tax Act) may be liable to pay an additional tax of 10 2/3% on its “aggregate investment income” (as defined in the Tax Act) for the year, including interest and taxable capital gains. Such additional tax may be refundable in certain circumstances. Resident Holders should consult their own tax advisers in this regard.

United States Federal Income Tax Considerations

The following is a discussion of the material U.S. federal income tax consequences of the ownership and disposition of the notes. Except where stated otherwise, this discussion generally assumes that you purchase a note for cash in the initial offering at the “issue price,” which is the first price at which a substantial amount of the issue of notes is sold to the public (not including sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers), and hold it as a capital asset within the meaning of Section 1221 of the Code. Purchasers of notes at another time or price may have different consequences from those described below, and therefore such purchasers should consult their tax advisers regarding the U.S. federal income tax consequences to them of the ownership and disposition of the notes. Subject to any additional discussion in the relevant pricing supplement, it is expected, and, except where stated otherwise, the discussion below assumes, that the issue price of a note will be equal to the stated principal amount indicated in the relevant pricing supplement. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a bank or other financial institution;

•	an insurance company;

•	a real estate investment trust or regulated investment company;

•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;

•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the notes;

•	a person holding a note as part of a “straddle” or conversion transaction or one who enters into a “constructive sale” with respect to a note;

•	a person subject to special tax accounting rules under Section 451(b) of the Code;

•	a U.S. Holder (as defined below) whose functional currency is not the U.S. dollar; or

•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the notes or a partner in such a partnership, you should consult your tax adviser as to the particular U.S. federal income tax consequences of holding and disposing of the notes to you.

This discussion does not address the U.S. federal income tax consequences of the ownership or disposition of the shares of the Underlier(s) that you may receive at maturity or otherwise upon retirement or exchange of a note. You should consult your tax adviser regarding the particular U.S. federal income tax consequences of the ownership and disposition of the shares of the Underlier(s).

We will not attempt to ascertain whether any issuer of any underlying Reference Stock, any underlying Fund, or any component of an underlying Index or underlying basket to which the notes relate (collectively, the “Underlying Issuers”) should be treated as a “U.S. real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code or a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code. If any Underlying Issuer were so treated, certain adverse U.S. federal income tax consequences might apply to you, in the case of a USRPHC if you are a Non-U.S. Holder (as defined below), and in the case of a PFIC if you are a U.S. Holder, upon a sale, exchange, retirement or other taxable disposition (each, a “taxable disposition”) of the notes. If you are a U.S. Holder and you own or are deemed to own an equity interest in a PFIC for any taxable year, you would generally be required to file IRS Form 8621 with your annual U.S. federal income tax return for that year, subject to certain exceptions. Failure to timely file the form may extend the time for tax assessment by the IRS. You should refer to information filed with the SEC or another governmental authority by each Underlying Issuer and consult your tax adviser regarding the possible consequences to you if any Underlying Issuer is or becomes a USRPHC or PFIC.

The remainder of this discussion is based on the Code, final, temporary and proposed Treasury regulations, rulings, current administrative interpretations and official pronouncements of the IRS, and judicial decisions, all as of the date of this product supplement, changes to any of which subsequent to the date of this product supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local, non-U.S. or other tax laws, estate or gift tax laws, or the potential application of the alternative minimum tax or the Medicare tax on net investment income. You should consult your tax adviser about the application of the U.S. federal income and estate tax laws (including the possibility of alternative treatments of the notes) to your particular situation, as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Unless otherwise indicated in the relevant pricing supplement, this discussion applies only to notes that are denominated in U.S. dollars.

This discussion may be supplemented, modified or superseded by disclosure regarding U.S. federal income tax consequences set out in the relevant pricing supplement, which you should read before making a decision to invest in the relevant notes.

Tax Treatment of the Notes

There are no statutory, judicial or administrative authorities that directly address the U.S. federal income tax treatment of certain notes described in this product supplement. In particular, the consequences of ownership and disposition of the notes that are not treated as debt instruments for U.S. federal income tax purposes are subject to substantial uncertainty.  For notes that are treated as debt instruments, there may be uncertainty regarding specific aspects of the timing and character of income you are required to recognize on the notes.  We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with the treatment and consequences described below.

Alternative U.S. federal income tax treatments of the notes are possible that, if applied, could materially and adversely affect the timing and character of income, gain or loss with respect to the notes.  For example, the IRS could treat notes that are not intended to be treated as debt instruments for U.S. federal income tax purposes in their entirety as debt instruments issued by us, with the consequences to U.S. Holders generally as described under “Tax Consequences to U.S. Holders—Notes Treated as Debt Instruments.” Under this treatment, as well as other potential alternative characterizations of the notes, you might be required to recognize taxable income at a time earlier than that described herein and/or recognize ordinary income or short-term capital gain rather than long-term capital gain.

For Non-U.S. Holders, an alternative treatment of a note (including a recharacterization of a note that is intended to be treated as a debt instrument) could cause payments on the note to be subject to U.S. federal withholding tax as well as different information reporting requirements.

Treasury and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. In addition, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the notes, possibly with retroactive effect.

Moreover, certain changes affecting the notes could result in the notes being treated as retired and reissued for U.S. federal income tax purposes, as discussed below under “Possible Taxable Event.” The treatment of the notes after such an event could differ from their prior treatment.

Except where stated otherwise, the following discussions of specific types of notes generally assume that the stated treatment of each type of note is respected and that no deemed retirement and reissuance of the notes has occurred.  You should consult your tax adviser regarding the risk that an alternative U.S. federal income tax treatment could apply to the notes.

Tax Consequences to U.S. Holders

This section applies only to U.S. Holders. You are a “U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a note that is:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Notes Treated as Debt Instruments

The following discussion applies to notes treated as debt instruments for U.S. federal income tax purposes.

General

The discussion below applies generally to all notes treated as debt instruments, but is subject to special rules applicable to certain categories of debt instruments described below under “—Short-Term Notes,” “—Notes Treated as Variable Rate Debt Instruments,” and “—Notes Treated as Contingent Payment Debt Instruments” and should be read in conjunction with those discussions, as applicable.

If a market disruption event occurs, the timing (and potentially the character) of income you recognize with respect to the notes could be affected.  See also “Potential Taxable Event” regarding the possibility that certain changes could cause a note to be deemed retired and reissued for U.S. federal income tax purposes.

Payments of Interest. “Qualified stated interest” (as described below under “—Original Issue Discount”) on a note generally will be taxable to you as ordinary interest income at the time it accrues or is received in accordance with your method of tax accounting.

Original Issue Discount. A note that has an “issue price” that is less than its “stated redemption price at maturity” will be treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes (an “OID note”) unless the discount is less than a de minimis amount as described below. Special rules governing the tax treatment of short-term notes and contingent payment debt instruments (which are not subject to this discussion) are described below under “—Short-Term Notes” and “—Notes Treated as Contingent Payment Debt Instruments,” respectively. The amount of OID will be equal to the excess of the stated redemption price at maturity over the issue price. The “stated redemption price at maturity” of a note generally will equal the sum of all payments required under the note other than payments of “qualified stated interest.” Qualified stated interest (“QSI”) generally includes stated interest unconditionally payable (other than in debt instruments of the issuer) at least annually at a single fixed rate, and also includes stated interest on certain floating-rate notes (as described under “—Notes Treated as Variable Rate Debt Instruments” below). If a note provides for more than one fixed rate of stated interest, interest payable at the lowest stated rate generally is QSI, with any excess included in the stated redemption price at maturity for purposes of determining whether the note is issued with OID.

If the difference between a note’s stated redemption price at maturity and its issue price is less than a de minimis amount as determined under applicable Treasury regulations, the note will not be treated as issued with OID and therefore will not be subject to the rules described below. In this case, all stated interest on the notes will generally be treated as QSI, and you generally will include the discount in income, as capital gain, on a pro rata basis as principal payments are made on the note.

If you hold OID notes, you will be required to include any QSI in income when received or accrued in accordance with your method of tax accounting. In addition, you will be required to include OID in income as it accrues in accordance with a constant-yield method based on the compounding of interest, regardless of your method of tax accounting.

Under this method, you will be required to include in ordinary income the sum of the “daily portions” of OID for all days during the taxable year that you own the OID note. The daily portions of OID are determined by allocating to each day in any accrual period a ratable portion of the OID on the OID note that is allocable to that period. Accrual periods may be any length and may vary in length over the term of an OID note, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period.  The amount of OID allocable to each accrual period is determined by (i) multiplying the “adjusted issue price” (as defined below) of the OID note at the beginning of the accrual period by the yield to maturity (as defined below) of the OID note, adjusted to take account of the length of the accrual period, and (ii) subtracting from that product the amount of QSI, if any, allocable to that accrual period. The “adjusted issue price” of an OID note at the beginning of any accrual period will generally be the sum of its issue price and the amount of OID allocable to all prior accrual periods, reduced by the amount of payments in all prior accrual periods other than QSI. The “yield to maturity” of an OID note is the discount rate that causes the present value on the issue date of all payments on the OID note to equal the issue price.

You may make an election to include in gross income all interest that accrues on any note (including, among other things, QSI, OID and de minimis OID) in accordance with the constant-yield method based on the compounding of interest (a “constant-yield election”). This election may be revoked only with the consent of the IRS.

A note subject to redemption prior to maturity may be subject to rules that differ from the general rules described above for purposes of determining the yield and maturity of the note (which may affect whether the note is treated as issued with OID and, if so, the timing of accrual of the OID).  Under applicable Treasury regulations, we will generally be presumed to exercise an unconditional option to redeem a note if the exercise of the option would lower the yield on the note.  Conversely, you will generally be presumed to exercise an unconditional option to require us to repurchase a note if the exercise of the option would increase the yield on the note.  In either case, if such an option is not in fact exercised, the note will be treated, solely for purposes of calculating OID, as if it were redeemed and a new note were issued on the presumed exercise date for an amount equal to the note’s adjusted issue price on that date.

Under these rules, if a note provides for a fixed rate of interest that increases over the term of the note, the note’s issue price is not below its stated principal amount and we have an unconditional option to redeem the note for an amount equal to the stated principal amount (plus accrued interest, if any) on or prior to the first date on which an increased rate of interest is in effect, the yield on the note will be lowered if we redeem the note before the initial increase in the interest rate, and therefore our redemption option will be treated as exercised. Since the note will therefore be treated as if it were redeemed and reissued prior to the initial increase in the interest rate, the note will not be treated as issued with OID.  If a note is not treated as issued with OID and if, contrary to the presumption in the applicable Treasury regulations, we do not redeem the note before the initial increase in the interest rate, the same analysis will apply to all subsequent increases in the interest rate.  This means that the note that is deemed reissued will be treated as redeemed prior to any subsequent increase in the interest rate, and therefore as issued without OID. If the actual remaining term of a note is one year or less at the time of a deemed reissuance, it is possible that the deemed reissued note would be treated as a short-term debt instrument.  See “—Short-Term Notes” below. While a note with a deemed remaining term of one year or less based on the presumed exercise of an option should not be treated as a short-term debt instrument, the IRS or a court might treat the stated interest payable on the note as OID instead of QSI during that deemed remaining term. You should consult with your tax adviser regarding this uncertainty.

Acquisition Premium.  If you purchase an OID note for an amount greater than its adjusted issue price at the purchase date and less than or equal to the sum of all amounts, other than QSI, payable on the OID note after the purchase date, the excess is “acquisition premium.” Under the rules applicable to acquisition premium, in general, the amount of OID that must be included in income for the OID note for any taxable year (or any portion of a taxable year in which the OID note is held) will be reduced (but not below zero) by the portion of the acquisition premium allocated to the period.  The amount of acquisition premium allocated to each period is determined by multiplying the OID that otherwise would have been included in income by a fraction, the numerator of which is the excess of the cost to purchase the note over the adjusted issue price of the OID note and the denominator of which is the excess of the OID note’s stated redemption price at maturity over its adjusted issue price.

Amortizable Bond Premium. If you purchase a note (other than a CPDI (as defined below)) for an amount that is greater than the sum of all amounts payable on the note after the purchase date, other than payments of QSI, you generally will be considered to have purchased the note with amortizable bond premium equal to such excess. If the note is not optionally redeemable prior to its maturity date, you generally may elect to amortize this premium over the remaining term of the note using a constant-yield method. If, however, the note may be optionally redeemed prior to maturity after you have acquired it, the amount of amortizable bond premium is generally determined by substituting the redemption date for the maturity date and the redemption price for the amount payable at maturity but only if the substitution results in a smaller amount of premium attributable to the period before the redemption date. You may generally use the amortizable bond premium allocable to an accrual period to offset QSI required to be included in your income with respect to the note in that accrual period. In addition, if you have purchased an OID note with amortizable bond premium, you will not be required to accrue any OID on such OID note. If you elect to amortize bond premium, you must reduce your tax basis in the note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt instruments then owned or thereafter acquired and may be revoked only with the consent of the IRS.

If you make a constant-yield election (as described under “—Original Issue Discount” above) for a note with amortizable bond premium, that election will result in a deemed election to amortize bond premium for all of your debt instruments with amortizable bond premium.

Market Discount.  If you purchase a note (other than a Short-Term Note or a CPDI (as defined below)) for an amount that is less than its stated redemption price at maturity or, in the case of an OID note, its adjusted issue price, the amount of the difference generally will be treated as market discount for U.S. federal income tax purposes, unless this difference is less than a specified de minimis amount. Any payment, other than QSI, or any gain upon a taxable disposition of a note with market discount generally will be treated as ordinary income to the extent of the accrued market discount not previously included in income. Market discount accrues on a straight-line basis, unless you elect a constant-yield method of accrual based on daily compounding (as described above under “—Original Issue Discount”).

If a note is disposed of in one of certain nontaxable transactions, accrued market discount will be included as ordinary income as if you had sold the note in a taxable transaction at its then fair market value. Unless you elect to include market discount in income as it accrues, you generally will be required to defer deductions for any interest on indebtedness you incur to purchase or carry the note in an amount not exceeding the accrued market discount that you have not included in income.

If you make an election to include market discount in income as it accrues (a “market discount accrual election”), that election will apply to all market discount bonds acquired on or after the first day of the first taxable year to which that election applies. If you make a constant-yield election (as described under “—Original Issue Discount” above) with respect to a note purchased with market discount, that election will result in a deemed market discount accrual election for the taxable year in which the note was acquired.

Taxable Disposition of a Note.  Upon a taxable disposition of a note, you will recognize gain or loss equal to the difference between the amount realized and your tax basis in the note. For this purpose, the amount realized does not include any amount attributable to accrued but unpaid QSI, which will be treated as a payment of interest and taxed as described under “—Payments of Interest” above. Your tax basis in a note will equal its cost, increased by the amounts of any OID or market discount you have previously accrued with respect to the note, if any, and decreased by any amortized bond premium and any principal payments you received prior to the taxable disposition of a note and by the amount of any other payments on the note that did not constitute QSI.

Subject to the discussion regarding market discount above, gain or loss realized upon the taxable disposition of a note generally will be capital gain or loss and will be long-term capital gain or loss if you have held the note for more than one year. The deductibility of capital losses is subject to limitations.

Short-Term Notes

The following discussion applies to notes with a term of one year or less (from but excluding the issue date to and including the last possible date that the notes could be outstanding pursuant to their terms) (“Short-Term Notes”). The treatment of notes with scheduled payments that may be postponed under certain circumstances is not entirely clear.  As a result, the IRS or a court may not respect our treatment of a particular issuance of notes as Short-Term Notes or conversely may determine that an issuance of notes should have been treated as Short-Term Notes.  In either case, the consequences of ownership and disposition of the affected notes could be significantly different from those resulting from our intended treatment..

Generally, a Short-Term Note is treated as issued at a discount equal to the sum of all payments required on the note minus its issue price. If you are a U.S. Holder who uses a cash method of tax accounting for U.S. federal income tax purposes (a “cash-method holder”), you generally will not be required to recognize income with respect to a Short-Term Note prior to maturity, other than with respect to the receipt of interest payments, if any, or pursuant to a taxable disposition of the Short-Term Note. If you are a U.S. Holder who uses an accrual method of tax accounting for U.S. federal income tax purposes (or a cash-method holder who elects to accrue income on the Short-Term Note currently), you will be subject to rules that generally require accrual of discount on Short-Term Notes on a straight-line basis, unless you elect a constant-yield method of accrual based on daily compounding. In the case of Short-Term Notes that provide for one or more contingent payments, it is not clear whether or how any accrual should be determined prior to the time at which the relevant payment is calculated. You should consult your tax adviser regarding the amount and timing of any accruals on such Short-Term Notes.

Upon a taxable disposition of a Short-Term Note, you will generally recognize gain or loss equal to the difference between the amount realized on the taxable disposition and your tax basis in the Short-Term Note. Your tax basis in the Short-Term Note should equal its cost, increased, if you accrue income on the Short-Term Note currently, by any previously accrued but unpaid discount. The amount of any resulting loss generally will be treated as a short-term capital loss, the deductibility of which is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.” You should consult your tax adviser regarding this reporting obligation. The excess of the amount received at maturity over your tax basis in the Short-Term Note generally should be treated as ordinary income. If you sell a Short-Term Note providing for a contingent payment at maturity prior to the time the contingent payment has been fixed, it is not clear whether any gain you recognize should be treated as ordinary income, short-term capital gain, or a combination of ordinary income and short-term capital gain. You should consult your tax adviser regarding the treatment of a taxable disposition of Short-Term Notes providing for contingent payments.

If you are a cash-method holder, unless you make the election to accrue income currently on a Short-Term Note, you will generally be required to defer deductions for interest paid on indebtedness incurred to purchase or carry the Short-Term Note in an amount not exceeding the accrued discount that you have not included in income. As discussed above, in the case of a Short-Term Note providing for a contingent payment, it is unclear whether or how accrual of discount should be determined prior to the time at which the relevant payment is calculated. If you make the election to accrue income currently, that election will apply to all short-term debt instruments acquired by you on or after the first day of the first taxable year to which that election applies. You should consult your tax adviser regarding these rules.

Notes Treated as Variable Rate Debt Instruments

The following discussion applies to floating-rate notes that are treated as variable rate debt instruments for U.S. federal income tax purposes (“VRDIs”).

Interest on a VRDI That Provides for a Single Variable Rate. Stated interest on a VRDI that provides for a single variable rate (a “Single Rate VRDI”) will be treated as QSI and will be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of tax accounting. If the stated principal amount of a Single Rate VRDI exceeds its issue price by an amount equal to or greater than a specified de minimis amount, this excess will be treated as OID that you must include in income as it accrues, generally in accordance with the constant-yield method as described above under “—General—Original Issue Discount,” The constant-yield accrual of OID on a VRDI is determined by substituting a fixed rate that reflects the value of the variable rate on the issue date (or, in certain cases, a fixed rate that reflects the yield that is reasonably expected for the VRDI) for each scheduled payment of the variable rate. A fixed rate payable for an initial period of one year or less followed by a variable rate where the variable rate on the issue date is intended to approximate the fixed rate (which will be presumed if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 0.25%) will be treated as a single variable rate for the purposes of this and the next paragraph.

Interest on a VRDI That Provides for Multiple Rates. This discussion refers to VRDIs that provide for (i) multiple variable rates or (ii) one or more variable rates and a single fixed rate (other than a fixed rate payable for an initial period described in the preceding paragraph) (a “Multiple Rate VRDI”). Under applicable Treasury regulations, in order to determine the amount of QSI and OID (if any) in respect of Multiple Rate VRDIs, an equivalent fixed-rate debt instrument must be constructed. The equivalent fixed-rate debt instrument is constructed in the following manner: (i) first, if the Multiple Rate VRDI contains a fixed rate, that fixed rate is converted to a variable rate that preserves the fair market value of the note and (ii) second, each variable rate (including a variable rate determined under (i) above) is converted to a fixed rate substitute (which will generally be the value of that variable rate as of the issue date of the Multiple Rate VRDI) (the “equivalent fixed-rate debt instrument”). The rules discussed in “—General—Original Issue Discount” are then applied to the equivalent fixed-rate debt instrument to determine the amount, if any, of OID and the amount of QSI. You will be required to include any such OID in income for U.S. federal income tax purposes as it accrues, in accordance with a constant-yield method based on a compounding of interest, as described above under “—General—Original Issue Discount.” QSI on a Multiple Rate VRDI will generally be taxable to you as ordinary interest income at the time it accrues or is received, in accordance with your method of tax accounting. If a Multiple Rate VRDI is not issued with OID, all stated interest on the Multiple Rate VRDI will be treated as QSI.

If the amount of interest you receive in a calendar year is greater than the interest assumed to be paid or accrued under the equivalent fixed-rate debt instrument, the excess is generally treated as additional QSI taxable to you as ordinary income. Otherwise, any difference will generally reduce the amount of QSI you are treated as receiving and will therefore reduce the amount of ordinary income you are required to take into income.

Taxable Disposition of a VRDI. Subject to the discussion above under “—General—Market Discount,” upon a taxable disposition of a VRDI, you generally will recognize capital gain or loss equal to the difference between the amount realized (other than amounts attributable to accrued but unpaid QSI, which will be treated as a payment of interest) and your tax basis in the VRDI. Your tax basis in a VRDI will equal its cost, increased by the amounts of OID or market discount (if any) you previously included in income with respect to the VRDI, and reduced by any payments you received other than QSI and any amortized bond premium. Such gain or loss generally will be long-term capital gain or loss if you held the VRDI for more than one year at the time of disposition, and short-term capital gain or loss otherwise.

Notes Treated as Contingent Payment Debt Instruments

The following discussion applies only to notes treated as contingent payment debt instruments for U.S. federal income tax purposes (“CPDIs”).

Interest Accruals on a CPDI.  We are required to determine a “comparable yield” for each issuance of CPDIs. The comparable yield is the greater of (i) the yield at which we could issue a fixed-rate debt instrument with terms similar to those of the CPDIs, including the level of subordination, term, timing of payments and general market conditions, but excluding any adjustments for the riskiness of the contingencies or the liquidity of the CPDIs and (ii) the applicable federal rate. Solely for purposes of determining the amount of interest income that you will be required to accrue, we are also required to construct a “projected payment schedule” in respect of the CPDIs representing a payment or a series of payments the amount and timing of which would produce a yield to maturity on the CPDIs equal to the comparable yield.

We will determine the comparable yield and related projected payment schedule for each issuance of CPDIs and will provide them, or information on how to obtain them, in the relevant pricing supplement for the notes.

Neither the comparable yield nor the projected payment schedule constitutes a representation by us regarding the actual amounts that we will pay on the CPDIs.

For U.S. federal income tax purposes, you are required to use our determination of the comparable yield and projected payment schedule in determining interest accruals and adjustments in respect of the CPDIs, unless you timely disclose and justify the use of other estimates to the IRS. Regardless of your method of tax accounting, you will be required to accrue, as interest income, OID on the CPDIs at the comparable yield, adjusted upward or downward to reflect the difference, if any, between the actual and the projected payments on the CPDIs during the year (as described below).

You will be required for U.S. federal income tax purposes to accrue an amount of OID, for each accrual period prior to and including maturity or earlier taxable disposition of a CPDI, that equals the product of (i) the “adjusted issue price” of the CPDI (as defined below) as of the beginning of the accrual period, (ii) the comparable yield of the CPDI, adjusted for the length of the accrual period and (iii) the number of days during the accrual period that you held the CPDI divided by the number of days in the accrual period. The “adjusted issue price” of a CPDI is its issue price increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI (without regard to actual amounts paid).

Adjustments to Interest Accruals on a CPDI. In addition to interest accrued based upon the comparable yield as described above, you will be required to recognize interest income equal to the amount of any net positive adjustment (i.e., the excess of actual payments over projected payments) in respect of a CPDI for a taxable year. A net negative adjustment (i.e., the excess of projected payments over actual payments) in respect of a CPDI for a taxable year:

•	will first reduce the amount of interest in respect of the CPDI that you would otherwise be required to include in income in the taxable year; and

•	to the extent of any excess, will give rise to an ordinary loss, but only to the extent that the amount of all previous interest inclusions under the CPDI exceeds the total amount of the net negative adjustments treated as ordinary loss on the CPDI in prior taxable years.

A net negative adjustment is not treated as a miscellaneous itemized deduction (for which deductions would be unavailable or, beginning in 2026, available only to a limited extent). Any net negative adjustment in excess of the amounts described above may be carried forward to offset future interest income in respect of the CPDI or to reduce the amount realized on a taxable disposition of the CPDI.

Taxable Disposition of a CPDI. Upon a taxable disposition of a CPDI, you generally will recognize taxable income or loss equal to the difference between the amount received and your tax basis in the CPDI. Your tax basis in the CPDI will equal its cost, increased by any interest income you have previously accrued (determined without regard to adjustments due to differences between projected and actual payments) and decreased by the projected amounts of any payments previously made on the CPDI (without regard to actual amounts paid). At maturity, you will be treated as receiving the projected amount for that date (reduced by any carryforward of a net negative adjustment), and any difference between the amount actually received and that projected amount will be treated as a positive or negative adjustment governed by the rules described above. You generally must treat any income realized on a taxable disposition of a CPDI as interest income and any loss as ordinary loss to the extent of previous interest inclusions (reduced by the total amount of net negative adjustments previously taken into account as ordinary losses), and the balance as capital loss, the deductibility of which is subject to limitations. Additionally, if you recognize a loss above certain thresholds, you may be required to file a disclosure statement with the IRS, as described below under “Reportable Transactions.”  You should consult your tax adviser regarding this reporting obligation.

Special Rules for Contingent Payments that Fix Early. Special rules may apply if all the remaining payments on a CPDI become fixed substantially contemporaneously. For this purpose, payments will be treated as fixed if the remaining contingencies with respect to them become remote or incidental. Under these rules, you would be required to account for the difference between the originally projected payments and the fixed payments in a reasonable manner over the period to which the difference relates. In addition, you would be required to make adjustments to, among other things, your accrual periods and your tax basis in the CPDI. The character of any gain or loss on a taxable disposition of your CPDI also might be affected. If one or more (but not all) contingent payments on a CPDI became fixed more than six months prior to the relevant payment dates, you would be required to account for the difference between the originally projected payments and the fixed payments on a present value basis. Furthermore, if all the payments on a note become fixed prior to the original issue date, the note might be treated as a debt instrument that is not a CPDI for U.S. federal income tax purposes, as described above under “—General.” You should consult your tax adviser regarding the application of these rules.

CPDIs Purchased for Amounts Different from their Adjusted Issue Price. If you purchase a CPDI for an amount that is different from its “adjusted issue price,” you will be required to account for this difference, generally by allocating it reasonably among projected payments on the CPDI or daily portions of interest that you are required to accrue with respect to the CPDI and treating these allocations as adjustments to your income when the payment is made or the interest accrues. You should consult your tax adviser with respect to the tax consequences of an investment in CPDIs, including the treatment of the difference, if any, between your basis in the CPDI and the CPDI’s adjusted issue price.

Notes Treated as Prepaid Financial Contracts that are Open Transactions

The following discussion applies to notes treated as prepaid financial contracts that are “open transactions” for U.S. federal income tax purposes.

Tax Treatment Prior to Taxable Disposition

A U.S. Holder should not be required to recognize income over the term of the notes prior to maturity, other than pursuant to an earlier taxable disposition of the notes.

However, if the payment at maturity becomes fixed (or subject to a fixed minimum amount that is approximately equal to or greater than the issue price) prior to maturity, the consequences are not entirely clear. A note might be treated as terminated and reissued for U.S. federal income tax purposes at such time, in which case you might be required to recognize gain (if any) in respect of the note. In addition, the timing and character of income you recognize in respect of the reissued note after that time could also be affected. You should consult your tax adviser regarding the treatment of the notes in such an event.

Taxable Disposition of a Note

Upon a taxable disposition of a note, you should recognize gain or loss equal to the difference between the amount realized and your tax basis in the note. Your tax basis in a note should generally equal the amount you paid to acquire it. Subject to the discussions below under “—Possible Application of Section 1260 of the Code,”  “—Possible Higher Tax on Notes Linked to ‘Collectibles,’” “—Possible Application of Section 1258 of the Code,” and “—Interest Rate-Linked Notes,” this gain or loss should generally be long-term capital gain or loss if at the time of the taxable disposition you have held the note for more than one year, and short-term capital gain or loss otherwise. Long-term capital gains recognized by non-corporate U.S. Holders are generally subject to taxation at reduced rates. The deductibility of capital losses is subject to limitations.

Notwithstanding the foregoing, if a buffered note provides for a single fixed upside payment equal to its buffer amount when the final value of the Underlier(s) is greater than or equal to its final buffer value, it is possible that a portion of the proceeds you receive upon a taxable disposition of the note equal to the buffer amount could be treated as a separate item of ordinary income rather than as part of the amount realized on such taxable disposition of the note. Unless stated otherwise in the applicable pricing supplement, we intend to treat such proceeds as part of the amount realized on the taxable disposition of the note.

If you receive shares of the Underlier(s) (and cash in lieu of any fractional shares) at maturity, subject to the discussion below under “—Possible Application of Section 1260 of the Code,” you should not recognize gain or loss with respect to the shares received.  Instead, you should have an aggregate tax basis in the shares received (including any fractional shares deemed received) equal to your basis in the notes.  With respect to any cash received in lieu of a fractional share, you should recognize capital gain or loss in an amount equal to the difference between the amount of cash received in lieu of the fractional share and the portion of your tax basis in the notes that is allocable to the fractional share.

If you receive both cash and shares of the Underlier(s) at maturity, you should recognize gain or loss with respect to the cash received in an amount equal to the difference between the cash and the portion of your basis in the note that is allocated to the cash. Subject to the discussion below under “—Possible Application of Section 1260 of the Code,” you should not recognize any gain or loss with respect to the shares received, and your basis in the shares should be equal to the portion of your basis in the note that is allocated to the shares.  Although there is no direct authority governing the method by which you should allocate your basis in the note between the cash and shares received, it would be reasonable to allocate them according to their relative fair market values upon receipt.

Your holding period for any shares of the Underlier(s) received should generally start on the day after receipt.

Possible Application of Section 1260 of the Code

If a note is linked to an Underlier consisting of, or that includes, an interest in one of a specified list of entities, including an exchange-traded fund or other regulated investment company, a real estate investment trust, partnership or PFIC (a “Section 1260 Underlying Equity”), depending upon the specific terms of the note it is possible that an investment in the note will be treated as a “constructive ownership transaction” within the meaning of Section 1260 of the Code. In that case, all or a portion of any long-term capital gain you would otherwise recognize in respect of your note would be recharacterized as ordinary income to the extent such gain exceeded the “net underlying long-term capital gain.” In the case of notes with certain features, such as a payment at maturity based on a leverage factor, the amount of net underlying long-term capital gain may be unclear. Unless otherwise established by clear and convincing evidence, the amount of net underlying long-term capital gain is treated as zero. Any long-term capital gain recharacterized as ordinary income under Section 1260 would be treated as accruing at a constant rate over the period you held your notes, and you would be subject to an interest charge in respect of the deemed tax liability on the income treated as accruing in prior tax years. In addition, as discussed below under “—Possible Higher Tax on Notes Linked to ‘Collectibles,’” if the notes are linked to an ownership interest in collectibles or an entity that holds collectibles, long-term capital gain that you would otherwise recognize in respect of your notes up to the amount of the net underlying long-term capital gain could, if you are an individual or other non-corporate investor, be subject to tax at the higher rates applicable to “collectibles” instead of the general rates that apply to long-term capital gain. Unless otherwise indicated in the relevant pricing supplement, due to the lack of governing authority under Section 1260, we do not expect that our counsel will be able to opine as to whether or how these rules will apply to the notes.

If you receive shares of the Underlier(s) at the maturity of a note that is treated as a constructive ownership transaction, you will be treated as disposing of the note at maturity for its fair market value in a taxable transaction for purposes of applying the constructive ownership rules to any gain that would be recognized on such deemed taxable disposition. The amount recognized and treated as ordinary income under this rule should generally give rise to an adjustment to any gain or loss subsequently recognized on a disposition of such shares.

Because the determination of whether an Underlier is or includes an interest in a Section 1260 Underlying Equity generally depends on the Underlying Issuer’s status for U.S. federal income tax purposes (e.g., as a PFIC), it may not be readily apparent whether an Underlier is or includes an interest in a Section 1260 Underlying Equity. Moreover, an Underlier that is an Index may include equities of a category that is subject to Section 1260 as well as other equity securities, in which case the potential application of Section 1260 to the relevant note may be unclear. We do not undertake to ascertain whether any specific equity security (including an equity security in an Index) is a Section 1260 Underlying Equity. Accordingly, you should consult your tax adviser about the risk that Section 1260 will apply to the notes.

Possible Higher Tax on Notes Linked to “Collectibles”

Under current law, long-term capital gain recognized on a sale of “collectibles” (which includes, among others, metals) or an ownership interest in certain entities that hold collectibles is generally taxed at the maximum 28% rate applicable to collectibles. It is possible that long-term capital gain from a taxable disposition of certain notes linked to an Underlier that is or includes an interest in a collectible or is one of certain entities holding collectibles would be subject to the rate applicable to collectibles, instead of the lower long-term capital gain rate. You should consult your tax adviser regarding an investment in a note linked to a collectible or to an entity holding collectibles.

Possible Application of Section 1258 of the Code

It is possible that an investment in certain notes, particularly those that provide for a single fixed upside payment, could be treated as a “conversion transaction” under Section 1258 of the Code. A conversion transaction is a transaction marketed or sold as producing capital gains and from which substantially all of the taxpayer’s expected return is attributable to the time value of the taxpayer’s net investment. If an investment in the notes were treated as a conversion transaction, the gain from the disposition of the notes would be treated as ordinary income to the extent of the “applicable imputed income amount.” The applicable imputed income amount is an amount equal to the amount of interest that would have accrued on the taxpayer’s net investment in the conversion transaction (i.e., the amount paid by you to acquire the notes) for the period ending on the date of disposition (including a deemed sale described below under “Possible Taxable Event”) at a rate equal to 120% of the applicable federal rate. You should consult your tax adviser regarding the possible application of Section 1258 of the Code to the notes.

Interest Rate-Linked Notes

Because of the lack of authority addressing the tax treatment of financial instruments linked solely to interest rates (or a similar market measure), there is significant uncertainty regarding whether gain or loss recognized upon the maturity (or earlier retirement) of any such notes should be treated as capital gain or loss or as ordinary income or loss. This determination could have a significant effect on the tax consequences to you of owning a note. In particular, an ordinary loss recognized by an individual might be treated as a non-deductible “miscellaneous itemized deduction” and ordinary income recognized by an individual would not be eligible for the lower tax rates applicable to long-term capital gain. While our counsel believes it would be reasonable to treat any such gain or loss as capital gain or loss, in light of the significant uncertainty regarding this issue, you should consult your tax adviser regarding the character of this gain or loss.

Notes Treated as Prepaid Financial Contracts with Associated Coupons

The following discussion applies to notes treated for U.S. federal income tax purposes as prepaid financial contracts with one or more associated coupon payments.

The discussions under “—Notes Treated as Prepaid Financial Contracts that are Open Transactions,” other than “—Tax Treatment Prior to Taxable Disposition” apply to the notes addressed in this section. Accordingly, you should review those discussions regarding the U.S. federal income tax consequences of the ownership and disposition of such notes.

Coupon Payments

The U.S. federal income tax treatment of coupon payments on the notes is unclear.  The discussion herein generally assumes that the coupon payments on the notes are taxable as ordinary income to you at the time received or accrued in accordance with your regular method of tax accounting. However, if a different treatment applied, the timing and character of income arising from the coupon payments could differ.  A different treatment could also affect your tax basis in the notes, and therefore the amount of gain or loss you recognize on a disposition of the notes.  Except where stated otherwise, the discussion herein assumes that the coupon payments are taxable as ordinary income at the time received or accrued in accordance with your regular method of tax accounting.

If the payment at maturity on a note becomes fixed (or subject to a fixed minimum amount approximately equal to or greater than the issue price) prior to maturity, the consequences are not entirely clear. A note might be treated as terminated and reissued for U.S. federal income tax purposes at such time, in which case you might be required to recognize gain (if any) in respect of the note. In addition, the timing and character of income you recognize in respect of the note after that time could also be affected. You should consult your tax adviser regarding the treatment of the notes in such an event.

Taxable Disposition Prior to Retirement

For the purpose of determining the amount realized upon a taxable disposition of a note prior to retirement, as discussed under “—Notes Treated as Prepaid Financial Contracts that are Open Transactions—Taxable Disposition of the Notes,” the amount realized will generally not include any coupon payment paid upon the taxable disposition, and may not include disposition proceeds attributable to an accrued coupon, which may be treated in the same manner as a coupon payment.

Notes Treated as Put Options and Deposits

The following discussion applies to notes treated as a put option (the “Put Option”) written by you with respect to the Underlier(s), secured by a deposit equal to the issue price of the note (the “Deposit”) for U.S. federal income tax purposes. This discussion generally assumes that the amount due at maturity or early retirement of the note

(excluding the final coupon payment on the note) is equal to the issue price of the note unless the final value of one or more Underliers is below a specified value. Under this treatment:

•	a portion of each coupon payment made with respect to the notes will be attributable to interest on the Deposit; and

•	the remainder will represent premium attributable to your grant of the Put Option (“Put Premium”).

If you purchase a note at a price other than the note’s issue price (or at a time other than the note’s issue date), you should consult your tax adviser about the allocation of your basis between the Put Option and the Deposit, as well as the potential application of the amortizable bond premium and market discount rules.  See “—Notes Treated as Debt Instruments—General—Amortizable Bond Premium” and “—Market Discount.”

Coupon Payments

Subject to any discussion in the relevant pricing supplement, interest on the Deposit should generally be treated as ordinary interest income that is taxable to you at the time it accrues or is received in accordance with your method of tax accounting.

If the term of the notes is not more than a year, taking into account the latest possible date on which the notes could be repaid according to their terms, the special rules under “—Notes Treated as Debt Instruments—Short-Term Notes” should apply to interest on the Deposit.

The Put Premium should not be taken into account until retirement (including an early redemption) or an earlier taxable disposition of the notes.

Taxable Disposition Prior to Retirement

Upon a taxable disposition of a note prior to retirement, you should apportion the amount realized between the Deposit and the Put Option based on their respective values on the date of the disposition.  If the value of the Deposit on the date of the taxable disposition exceeds the amount realized on the taxable disposition of the note, you should be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on that date and (ii) made a payment to the purchaser of the note equal to the amount of this excess in exchange for the purchaser’s assumption of the Put Option, in which case a corresponding amount should be added to the amount realized in respect of the Deposit.

You should recognize gain or loss with respect to the Deposit in an amount equal to the difference between (i) the amount realized that is apportioned to the Deposit (other than any amount attributable to accrued interest on the Deposit, which should be treated as a payment of interest) and (ii) your tax basis in the Deposit (i.e., the price you paid to acquire the note). Such gain or loss generally should be long-term capital gain or loss if you have held the note for more than one year, and short-term capital gain or loss otherwise.  See “—Notes Treated as Debt Instruments—Short-Term Notes” for special rules applicable to the Deposit if the term of the notes is no more than a year.

You should recognize gain or loss in respect of the Put Option in an amount equal to the total Put Premium you previously received, decreased by the amount deemed to be paid by you, or increased by the amount deemed to be paid to you, in exchange for the purchaser’s assumption of the Put Option. This gain or loss should be short-term capital gain or loss.

Tax Treatment at Retirement

The coupon payment received upon retirement should be treated as described above under “Coupon Payments.”

If a note is retired for its stated principal amount (without taking into account any coupon payment), the Put Option should be deemed to have expired unexercised, in which case, you should recognize short-term capital gain in an amount equal to the sum of all payments of Put Premium received, including the Put Premium received upon retirement.

If a note is retired for an amount of cash, not counting the final coupon payment, that is different from its stated principal amount, the Put Option should be deemed to have been exercised and you should be deemed to have applied the Deposit toward the cash settlement of the Put Option. In that case, you should recognize short-term capital gain or loss with respect to the Put Option in an amount equal to the difference between (i) the sum of the total Put Premium received (including the Put Premium received at maturity) plus the cash you receive at maturity, excluding the final coupon payment, and (ii) the Deposit.

Receipt of Shares of the Underlier(s) at Maturity

If you receive shares of the Underlier(s) (and cash in lieu of any fractional share) at maturity, the Put Option will be deemed to have been exercised, and you should be deemed to have applied the Deposit toward the physical settlement of the Put Option.  You should not recognize any income or gain in respect of the total Put Premium received (including the Put Premium received at maturity) and should not recognize any gain or loss with respect to the Deposit or the shares received.  Assuming this treatment, you should have an aggregate tax basis in the physical delivery amount of the shares equal to the Deposit less the total Put Premium received over the term of the notes.  Your holding period for any shares received should generally start on the day after receipt.  With respect to any cash received in lieu of a fractional share, you should recognize short-term capital gain or loss in an amount equal to the difference between the amount of cash received in lieu of the fractional share and the pro rata portion of your aggregate tax basis that is allocable to the fractional share.

Interest Rate-Linked Notes

Notwithstanding the foregoing, if a note is linked solely to interest rates (or a similar market measure), there is significant uncertainty regarding whether gain or loss recognized with respect to the Put Option at maturity (or earlier retirement) should be treated as capital gain or loss or as ordinary income or loss. Please see the discussion above under “Notes Treated as Prepaid Financial Contracts that are Open Transactions—Interest Rate-Linked Notes.” Accordingly, you should consult your tax adviser regarding the character of this gain or loss.

Tax Consequences to Non-U.S. Holders

This section applies only to Non-U.S. Holders. You are a “Non-U.S. Holder” if, for U.S. federal income tax purposes, you are a beneficial owner of a note that is:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

You are not a Non-U.S. Holder for purposes of this discussion if you are a beneficial owner of a note who is (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition or (ii) a former citizen or resident of the United States and certain conditions apply. If you are or may become such a person during the period in which you hold a note, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the note.

As discussed below under “Possible Taxable Event,” under certain circumstances, the notes could be subject to a “significant modification” and therefore deemed to be terminated and reissued for U.S. federal income tax purposes. In that event, depending on the facts and the time of the deemed reissuance, the reissued notes might be treated in a manner different from their original treatment for U.S. federal income tax purposes. As a result, you might be subject to U.S. federal withholding tax in respect of the reissued notes, or might be required to provide certification of your status as a non-U.S. person in order to avoid being subject to withholding. You should consult your tax adviser regarding the consequences of a significant modification of the notes.

The discussion below generally assumes that income and gain on the notes are not effectively connected with your conduct of a trade or business within the United States, except as discussed under “—Effectively Connected Income” below.

Notes Treated as Debt Instruments

Subject to the discussions below under “—Dividend Equivalents under Section 871(m) of the Code,” “—FIRPTA” and “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of payments on or amounts you receive on a taxable disposition of a note, assuming that you provide an appropriate IRS Form W-8 to the applicable withholding agent certifying under penalties of perjury that you are not a U.S. person, and, in the case of coupon payments on a note, (i) you do not own, directly or by attribution, 10% or more of the total combined voting power of all classes of our stock entitled to vote; and (ii) you are not a controlled foreign corporation related, directly or indirectly, to us through stock ownership.

In the case of notes treated as Put Options and Deposits, please also see “—Notes Not Treated as Debt Instruments” below.

Notes Not Treated as Debt Instruments

The following discussion applies to notes not treated as debt instruments for U.S. federal income tax purposes, which for purposes of this discussion includes include notes treated as a combination of a Put Option and a Deposit.

Coupon Payments on a Note

Because significant aspects of the tax treatment of the notes are uncertain, persons having withholding responsibility in respect of the notes may treat a portion or all of each coupon payment on a note as subject to U.S. federal withholding tax, generally at a rate of 30% (unless an exception or lower treaty rate applies). To the extent that we have withholding responsibility in respect of such notes, we would expect generally to treat the coupon payments as subject to U.S. federal withholding tax. In order to claim an exemption from, or a reduction in, the 30% withholding under an applicable treaty, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the notes, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above. We will not pay any additional amounts in respect of such withholding.

Taxable Disposition of a Note

Subject to the discussions below under “—FIRPTA,” “—Dividend Equivalents under Section 871(m) of the Code” and “FATCA,” you generally should not be subject to U.S. federal withholding or income tax in respect of payments on or amounts you receive on a taxable disposition (including retirement upon maturity or, if applicable, an earlier redemption) of a note (other than amounts received in respect of any coupon payment, which will be treated as described above under “—Coupon Payments on the Notes”), assuming that you provide an appropriate IRS Form W-8 to the applicable withholding agent certifying under penalties of perjury that you are not a U.S. person.

Dividend Equivalents under Section 871(m) of the Code

Section 871(m) of the Code and the Treasury regulations thereunder (collectively, “Section 871(m)”) impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to non-U.S. persons with respect to certain financial instruments linked to U.S. equities (“Underlying Securities”), as defined under the applicable Treasury regulations, or indices that include Underlying Securities. Section 871(m) generally applies to “specified equity-linked instruments” (“Specified ELIs”), which are financial instruments that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations and discussed further below. Section 871(m) provides certain exceptions to this withholding regime, in particular for instruments linked to certain broad-based indices that meet requirements set forth in the applicable Treasury regulations (“Qualified Indices”) as well as exchange-traded funds that track such indices (“Qualified Index Securities”).

Although the Section 871(m) regime became effective in 2017, the applicable Treasury regulations, as modified by an IRS notice, phase in the application of Section 871(m) as follows:

•	For financial instruments issued prior to 2027, Section 871(m) will generally apply only to financial instruments that have a “delta” of one.

•	For financial instruments issued in 2027 and thereafter, Section 871(m) will apply if either (i) the “delta” of the relevant financial instrument is at least 0.80, if it is a “simple” contract, or (ii) the financial instrument meets a “substantial equivalence” test, if it is a “complex” contract.

“Delta” for this purpose is generally defined as the ratio of the change in the fair market value of a financial instrument to a small change in the fair market value of the number of shares of the Underlying Security. The “substantial equivalence” test measures whether a complex contract tracks its “initial hedge” (shares of the Underlying Security that would fully hedge the contract) more closely than would a “benchmark” simple contract with a delta of 0.80.

The calculations are generally made at the “calculation date,” which is the earlier of (i) the time of “pricing” of the note, i.e., when all material terms have been agreed on, and (ii) the issuance of the note. However, if the time of pricing is more than 14 calendar days before the issuance of the note, the calculation date is the date of the issuance of the note. In those circumstances, information regarding our final determinations for purposes of Section 871(m) may be available only after the time of pricing of the note. As a result, you should acquire such a note only if you are willing to accept the risk that the note is treated as a Specified ELI subject to withholding under Section 871(m).

If the terms of a note are subject to a significant modification (for example, upon an event discussed below under “Possible Taxable Event”), the note generally will be treated as reissued for this purpose and could become a Specified ELI at the time of the significant modification, depending on the application of the test in effect at that time to the note. If, pursuant to the terms of a note, an Underlying Security is added to (or substituted into) the composition of an Underlier after the issuance of the note, whether or not resulting in a significant modification, we may determine that the note is subject to withholding under Section 871(m) at that later time. Accordingly, prospective investors should acquire such a note with the understanding that withholding may apply to payments thereon.

If a note is a Specified ELI, withholding in respect of dividend equivalents will, depending on the issuer or applicable withholding agent’s circumstances, generally be required either (i) on the underlying dividend payment date or (ii) when cash payments are made on the note or upon the date of maturity, lapse or other disposition of the note by you, or possibly upon certain other events. Depending on the circumstances, we or the applicable withholding agent may withhold the required amounts from coupons or other payments on the note, from proceeds of the retirement or other disposition of the note, or from your other cash or property held by us or the withholding agent. If withholding applies, you should expect that we or the withholding agent will withhold at the applicable statutory rate.

The dividend equivalent amount will include the amount of any actual or, under certain circumstances, estimated dividend. If the dividend equivalent amount is based on the actual dividend, it will be equal to the product of: (i) in the case of a “simple” contract, the per-share dividend amount, the number of shares of an Underlying Security and the delta; or (ii) in the case of a complex contract, the per-share dividend amount and the initial hedge. The dividend equivalent amount for Specified ELIs issued prior to 2027 that have a delta of one will be calculated in the same manner as (i) above, using a delta of one. The per-share dividend amount will be the actual dividend (including any special dividends) paid with respect to a share of the Underlying Security. If the dividend equivalent amount is based on an estimated dividend, we will provide the information on how to obtain the estimated amounts in the relevant pricing supplement for the notes.

In the case of a note that provides for a coupon linked to dividend payments on an Underlying Security, it is possible that a withholding agent will withhold under Section 871(m) with respect to the note in addition to any withholding tax imposed on any such coupon payment, in which case the application of Section 871(m) to the note could significantly increase your tax liability in respect of the note. You should consult your tax adviser regarding the possibility of additional withholding tax.

Depending on the terms of a note and whether or not it is issued prior to 2027, the relevant pricing supplement may contain additional information relevant to Section 871(m), such as whether the note references a Qualified Index or Qualified Index Securities; whether it is a simple contract; the delta and the number of shares multiplied by delta (for a simple contract); whether the substantial equivalence test is met and the initial hedge (for a complex contract); and whether the changes to the composition of the Underlier could possibly result in payments on the note becoming subject to withholding under Section 871(m).

You should consult your tax adviser regarding the potential application of Section 871(m) to a particular note and, if withholding applies, whether you are eligible for a refund of any part of the withholding tax discussed above on the basis of an applicable U.S. income tax treaty, as well as the process for obtaining such a refund (which will generally require the filing of a U.S. federal income tax return). In some circumstances, it may not be possible for you to obtain the documentation necessary to support a refund claim under an applicable treaty. Our determination is binding on you and on withholding agents, but it is not binding on the IRS. The Section 871(m) regulations require complex calculations to be made with respect to notes linked to U.S. equities and their application to a specific issue of notes may be uncertain. Accordingly, even if we determine that certain notes are not Specified ELIs, the IRS could challenge our determination and assert that withholding is required in respect of those notes. Moreover, your consequences under Section 871(m) may depend on your particular circumstances. For example, if you enter into other transactions relating to an Underlying Security, you could be subject to U.S. federal withholding tax or income tax liability under Section 871(m) even if the notes are not Specified ELIs subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the application of Section 871(m) in your particular circumstances.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

FIRPTA

Section 897 of the Code, commonly referred to as “FIRPTA,” applies to investments in United States real property interests (each, a “USRPI”), including certain interests in USRPHCs. As discussed above, we will not attempt to ascertain whether any Underlying Issuer should be treated as a USRPHC for purposes of Section 897 of the Code (including a non-corporate entity treated for relevant purposes of Section 897 of the Code as a USRPHC). If an Underlying Issuer were so treated, it is possible that, subject to the exceptions discussed in the following paragraph, an affected note could be treated as a USRPI, in which case any gain from the disposition of the note would generally be subject to U.S. federal income tax and would be required to be reported by you on a U.S. federal income tax return, generally in the same manner as if you were a U.S. Holder, and would in certain cases be subject to withholding in the amount of 15% of the gross proceeds of such disposition. Absent an applicable exception, a person required to perform such withholding may be required to treat a note as a USRPI in certain circumstances, even if it is not known whether the note references a USRPHC.

An exception to the FIRPTA rules applies in respect of interests in entities that have a regularly traded class of interests outstanding. Under this exception, a note that is not “regularly traded” on an established securities market generally should not be subject to the FIRPTA rules unless its fair market value upon acquisition exceeds 5% of the Underlying Issuer’s regularly traded class of interests as specified in the applicable Treasury regulations. In the case of notes that are regularly traded, a holding of 5% or less of the outstanding notes of that class or series generally should not be subject to the FIRPTA rules. Certain attribution and aggregation rules apply, and you are urged to consult your tax adviser regarding whether your ownership interest in the notes will be subject to an exemption from the FIRPTA rules in light of your circumstances, including any other interest you might have in an Underlying Issuer.

Effectively Connected Income

If you are engaged in a U.S. trade or business, and if income or gain from the notes is effectively connected with the conduct of that trade or business, you generally will be subject to regular U.S. federal income tax with respect to that income or gain in the same manner as if you were a U.S. Holder, subject to the provisions of an applicable income tax treaty. You would be required to provide an IRS Form W-8ECI to the applicable withholding agent to establish an exemption from withholding for amounts, otherwise subject to withholding, paid on a note. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the note, including the possible imposition of a 30% (or lower treaty rate) branch profits tax if you are a corporation.

Possible Taxable Event

A change to an Underlier (resulting from, for example, a reorganization event) could result in a significant modification of the affected notes. A change in the methodology by which an Underlier is calculated, a change in the components of an Underlier, a change in the timing or amount of payments on a note due to a market disruption event, the designation of a successor Underlier or rate referenced by a note, or other similar circumstances resulting in a material change to an Underlier could also result in a significant modification of the affected notes. In particular, the modification of an Underlier as the result of the active management of an underlying Index or basket could result in a significant modification of an affected note. Additionally, in certain circumstances where our obligations under the notes are assumed by another entity, such substitution could result in a significant modification of the affected notes.

A significant modification would generally result in the notes being treated as terminated and reissued for U.S. federal income tax purposes. In that event, if you are a U.S. Holder, you might be required to recognize gain or loss (subject to possible recapitalization treatment or, in the case of loss, the possible application of the wash sale rules) with respect to the notes, and your holding period for your notes could be affected.  Moreover, depending on the facts at the time of the significant modification, the reissued notes could be characterized for U.S. federal income tax purposes in a manner different from their original treatment, which could have a significant and potentially adverse effect on the timing and character of income you recognize with respect to the notes after the significant modification. In addition, a significant modification could result in adverse U.S. federal withholding tax consequences to a Non-U.S. Holder.

You should consult your tax adviser regarding the consequences of a significant modification of the notes. Except where stated otherwise, the discussion herein assumes that there has not been a significant modification of the notes.

Fungibility of Subsequent Issuances of the Notes

We may, without the consent of the holders of outstanding notes, issue additional notes with identical terms. Even if they are treated for non-tax purposes as part of the same series as the original notes, these additional notes may be treated as a separate issue for U.S. federal income tax purposes or otherwise be treated differently from the original notes.

In the case of notes treated as debt for U.S. federal income tax purposes, the additional notes may be considered to have been issued (in whole or in part) with OID even if the original notes had no OID, or the additional notes may have a greater amount of OID than the original notes. These differences may affect the market value of the original notes if the additional notes are not otherwise distinguishable from the original notes.

Reportable Transactions

A taxpayer that participates in a “reportable transaction” is subject to information reporting requirements under Section 6011 of the Code. Reportable transactions include, among other things, certain transactions identified by the IRS as well as certain losses recognized in an amount that exceeds a specified threshold level.

In 2015, Treasury and the IRS released notices designating certain “basket options,” “basket contracts” and substantially similar transactions as reportable transactions. Treasury and the IRS have recently released proposed regulations that, if finalized, would provide for rules that are substantively similar to those in the 2015 notices, except that all affected transactions would be categorized as “listed transactions” whereas certain of those transactions were categorized as “transactions of interest” by the 2015 notices. The proposed regulations apply to specified transactions in which a taxpayer or its “designee” has, and exercises, discretion to change the assets or an algorithm underlying the transaction. If we, an Index Sponsor or calculation agent or other person were to exercise discretion under the terms of a note, or an Index underlying a note, and were treated as a holder’s designee for these purposes, unless an exception applied certain holders of the relevant notes could be required to report certain information to the IRS, as set forth in the applicable Treasury regulations, or be subject to penalties. We might also be required to report information regarding the transaction to the IRS. You should consult your tax adviser regarding these rules.

Information Reporting and Backup Withholding

Payments on the notes as well as the proceeds of a taxable disposition (including retirement) of the notes may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. Holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a Non-U.S. Holder that provides the applicable withholding agent with the appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements (that are in addition to, and potentially significantly more onerous than, the requirement to deliver an IRS Form W-8) have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation generally applies to payments of U.S.-source “fixed or determinable annual or periodical” (FDAP) income, which includes, among other things, interest and certain dividend equivalents (as defined above) under Section 871(m).  While existing Treasury regulations would also require withholding on payments of gross proceeds of the disposition (including upon retirement) of financial instruments that provide for U.S.-source interest or certain dividend equivalents, Treasury has indicated in subsequent proposed regulations its intent to eliminate this requirement. Treasury has stated that taxpayers may rely on these proposed regulations pending their finalization. If you are a Non-U.S. Holder, or a U.S. Holder holding notes through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the notes, including the availability of certain refunds or credits.

Notwithstanding anything to the contrary herein or in the relevant pricing supplement, we will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to ERISA, or an entity whose underlying assets include “plan assets” by reason of such plan’s investment in the entity (collectively, “Plans”) should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the notes. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and other arrangements subject to Section 4975 of the Code and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or an excise tax under Section 4975 of the Code for those parties in interest that engage in a prohibited transaction, unless relief is available under an applicable statutory, regulatory or administrative exemption. In addition, fiduciaries of the Plan that engaged in such non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code as well.

Because of our business, we and our current and future affiliates may be parties in interest with respect to many Plans. The acquisition, holding or disposition of the notes by a Plan with respect to which we or certain of our affiliates is or becomes a party in interest may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the notes are acquired pursuant to and in accordance with an applicable exemption. The U.S. Department of Labor has issued five prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the notes. These exemptions are:

•	PTCE 84-14, an exemption for certain transactions determined or effected by independent qualified professional asset managers;

•	PTCE 90-1, an exemption for certain transactions involving insurance company pooled separate accounts;

•	PTCE 91-38, an exemption for certain transactions involving bank collective investment funds;

•	PTCE 95-60, an exemption for transactions involving certain insurance company general accounts; and

•	PTCE 96-23, an exemption for plan asset transactions managed by in-house asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide statutory exemptive relief for certain arm’s-length transactions with a person that is a party in interest solely by reason of providing services to Plans or being an affiliate of such a service provider. Under this exemption, the purchase and sale of the notes will not constitute a prohibited transaction under ERISA or Section 4975 of the Code, provided that neither the issuer of the notes nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the so-called “service provider exemption”). There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the notes.

Certain employee benefit plans and arrangements, including those that are governmental plans (as defined in section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA (collectively “Non-ERISA Arrangements”) are not subject to the requirements of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws, regulations or rules (“Similar Laws”). Fiduciaries of Non-ERISA

Arrangements should consider the foregoing issues in general terms as well as any further issues arising under any applicable Similar Laws before purchasing the notes.

Any purchaser or holder of the notes or any interest therein will be deemed to have represented (both on behalf of itself and any Plan) by its purchase and holding of the notes that either (1) it is not a Plan or Non-ERISA Arrangement and is not purchasing the notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement or (2) the purchase, holding and subsequent disposition of the notes will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the notes on behalf of or with the assets of any Plan or Non-ERISA Arrangement consult with their counsel regarding the potential consequences of any purchase, holding or disposition under ERISA, Section 4975 of the Code and/or Similar Laws, as applicable, and the availability of any exemptive relief.

The notes are contractual financial instruments. The financial exposure provided by the notes is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the notes. The notes have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the notes.

Each purchaser or holder of any notes acknowledges and agrees that:

•	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or any of our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (1) the design and terms of the notes, (2) the purchaser or holder’s investment in the notes, (3) the holding of the notes or (4) the exercise of or failure to exercise any rights we or any of our affiliates, or the purchaser or holder, has under or with respect to the notes;

•	we and our affiliates have acted and will act solely for our own account in connection with (1) all transactions relating to the notes and (2) all hedging transactions in connection with our or our affiliates’ obligations under the notes;

•	any and all assets and positions relating to hedging transactions by us or any of our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

•	our interests and the interests of our affiliates are adverse to the interests of the purchaser or holder; and

•	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Each purchaser and holder of the notes has exclusive responsibility for ensuring that its purchase and holding of the notes does not violate the fiduciary or prohibited transaction rules of ERISA or Section 4975 of the Code or provisions of any Similar Laws. The sale of any notes to any Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment is appropriate for, and meets all relevant legal requirements with respect to investments by Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement. Neither this discussion nor anything provided in this prospectus is or is intended to be investment advice directed at any potential Plan or Non-ERISA Arrangement purchasers.

Supplemental Plan of Distribution

With respect to each note to be issued, we will agree to sell to RBCCM and RBCCM will agree to purchase from us, the principal amount of the note specified, at the price specified under “Net proceeds to the issuer,” in the relevant pricing supplement. RBCCM intends to resell each note it purchases at the original issue price specified in the relevant pricing supplement. In the future, RBCCM or one of our other affiliates may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. For more information about the plan of distribution, the distribution agreement and possible market-making activities, see “Supplemental Plan of Distribution” in the accompanying prospectus supplement.

In addition to the underwriting discount set forth on the cover page of the relevant pricing supplement, we or one of our affiliates may also pay an expected fee to a broker-dealer that is unaffiliated with us for providing certain electronic platform services with respect to the applicable offering.

Non-U.S. Selling Restrictions

The notes and the related offer to purchase notes and sale of notes under the terms and conditions provided in the relevant pricing supplement do not constitute a public offering in any non-U.S. jurisdiction. The notes are being made available only to individually identified investors pursuant to a private offering as permitted in the relevant jurisdiction. The notes are not, and will not be, registered with any securities exchange or registry located outside of the United States and have not been registered with any non-U.S. securities regulatory authority. The contents of this product supplement and the relevant pricing supplement have not been reviewed or approved by any non-U.S. securities regulatory authority. Any person who wishes to acquire the notes from outside the United States should seek advice or legal counsel as to the relevant requirements to acquire these notes.

Each of RBCCM and any other broker-dealer offering the notes have not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the notes, to any retail investor in the European Economic Area (“EEA”). For these purposes, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, and a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (b) a customer, within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (c) not a qualified investor as defined in Regulation (EU) (2017/1129) (the “Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared, and therefore, offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Each of RBCCM and any other broker-dealer offering the notes have not offered, sold or otherwise made available and will not offer, sell or otherwise make available any of the notes, to any retail investor in the United Kingdom. For these purposes, the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, and a “retail investor” means a person who is one (or more) of: (a) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); or (b) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (c) not a qualified investor as defined in Article 2 of Regulation (EU) (2017/1129) as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.